Filed Pursuant to Rule 424(b)(3)
File Number 333-177341

PROSPECTUS

ENDO PHARMACEUTICALS HOLDINGS INC.

Offer to exchange $400 million aggregate principal amount of 7.00% Senior Notes Due 2020 (which we refer to as the old 2020 notes) for $400 million aggregate principal amount of 7.00% Senior Notes Due 2020 (which we refer to as the new 2020 notes);

Offer to exchange $500 million aggregate principal amount of 7% Senior Notes Due 2019 (which we refer to as the old 2019 notes) for $500 million aggregate principal amount of 7% Senior Notes Due 2019 (which we refer to as the new 2019 notes); and

Offer to exchange $400 million aggregate principal amount of 7 1/4% Senior Notes Due 2022 (which we refer to as the old 2022 notes, and collectively with the old 2020 notes and the old 2019 notes as the “old notes”) for $400 million aggregate principal amount of 7 1/4% Senior Notes Due 2022 (which we refer to as the new 2022 notes, and collectively with the new 2020 notes and the new 2019 notes as the “new notes”);

which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are fully and unconditionally guaranteed by the guarantors listed on page ii of this prospectus.

The exchange offer will expire at 5:00 p.m., New York City time, on November 30, 2011, unless we extend the exchange offer in our sole and absolute discretion.

Terms of the exchange offer:

•	We will exchange the applicable series of new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

•	You may withdraw tenders of old notes at any time prior to the expiration or termination of the exchange offer.

•

The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

•

The exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes. You should see the discussion under the caption “Certain U.S. Federal Income Tax Consequences” for more information.

•	We will not receive any proceeds from the exchange offer.

•

We issued the old notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the old notes.

There is no established trading market for the new notes or the old notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the completion of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 14 of this prospectus, page 36 of our Annual Report on Form 10-K for the year ended December 31, 2011 and page 84 of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 for a discussion of risks you should consider prior to tendering your outstanding old notes for exchange.

Neither the Securities and Exchange Commission (the “Commission”), nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2011.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to:

Endo Pharmaceuticals Holdings Inc.

100 Endo Boulevard

Chadds Ford, Pennsylvania 19317

Attention: Investor Relations

Oral requests should be made by telephoning (610) 558-9800.

In order to obtain timely delivery, you must request the information no later than November 22, 2011, which is five business days before the expiration date of the exchange offer.

i

Guarantors

Endo Pharmaceuticals Inc.

Endo Pharmaceuticals Solutions Inc.

Endo Pharmaceuticals Valera Inc.

Ledgemont Royalty Sub LLC

Generics International (US), Inc.

Generics Bidco I, LLC

Generics Bidco II, LLC

Generics International (US Holdco), Inc.

Generics International (US Midco), Inc.

Generics International (US Parent), Inc.

Moores Mill Properties L.L.C.

Quartz Specialty Pharmaceuticals, LLC

Vintage Pharmaceuticals, LLC

Wood Park Properties LLC

American Medical Systems Holdings, Inc.

American Medical Systems, Inc.

AMS Research Corporation

AMS Sales Corporation

Laserscope

ii

SUMMARY

This summary does not contain all of the information that you should consider before investing in the new notes. You should read the entire prospectus and the documents incorporated herein carefully, including the matters discussed in the section entitled “Risk Factors,” below and in the documents incorporated by reference.

In this prospectus, except as otherwise indicated, “Endo,” “the Company,” “we,” “our,” and “us” refer to Endo Pharmaceuticals Holdings Inc. and its consolidated subsidiaries. All references to the “notes” refer to both the old notes and the new notes, except as otherwise indicated. Unless otherwise indicated, historical financial information presented herein reflects the operating results of HealthTronics, Inc. (“HeathTronics”) from July 2, 2010, Penwest Pharmaceuticals Co. (“Penwest”) from September 20, 2010, Generics International (US), Inc. (which we refer to herein as “Qualitest”) from November 30, 2010 and American Medical Systems Holdings, Inc. (“AMS”) from June 17, 2011.

Our Company

We are a United States-based, specialty healthcare solutions company with a diversified business model, operating in three key business segments—branded pharmaceuticals, generics, and devices and services. We deliver an innovative suite of complementary branded and generic drugs, devices, services and clinical data to meet the needs of patients in areas such as pain management, urology, endocrinology and oncology. We believe that recent healthcare reform in the United States places a premium on providing cost-effective healthcare solutions, like those we offer. Over the past two years, we have successfully invested in and reshaped our company through a combination of organic and strategic growth initiatives, creating a vertically integrated company that we believe is positioned to address the changing economics that are driving the transformation of the U.S. healthcare environment.

Over the past two years, we have evolved from a product-driven pharmaceutical company to a healthcare solutions provider with an integrated business model primarily through strategic acquisitions:

•

In February 2009, we acquired Indevus Pharmaceuticals, Inc. (now, Endo Pharmaceuticals Solutions Inc., which we refer to herein as “Indevus”), a specialty pharmaceutical company engaged in the acquisition, development and commercialization of products to treat conditions in urology, endocrinology and oncology. The Indevus acquisition helped us expand beyond our legacy pain management business and secure a position in urology.

•

In July 2010, we completed our acquisition of HealthTronics, a provider of healthcare services and manufacturer of medical devices, primarily for the urology community. The HealthTronics acquisition gave us an established presence in the devices and healthcare services space and added critical mass in urology.

•

In September 2010, we acquired our partner in Opana® ER, Penwest, which strengthened our pain management franchise by enhancing our flexibility to market our product, Opana® ER, and our tamper resistant formulation of oxymorphone, which is currently under United States Food and Drug Administration (“FDA”) review.

•

In November 2010, we completed our acquisition of Qualitest, a leading United States-based, privately-held generics company. Our acquisition of Qualitest enhanced our healthcare solutions platform with the addition of an extensive generics portfolio, adding critical mass to our existing generics business, while also strengthening our pain management franchise offerings.

•

In addition, in June 2011, we completed our acquisition of AMS, a market leading provider of medical devices and therapies that help restore pelvic health and a technology leader in the development of minimally-invasive and cost-effective solutions serving urologists, gynecologists, urogynecologists and colorectal surgeons. We believe our acquisition of AMS will further our stated strategy to respond to the changing economics that drive the United States healthcare environment, bring scale to our devices and services business and Endo as a whole, strengthen our core urology franchise and diversify and boost our revenue and earnings streams.

We have built a diversified business model with three key business segments—branded pharmaceuticals, generics and devices and services—providing focused solutions primarily in the pain management and urology therapeutic areas with an emerging presence in the oncology and endocrinology space. We believe this business model enables us to strengthen our partnerships with providers, payers and patients by offering multiple products and platforms to deliver healthcare solutions. We have a portfolio of branded pharmaceuticals that includes established brand names such as Lidoderm®, Opana® ER and Opana®, Percocet®, Frova®, Voltaren® Gel, Vantas®, Valstar®, Supprelin® LA and Fortesta® Gel. Our non-branded generic portfolio currently consists of products primarily focused on pain management. We focus on selective generics that we believe have one or more barriers to market entry, such as complex formulation, regulatory or legal challenges or difficulty in raw material sourcing. Additionally, we have a growing devices and services portfolio.

Corporate Information

We were incorporated in Delaware as a holding company on November 18, 1997. Our principal executive offices are located at 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317 and our telephone number is (610) 558-9800.

SUMMARY DESCRIPTION OF THE EXCHANGE OFFER

On November 23, 2010, we completed the private placement of $400 million aggregate principal amount of 7.00% Senior Notes due 2020. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the old 2020 notes, dated as of November 23, 2010. On June 8, 2011, we completed the private placement of $500 million aggregate principal amount of 7% Senior Notes due 2019 and $400 million aggregate principal amount of 7 1/4% Senior Notes due 2022. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the old 2019 notes and a registration rights agreement with the initial purchasers of the old 2022 notes, each, dated as of June 8, 2011. Pursuant to these registration rights agreements, we agreed, among other things, to deliver this prospectus to you and to use commercially reasonable efforts to complete an exchange offer for the old notes. Below is a summary of the exchange offer.

Old 2020 Notes	7.00% Senior Notes due 2020, which were issued on November 23, 2010

Old 2019 Notes	7% Senior Notes due 2019, which were issued on June 8, 2011

Old 2022 Notes	7 1/4% Senior Notes due 2022, which were issued on June 8, 2011

New 2020 Notes	7.00% Senior Notes due 2020, the issuance of which has been registered under the Securities Act. The form and terms of the new 2020 notes are identical in all material respects to those of the old 2020 notes, except that the transfer restrictions and registration rights relating to the old 2020 notes do not apply to the new 2020 notes.

New 2019 Notes	7% Senior Notes due 2019, the issuance of which has been registered under the Securities Act. The form and terms of the new 2019 notes are identical in all material respects to those of the old 2019 notes, except that the transfer restrictions and registration rights relating to the old 2019 notes do not apply to the new 2019 notes.

New 2022 Notes	7 1/4% Senior Notes due 2022, the issuance of which has been registered under the Securities Act. The form and terms of the new 2022 notes are identical in all material respects to those of the old 2022 notes, except that the transfer restrictions and registration rights relating to the old 2022 notes do not apply to the new 2022 notes.

Exchange Offer for 2020 Notes	We are offering to issue up to $400 million aggregate principal amount of the new 2020 notes in exchange for a like principal amount of the old 2020 notes to satisfy our obligations under the registration rights agreement that was executed when the old 2020 notes were issued in a transaction in reliance upon the exemption from registration provided by Rule 144A and Regulation S of the Securities Act.

Exchange Offer for 2019 Notes

We are offering to issue up to $500 million aggregate principal amount of the new 2019 notes in exchange for a like principal amount of the old 2019 notes to satisfy our obligations under the registration rights agreement that was executed when the old 2019 notes were issued in a transaction in reliance upon the exemption from registration provided by Rule 144A and Regulation S of the Securities Act.

Exchange Offer for 2022 Notes	We are offering to issue up to $400 million aggregate principal amount of the new 2022 notes in exchange for a like principal amount of the old 2022 notes to satisfy our obligations under the registration rights agreement that was executed when the old 2022 notes were issued in a transaction in reliance upon the exemption from registration provided by Rule 144A and Regulation S of the Securities Act.

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on November 30, 2011, unless extended in our sole and absolute discretion. By tendering your old notes, you represent to us that:

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act;

•	any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

•	neither you nor anyone receiving new notes from you, has any arrangement or understanding with any person to participate in a distribution, as defined in the Securities Act, of the new notes;

•	you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering; and

•

if you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities, you will deliver a prospectus in connection with any resale of the new notes you receive. For further information regarding resales of the new notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

Withdrawal; Non-Acceptance	You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on November 30, 2011. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of the old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”) any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered old notes, see “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes” and the “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering the Old Notes	You must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•

tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Wells Fargo Bank, National Association, as exchange agent, at one of the addresses listed below under the caption “The Exchange Offer—Exchange Agent;” or

•

tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, Wells Fargo Bank, National Association, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at DTC prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer—Book-Entry Transfers.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Certain U.S. Federal Income Tax Consequences	The exchange of the old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the caption “Certain U.S. Federal Income Tax Consequences” for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption “The Exchange Offer—Exchange Agent.”

Resales	Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to the third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

•	you are our “affiliate,” as defined in Rule 405 under the Securities Act;

•	you are not acquiring the new notes in the exchange offer in the ordinary course of your business;

•

you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes, you will receive in the exchange offer; or

•	you are holding old notes that have or are reasonably likely to have the status of an unsold allotment in the initial offering.

If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the new notes:

•	you cannot rely on the applicable interpretations of the staff of the Commission; and

•	you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the completion of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” for more information.

Furthermore, a broker-dealer that acquired any of its old notes directly from us:

•

may not rely on the applicable interpretation of the staff of the Commission’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley and Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling security holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

As a condition to participation in the exchange offer, each holder will be required to represent that it is not our affiliate or a broker-dealer that acquired the old notes directly from us.

Registration Rights Agreements	When the old 2020 notes were issued, we entered into a registration rights agreement with the initial purchasers of the old 2020 notes. When the old 2019 notes and the old 2022 notes were issued, we entered into a registration rights agreement with the initial purchasers of the old 2019 notes and a registration rights agreement with the initial purchasers of the old 2022 notes. Under the terms of these registration rights agreements, we agreed to use our commercially reasonable efforts to file with the Commission and cause to become effective, a registration statement relating to an offer to exchange the old notes for the new notes.

If we do not complete the exchange offer for the old 2020 notes within 270 days of the date of issuance of the old 2020 notes, the interest rate borne by the old 2020 notes will be increased by 0.25% per annum during the 90-day period immediately following such date and shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period (but such aggregate increase shall not exceed 1.00% per annum) until the exchange offer is completed or until the old 2020 notes are freely transferable under Rule 144 of the Securities Act.

If we do not complete the exchange offer for the old 2019 notes and the old 2022 notes within 270 days of the date of issuance of the old 2019 notes and the old 2022 notes, the interest rate borne by the old 2019 notes and the old 2022 notes will be increased by 0.25% per annum during the 90-day period immediately following such date and shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period (but such aggregate increase shall not exceed 1.00% per annum) until the exchange offer is completed or until the old 2019 notes and old 2022 notes are freely transferable under Rule 144 of the Securities Act.

Under some circumstances set forth in the registration rights agreements, holders of old notes, including holders whose old notes are or were ineligible to be exchanged in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the old notes by these holders.

Copies of each of the registration rights agreements are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Description of New 2020 Notes—Exchange offer; Registration rights” and “Description of New 2019 Notes and New 2022 Notes—Registration Rights.”

CONSEQUENCES OF NOT EXCHANGING OLD NOTES

If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders whose old notes are or were ineligible to be exchanged in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligation to file a shelf registration statement, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

SUMMARY DESCRIPTION OF NEW NOTES

The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. For a more complete understanding of the new notes, see “Description of New 2020 Notes” and “Description of New 2019 Notes and New 2022 Notes.”

Issuer	Endo Pharmaceuticals Holdings Inc.

Securities	Up to $400 million aggregate principal amount of 7.00% Senior Notes due 2020

Up to $500 million aggregate principal amount of 7% Senior Notes due 2019

Up to $400 million aggregate principal amount of 7 1/4% Senior Notes due 2022

Maturity Date of New 2020 Notes	December 15, 2020

Maturity Date of New 2019 Notes	July 15, 2019

Maturity Date of New 2022 Notes	January 15, 2022

New 2020 Notes Interest	The new 2020 notes will bear interest at an annual rate of 7.000%. Interest is payable on June 15 and December 15 of each year, beginning on June 15, 2011.

New 2019 Notes Interest	The new 2019 notes will bear interest at an annual rate of 7.000%. Interest is payable on January 15 and July 15 of each year, beginning on January 15, 2012.

New 2022 Notes Interest	The new 2022 notes will bear interest at an annual rate of 7.250%. Interest is payable on January 15 and July 15 of each year, beginning on January 15, 2012.

New 2020 Notes Guarantees	The new notes will be fully and unconditionally guaranteed, jointly and severally on a senior unsecured basis, by our direct and indirect, existing and future, 100% owned domestic restricted subsidiaries that guarantee the Credit Facility (as defined herein) or certain other indebtedness. Our obligations under our Credit Facility are secured by substantially all of our and the guarantors’ assets. See “Description of New 2020 Notes—Note guarantees.”

New 2019 Notes and New 2022 Notes Guarantees	The new 2019 notes and new 2022 notes will be fully and unconditionally guaranteed, jointly and severally on a senior unsecured basis, by all of our direct and indirect, existing and future subsidiaries that guarantee the Credit Facility and certain other senior indebtedness. See “Description of New 2019 Notes and New 2022 Notes—Note Guarantees.”

Ranking	The new 2020 notes, new 2019 notes and new 2022 notes and the related guarantees will be unsecured and will rank senior in right of payment to any of our existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the notes or the guarantees, as the case may be, will rank pari passu in right of payment with all of our and the guarantors’ existing and future senior indebtedness, including the Credit Facility, and will be structurally subordinated to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of the guarantors). The new 2020 notes, new 2019 notes and new 2022 notes will also be effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness, including borrowings under the Credit Facility, to the extent of the value of our assets securing such indebtedness. Our obligations under the Credit Facility are secured by substantially all of our and the guarantors’ assets.

Optional Redemption (New 2020 Notes)	On or after December 15, 2015, we may redeem some or all of the new 2020 notes at any time at the redemption prices specified under “Description of New 2020 Notes—Optional redemption” plus accrued and unpaid interest.

Before December 15, 2015, we may redeem some or all of the new 2020 notes at a redemption price equal to 100% of the principal amount of each new 2020 note to be redeemed plus a make-whole premium described in “Description of New 2020 Notes—Optional redemption” plus accrued and unpaid interest.

In addition, at any time prior to December 15, 2013, we may redeem up to 35% of the new 2020 notes with the net cash proceeds from specified equity offerings at a redemption price equal to 107.0% of the principal amount of each new 2020 note to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

Optional Redemption (New 2019 Notes and New 2022 Notes)	On or after July 15, 2015, we may redeem some or all of the new 2019 notes at any time and on or after July 15, 2016, we may redeem some or all of the new 2022 notes at any time, in each case at the redemption prices specified under “Description of New 2019 Notes and New 2022 Notes—Optional Redemption” plus accrued and unpaid interest.

Before July 15, 2015, we may redeem some or all of the new 2019 notes and before July 15, 2016, we may redeem some or all of the new 2022 notes, in each case at a redemption price equal to 100% of the principal amount of each note to be redeemed plus a make-whole premium described in “Description of New 2019 Notes and New 2022 Notes—Optional Redemption” plus accrued and unpaid interest.

In addition, at any time prior to July 15, 2014, we may redeem up to 35% of the aggregate principal amount of each series of new notes with the net cash proceeds from specified equity offerings at the redemption prices specified under “Description of New 2019 Notes and New 2022 Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.

Mandatory Offer to Repurchase	Upon the occurrence of a change of control repurchase event, we will be required to make an offer to repurchase the new notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See “Description of New 2020 Notes—Repurchase at the option of holders—Change of control repurchase event” and “Description of New 2019 Notes and New 2022 Notes—Repurchase at the Option of Holders—Change of Control Repurchase Event.”

If we or any of our restricted subsidiaries sell assets under certain circumstances, we will be required to make an offer to purchase the new notes at their face amount, plus accrued and unpaid interest to the purchase date. See “Description of New 2020 Notes—Repurchase at the option of holders—Asset sales” and “Description of New 2019 Notes and New 2022 Notes Repurchase at the Option of Holders—Asset Sales.”

Certain Covenants	The indentures pursuant to which the new notes will be issued restrict our ability and the ability of our restricted subsidiaries to, among other things:

•	incur certain additional indebtedness and issue preferred stock;

•	make certain dividends, distributions, investments and other restricted payments;

•	sell certain assets;

•	agree to any restrictions on the ability of restricted subsidiaries to make payments to us;

•	create certain liens;

•	merge, consolidate or sell substantially all of our assets; and

•	enter into certain transactions with affiliates.

These covenants are subject to important exceptions and qualifications. In addition, following any date on which the new notes achieve an investment grade rating, certain covenants will be removed. See “Description of New 2020 Notes” and “Description of New 2019 Notes and New 2022 Notes.”

No Prior Market	The new notes generally will be freely transferable but will also be new securities for which there is no established market. Accordingly, a liquid market for the new notes may not develop or be maintained. We have not applied, and do not intend to apply, for the listing of the new notes on any exchange or automated dealer quotation system.

Risk Factors	Tendering your old notes in the exchange offer involves risks. You should carefully consider the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section entitled “Risk Factors” for an explanation of certain risks of investing in the new notes before tendering any old notes. For a description of risks related to our industry and business, you should also evaluate the specific risk factors set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 (our “2010 Form 10-K”) and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 (our “Second Quarter 2011 Form 10-Q”).

RISK FACTORS

Participating in the exchange offer is subject to a number of risks. You should carefully consider the risks and uncertainties set forth below and the risks and uncertainties incorporated by reference in this prospectus, including the information included under “Risk Factors” in our 2010 Form 10-K and our Second Quarter 2011 Form 10-Q and other documents that we subsequently file with the Commission. Unless otherwise indicated, when we use the term “notes” in this prospectus, the term includes the old notes and the new notes. Unless otherwise indicated, when we use the term “indentures” in this prospectus, the term includes the indentures governing the 7.00% Senior Notes due 2020, the 7% Senior Notes due 2019 and the 7 1/4% Senior Notes due 2022.

Risks Related to the Exchange Offer and Holding the New Notes

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer.

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, see the discussions below under the captions “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes” and “Certain U.S. Federal Income Tax Consequences.”

You must comply with the exchange offer procedures in order to receive freely tradable new notes.

Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•

certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the Exchange Agent’s account at DTC, New York, New York as depository, including an Agent’s Message (as defined herein) if the tendering holder does not deliver a letter of transmittal;

•	a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message in lieu of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offer—Procedures for Tendering Old Notes” and “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

The new notes and the guarantees will be unsecured and effectively subordinated to our and the guarantors’ existing and future secured indebtedness.

The new notes and the guarantees will be our general unsecured obligations ranking effectively junior in right of payment to all of our existing and future secured indebtedness and that of each guarantor, including indebtedness under our senior secured credit facility (the “Credit Facility”). Additionally, the indentures pursuant to which the new notes will be issued permits us to incur additional secured indebtedness in the future. In the event that we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that is effectively senior to the new notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, securing such indebtedness before any payment may be made with respect to the notes or the affected guarantees. Holders of the new notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the new notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

As of June 30, 2011, the notes and the guarantees were effectively subordinated to $2,200.0 million of senior secured indebtedness with respect to the term loan portion of our Credit Facility and up to $500.0 million of undrawn senior secured indebtedness under the revolving credit portion of our Credit Facility on such date, subject to compliance with financial covenants in our Credit Facility.

Claims of noteholders will be structurally subordinated to claims of creditors of our subsidiaries that do not guarantee the notes.

The notes are not guaranteed by our non-U.S. subsidiaries, our subsidiaries that do not guarantee our obligations under the Credit Facility and certain other senior indebtedness and will not be guaranteed by any future subsidiaries that we designate as “unrestricted” in accordance with the terms of the indentures. Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of these subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes. Although all of our domestic subsidiaries that guarantee our obligations under the Credit Facility and certain other senior indebtedness guarantee the notes, the guarantees are subject to release under certain circumstances and we may have subsidiaries that are not guarantors. In the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the notes. In any of these events, we may not have sufficient assets to pay amounts due on the notes with respect to the assets of that subsidiary.

Our right to receive any assets of any of our non-guarantor subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors.

Our non-guarantor subsidiaries would have accounted for $107.6 million, or 9.2%, of our total net revenues and net income of approximately $1.0 million, or 0.9%, attributable to Endo Pharmaceuticals Holdings Inc.’s consolidated net income for the six months ended June 30, 2011. The non-guarantor subsidiaries would have had assets of $506.8 million and liabilities of $120.0 million as of June 30, 2011.

A guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under the guarantee may be subordinated to all other debts of that guarantors if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A guarantee may also be voided, without regard to these factors, if a court finds that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law. In a recent Florida bankruptcy case unrelated to us, the enforceability of this provision was called into question.

Any additional guarantees provided after the new notes are issued could be avoided as preferential transfers.

The indentures pursuant to which the new notes will be issued provide that certain future subsidiaries of ours will guarantee the new notes. Any future guarantee in favor of the noteholders might be avoidable by the grantor (as debtor-in-possession) or by its trustee in bankruptcy or other third parties if certain events or circumstances exist or occur. For instance, if the entity granting the future guarantee were insolvent at the time of the grant and if such grant was made within 90 days before that entity commenced a bankruptcy proceeding (or one year before commencement of a bankruptcy proceeding if the creditor that benefited from the guarantee is an “insider” under the U.S. Bankruptcy Code), and the granting of the future guarantee enabled the noteholders to receive more than they would if the grantor were liquidated under chapter 7 of the U.S. Bankruptcy Code, then such note guarantee could be avoided as a preferential transfer.

Many of the covenants in the indentures will not apply following any date on which the notes are rated investment grade by both Moody’s and Standard & Poor’s.

Many of the covenants in the indentures will not apply to us following any date on which the notes are rated investment grade by both Moody’s and Standard & Poor’s. These include the covenants that restrict, among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade. However, removal of these covenants would allow us to engage in certain transactions that would not have been permitted while such covenants were in force. These covenants will not be subsequently reinstated upon the notes falling below investment grade in the future. See “Description of New 2020 Notes—Certain covenants—Fall away of covenants when notes rated investment grade” and “Description of New 2019 Notes and New 2022 Notes—Certain Covenants—Fall Away of Covenants When Notes Rated Investment Grade.”

Upon a change of control repurchase event, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indentures governing the notes, which would violate the terms of the notes.

Upon the occurrence of a change of control repurchase event, holders of the notes will have the right to require us to purchase all or any part of the notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. We may not have sufficient financial resources available to satisfy all of obligations under the notes in the event of a change in control repurchase event. Further, we will be contractually restricted under the terms of the Credit Facility from repurchasing all of the notes tendered upon a change of control repurchase event. Accordingly, we may be unable to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under the Credit Facility. Our failure to purchase the notes as required under the indentures would result in a default under the indentures and a cross-default under the Credit Facility, each of which could have material adverse consequences for us and the holders of the notes. In addition, the Credit Facility provides that a change of control is a default that permits lenders to accelerate the maturity of borrowings under it. See “Description of New 2020 Notes—Change of control repurchase event” and “Description of New 2019 Notes and New 2022 Notes—Change of Control Repurchase Event.”

If the notes have an investment grade rating, we will not experience a change of control repurchase event requiring us to repurchase all of the notes unless a change of control occurs together with a below investment grade rating event. These terms are defined in the indentures. See “Description of New 2020 Notes—Repurchase at the option of holders” and “Description of New 2019 Notes and New 2022 Notes—Repurchase at the Option of Holders” for additional information. Other series of our outstanding debt securities may require us to offer to repurchase those securities upon the occurrence of a change of control as defined under the terms of those securities, regardless of any change in our rating or the rating of those securities. Accordingly, the terms of those debt securities may require us to offer to repurchase them while, in certain circumstances while the notes have an investment grade rating, the indentures governing the notes may not require us to make a similar offer to repurchase the notes.

There is no established trading market for the new notes and there is no guarantee that an active trading market for the new notes will develop. You may not be able to sell the new notes readily or at all or at or above the price that you paid.

The new notes are a new issue of securities and there is no established trading market for them. We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. You may not be able to sell your new notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the new notes. Accordingly, you may be required to bear the financial risk of your investment in the new notes indefinitely. If a trading market were to develop, future trading prices of the new notes may be volatile and will depend on many factors, including:

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market for the new notes; and

•	the market for similar securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained or incorporated by reference in this document contain information that includes or is based on “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements, including estimates of future revenues, future expenses, future net income and future net income per share, contained in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Second Quarter 2011 10-Q, which is incorporated by reference herein, are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed results of operations. Also, statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may” or similar expressions are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about the growth of our business, our financial performance and the development of our industry. Because these statements reflect our current views concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in this document and in our 2010 Form 10-K and our Second Quarter 2011 Form 10-Q and as otherwise enumerated herein and therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this document. Important factors that could cause our actual results to differ materially from the expectations reflected in the forward-looking statements contained or incorporated by reference in this document include those factors described under the caption “Risk Factors” in this document and in our 2010 Form 10-K and our Second Quarter 2011 Form 10-Q, including, among others:

•	our ability to successfully develop, commercialize and market new products;

•	timing and results of pre-clinical or clinical trials on new products;

•	our ability to obtain regulatory approval of any of our pipeline products;

•	government regulation of the pharmaceutical industry and the effect of healthcare reform on our business;

•	competition for the business of our branded and generic pharmaceuticals, our devices and services, and our acquisition of rights to intellectual property assets;

•	our ability to sustain our sales and profit on generic pharmaceutical products over time;

•	our ability to maintain our manufacturing facilities in compliance with regulatory requirements;

•	market acceptance of our future products;

•	our dependence on a small number of branded pharmaceuticals products with time-limited exclusivity rights;

•	our dependence on outside manufacturers for the manufacture of most of our branded pharmaceuticals products;

•	our dependence on third parties to supply raw materials and to provide services for certain core aspects of our business;

•	new regulatory action or lawsuits relating to our use of narcotics in most of our core products;

•	our exposure to product liability claims and product recalls and the possibility that we may not be able to adequately insure ourselves;

•	our ability to protect our proprietary technology;

•	the successful efforts of manufacturers of branded pharmaceuticals to use litigation and legislative and regulatory efforts to limit the use of generics and certain other products;

•	our ability to successfully implement our acquisition and in-licensing strategy;

•	regulatory or other limits on the availability of controlled substances that constitute the active ingredients of some of our products and products in development;

•	the availability of third-party reimbursement for our products;

•	the outcome of any pending or future litigation or claims by third parties or the government, and the performance of indemnitors with respect to claims for which we have the right to be indemnified;

•	our dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of our total revenues;

•	significant litigation expenses to defend or assert patent infringement claims;

•	any interruption or failure by our suppliers, distributors and collaboration partners to meet their obligations pursuant to various agreements with us;

•	a determination by a regulatory agency that we are engaging or have engaged in inappropriate sales or marketing activities, including promoting the “off-label” use of our products;

•

existing suppliers become unavailable or lose their regulatory status as an approved source, causing an inability to obtain required components, raw materials or products on a timely basis or at commercially reasonable prices;

•	the loss of branded product exclusivity periods and related intellectual property;

•	our ability to successfully execute our strategy;

•	disruption of our operations if our information systems fail or if we are unsuccessful in implementing necessary upgrades or new software;

•	our ability to maintain or expand our business if we are unable to retain or attract key personnel and continue to attract additional professional staff;

•	our ability to successfully integrate Qualitest and AMS and realize all anticipated benefits of our acquisitions, including the projected synergies of these acquisitions;

•	HealthTronics’s and AMS’s ability to establish or maintain relationships with physicians and hospitals;

•	HealthTronics’ ability to comply with special risks and requirements related to its medical products manufacturing business;

•	the risks associated with AMS’s reliance on single- or sole-source suppliers for certain raw materials and certain components used in its products; and

•	the risks associated with our international operations.

We do not undertake any obligation to update our forward-looking statements after the date of this document for any reason, even if new information becomes available or other events occur in the future. You are advised, however, to consult any further disclosures we make on related subjects in our 10-Q, 10-K, and 8-K reports filed with the Commission. Also note that we provide the preceding cautionary discussion of the risks, uncertainties and possibly inaccurate assumptions relevant to our business. These are factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by Section 27A of the Securities Act and Section 21E of the Exchange Act. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the preceding to be a complete discussion of all potential risks or uncertainties.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the six months ended June 30, 2011 and the years ended December 31, 2010, 2009, 2008, 2007 and 2006, respectively:

	Six Months Ended June 30,	Year Ended December 31,
	2011	2010	2009	2008	2007	2006
	(Dollars in millions)
Ratio of Earnings to Fixed Charges (1)	5.3x	8.8x	8.9x	19.1x	165.3x	88.6x

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income from equity investments plus fixed charges. Fixed charges consist of interest, whether capitalized or expensed, amortization of issuance costs and the estimated interest component of rent expense.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial information for our business should be read along with our audited financial statements, including the related notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Second Quarter 2011 Form 10-Q, and “Business,” included in our 2010 Form 10-K, in each case, incorporated by reference into this prospectus.

The selected consolidated financial data for Endo Pharmaceuticals Holdings Inc. set forth below is derived from our audited consolidated financial statements for the periods indicated, except that the data for the six months ended June 30, 2011 and 2010 is derived from our unaudited condensed consolidated financial statements. The unaudited historical consolidated financial statements for the six months ended and as of June 30, 2011 and 2010 reflect all adjustments, consisting only of normal, recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position and the results of operations for the periods presented.

Because of the inherent uncertainties of our business, the historical financial information for such periods may not be indicative of our future results of operations, financial position or cash flows.

	Consolidated Year Ended December 31,					Consolidated Six Months Ended June 30,
	2006	2007	2008	2009	2010	2010	2011
	(in thousands)
Statement of Operations Data:
Total Revenues	$909,659	$1,085,608	$1,260,536	$1,460,841	$1,716,229	$760,936	$1,167,637
Costs and Expenses:
Cost of revenues	208,889	217,369	267,235	375,058	504,757	201,289	468,255
Selling, general and administrative	346,303	411,869	488,063	534,523	547,605	266,586	337,519
Research and development	86,629	138,255	110,211	185,317	144,525	73,824	82,970
Acquisition-related items	—	—	—	(93,081)	18,976	6,325	23,699
Impairment of other intangible assets	31,263	889	8,083	69,000	35,000	13,000	—
Purchased in-process research and development	26,046	—	(530)	—	—	—	—

Operating income	210,529	317,226	387,474	390,024	465,366	199,912	255,194

Interest (income) expense, net	(23,205)	(35,426)	(6,107)	37,718	46,601	19,788	44,350
Other (income) expense, net (1)	—	(598)	1,753	(3,329)	(1,933)	(420)	223
(Gain) loss on extinguishment of debt, net	—	—	—	(4,025)	—	—	8,548

Income before income tax	233,734	353,250	391,828	359,660	420,698	180,544	202,073
Income tax	95,895	125,810	136,492	93,324	133,678	68,729	66,226

Consolidated net income	137,839	227,440	255,336	266,336	287,020	111,815	135,847
Less: Net income attributable to noncontrolling interests (2)	—	—	—	—	28,014	—	25,477

Net income attributable to Endo Pharmaceuticals Holdings Inc.	$137,839	$227,440	$255,336	$266,336	$259,006	$111,815	$110,370

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$345,334	$365,742	$355,627	$295,406	$453,646	$176,356	$214,313
Investing activities	(66,449)	(614,528)	179,807	(245,509)	(896,323)	154,785	(2,368,594)
Financing activities	(151,756)	(28,974)	(110,066)	(117,128)	200,429	(47,332)	2,309,832
Capital expenditures, net	13,219	20,007	17,428	12,415	19,891	6,166	23,905

	Consolidated As of December 31,					Consolidated As of June 30,
	2006	2007	2008	2009	2010	2010	2011
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$628,085	$350,325	$775,693	$708,462	$466,214	$992,271	$621,869
Working capital	697,915	668,489	797,221	808,401	623,706	1,135,665	454,370
Total assets	1,396,689	1,702,638	1,908,733	2,488,803	3,912,389	2,596,197	7,642,822
Long-term debt, less current portion, net	—	—	243,150	322,534	1,045,801	331,470	3,428,675
Other long-term obligations, including capitalized leases	17,602	13,390	71,999	196,678	327,431	200,533	841,849
Stockholders’ equity	1,040,988	1,292,290	1,207,111	1,497,411	1,803,329	1,571,467	1,933,034

(1)	The components of other expense (income), net are as follows:

	Consolidated Year Ended December 31,					Consolidated Six Months Ended June 30,
	2006	2007	2008	2009	2010	2010	2011
	(in thousands)
Other-than-temporary impairment of auction-rate securities	$—	$—	$26,417	$—	$—	$—	$—
Unrealized loss (gain) on trading securities	—	—	4,225	(15,222)	(15,420)	(15,420)	—
(Gain) loss on auction-rate securities rights	—	—	(27,321)	11,662	15,659	15,659	—
Other (income) expense	—	(598)	(1,568)	231	(2,172)	(659)	223

Other (income) expense, net	$—	$(598)	$1,753	$(3,329)	$(1,933)	$(420)	$223

(2)	Through our acquisition of HealthTronics, we acquired investments in partnerships and limited liability companies (“LLCs”) where we, as the general partner or managing member, exercise effective control. Accordingly, we consolidate various entities where we do not own 100% of the entity in accordance with the accounting consolidation principles. The purpose of this line item is to reduce our consolidated net income by the amount of net income attributable to the interests in these partnerships or LLCs not 100% owned by us.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term “expiration date” means 5:00 p.m., New York City time, on November 30, 2011. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term “expiration date” means the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $400 million aggregate principal amount of old 2020 notes, $500 million aggregate principal amount of the old 2019 notes and $400 million aggregate principal amount of the old 2022 notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof, to all holders of old notes known to us.

We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under “—Conditions to the Exchange Offer.” We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such letter of transmittal, to Wells Fargo Bank, National Association, as exchange agent, at the address set forth below under “—Exchange Agent” on or prior to the expiration date. In addition, either:

•	certificates for such old notes must be received by the exchange agent along with the letter of transmittal; or

•

a timely confirmation of a book-entry transfer, which we refer to as a book-entry confirmation, of such old notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an eligible institution). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent’s interpretation of the term and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes and the signatures must be guaranteed by an eligible institution.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering old notes, you represent to us, among other things, that you are not our “affiliate,” as defined under Rule 405 under the Securities Act, that the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes, and that you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering. In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the new notes.

        However, any purchaser of old notes who is our affiliate who intends to participate in the exchange offer for the purpose of distributing the new notes or a broker-dealer that acquired old notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the old notes:

•	cannot rely on the applicable interpretations of the staff of the Commission;

•	will not be entitled to participate in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.” The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof; and

•	all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer).

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent” on or prior to the expiration date.

Withdrawal Rights

You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under “—Exchange Agent.” This notice must specify:

•	the name of the person having tendered the old notes to be withdrawn;

•	the old notes to be withdrawn (including the principal amount of such old notes); and

•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer). Properly withdrawn old notes may be retendered by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes:

(1)	the exchange offer violates any applicable law or applicable interpretation of the staff of the Commission;

(2)	there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

•

seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

•	resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer;

(3)	any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of new notes having obligations with respect to resales and transfers of new notes which are greater than those described in the interpretation of the Commission referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

(4)	there has occurred:

•	any general suspension of or general limitation on prices for, or trading in, our securities on any national securities exchange or in the over-the-counter market,

•	any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

•

a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

•

a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the registration statement, of which this prospectus constitutes a part, or the qualification of the indentures under the Trust Indenture Act.

Exchange Agent

We have appointed Wells Fargo Bank, National Association as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

Wells Fargo Bank, National Association, Exchange Agent

By Registered or Certified Mail: c/o Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	By Regular Mail or Overnight Courier: c/o Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479

By Facsimile: (For Eligible Institutions only): (612) 667-6282 Attn. Bondholder Communications	In Person by Hand Only: c/o Wells Fargo Bank, N.A. 12th Floor – Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 5547

For Information or Confirmation by Telephone:

(800) 344-5128, Option 0

Attn. Bondholder Communications

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The principal solicitation is being made by mail by Wells Fargo Bank, National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indentures relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be expensed as incurred.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any related transfer taxes, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange Old Notes

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indentures relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes, and, to the extent described below, you will not be entitled to participate in the exchange offer if:

•	you are our “affiliate,” as defined in Rule 405 under the Securities Act;

•	you are not acquiring the new notes in the exchange offer in the ordinary course of your business;

•	you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer; or

•	you are holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering.

We do not intend to request the Commission to consider, and the Commission has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the Commission would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the Commission, you will not be entitled to participate in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

DESCRIPTION OF NEW 2020 NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain definitions.” In this description, the word “Endo” refers only to Endo Pharmaceuticals Holdings Inc. and not to any of its Subsidiaries.

Endo will issue the new 2020 notes under the indenture, dated November 23, 2010 (which we refer to in this description as the “indenture”), among itself, the Guarantors and Wells Fargo Bank, National Association, as trustee. This is the same indenture under which the old notes were issued. The terms of the new 2020 notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. When we use the term “old notes” in this description, the term refers to the old 2020 notes. When we use the term “new notes” in this description, the term refers to the new 2020 notes. When we use the term “notes” in this description, the term includes the old notes and the new notes.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth in the section entitled “Incorporation of Certain Documents by Reference” in this prospectus. Certain defined terms used in this description but not defined below under “—Certain definitions” have the meanings assigned to them in the indenture.

Any old notes that remain outstanding after the completion of the exchange offer, together with the new notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief description of the new notes and the note guarantees

The notes

The notes:

•	will be general unsecured obligations of Endo;

•	will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of Endo;

•	will be senior in right of payment to any future Indebtedness of Endo that is, by its terms, expressly subordinated in right of payment to the notes; and

•	will be fully and unconditionally guaranteed by the Guarantors.

However, the notes will be effectively subordinated to all borrowings under the Credit Facility, which is secured by substantially all of the assets of Endo and the Guarantors. See “Risk factors—The new notes and the guarantees will be unsecured and effectively subordinated to our and the guarantors’ existing and future secured indebtedness.”

The note guarantees

The notes were initially guaranteed by all Subsidiaries of Endo that were guarantors of Endo’s obligations as borrower under the Credit Agreement on the Issue Date. After the Issue Date, certain Subsidiaries of Endo that are not, or were not, Guarantors will be, or have been, required to become Guarantors and the Note Guarantees of a Guarantor will be released, in each case, under certain circumstances. See “Certain covenants—Additional note guarantees” and “Note guarantees.”

Each guarantee of the notes:

•	will be a general unsecured obligation of the Guarantor;

•	will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of that Guarantor; and

•	will be senior in right of payment to any future Indebtedness of that Guarantor that is, by its terms, expressly subordinated in right of payment to the notes or the guarantee, as the case may be.

The operations of Endo are conducted through its Subsidiaries and, therefore, Endo depends on the cash flow of its Subsidiaries to meet its obligations, including its obligations under the notes. Not all of our Subsidiaries will guarantee the notes. The notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of Endo’s non-guarantor Subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

As of the date of this prospectus, all of our Subsidiaries, other than HealthTronics, Inc. and its Subsidiaries, will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain covenants—Designation of restricted and unrestricted subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, maturity and interest

The old notes were initially issued in an aggregate principal amount of $400 million. Endo may issue additional notes under the indenture from time to time. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Endo will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on December 15, 2020. Unless the context requires otherwise, references to “notes” for all purposes of the indenture and this “Description of New 2020 Notes” include any additional notes that are actually issued.

Interest on the notes will accrue at the rate of 7.000% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 2011. Interest on overdue principal, interest and Additional Interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. Endo will make each interest payment to the holders of record on the immediately preceding June 1 and December 1.

Interest on the notes will accrue from the Issue Date or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of receiving payments on the notes

If a holder of notes has given wire transfer instructions to Endo at least five business days prior to the applicable payment date, Endo will pay, or cause to be paid by the paying agent, all principal of, premium on, if any, interest and Additional Interest, if any, on, that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Endo elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders; provided that all payments of principal, premium, if any, interest and

Additional Interest with respect to notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the holder or holders thereof.

Paying agent and registrar for the notes

The trustee will initially act as paying agent and registrar. Endo may change the paying agent or registrar without notice to the holders of the notes, and Endo or any of its Subsidiaries may act as paying agent or registrar.

Transfer and exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Endo will not be required to transfer or exchange any note selected for redemption. Also, Endo will not be required to transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption.

Note guarantees

The notes were initially guaranteed by all Subsidiaries of Endo that were guarantors of Endo’s obligations as borrower under the Credit Agreement on the Issue Date. Subsequent to the Issue Date, Endo’s Subsidiaries, Ledgemont Royalty Sub LLC, Penwest Pharmaceuticals Co., Generics International (US), Inc., Generics Bidco I, LLC, Generics Bidco II, LLC, Generics International (US Holdco), Inc., Generics International (US Midco), Inc., Generics International (US Parent), Inc., Moores Mill Properties L.L.C., Quartz Specialty Pharmaceuticals, LLC, Vintage Pharmaceuticals, LLC, Wood Park Properties LLC, American Medical Systems Holdings, Inc., American Medical Systems, Inc. AMS Research Corporation, AMS Sales Corporation and Laserscope became guarantors of the notes and HealthTronics, Inc. was released as a guarantor of the notes. In addition, Penwest Pharmaceuticals Co. was merged with and into Endo Pharmaceuticals Inc. in August 2011. These Note Guarantees are joint and several obligations of the Guarantors. In addition, if any Subsidiary of Endo becomes a guarantor or obligor in respect of any Triggering Indebtedness, Endo is required to cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the notes, fully and unconditionally and on a senior basis.

The obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the indenture, will result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under its Note Guarantee will be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP. See “Risk factors—A guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent holders of the notes from relying on that subsidiary to satisfy claims.” Endo also may, at any time, cause a Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the Guarantee of payment of the notes by such Subsidiary on the basis provided in the indenture.

Pursuant to the indenture, (A) a Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person and (B) the Capital Stock of a Guarantor may be sold or otherwise disposed of to another Person, in each case, to the extent permitted by the covenant described below under the caption “—Repurchase at the option of holders—Assets sales.”

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Endo or a Restricted Subsidiary of Endo, if the sale or other disposition does not violate the covenant described below under the caption “—Repurchase at the option of holders—Assets sales;”

(2)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Endo or a Restricted Subsidiary of Endo, if the sale or other disposition does not violate the covenant described below under the caption “—Repurchase at the option of holders—Assets sales” and the Guarantor ceases to be a Restricted Subsidiary of Endo as a result of the sale or other disposition;

(3)	if Endo designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal defeasance and covenant defeasance” and “—Satisfaction and discharge;” or

(5)	upon the release of the Guarantor’s guarantee under all applicable Triggering Indebtedness.

Optional redemption

At any time prior to December 15, 2013, Endo may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 107.0% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date if the notes have not been redeemed prior to such date), with the net cash proceeds of an Equity Offering by Endo; provided that:

(1)	at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by Endo and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 120 days of the date of the closing of such Equity Offering.

At any time prior to December 15, 2015, Endo may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs, the notes will not be redeemable at Endo’s option prior to December 15, 2015.

On or after December 15, 2015, Endo may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on December 15 of the years indicated below (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date if the notes have not been redeemed prior to such date):

Year	Percentage
2015	103.500%
2016	102.333%
2017	101.167%
2018 and thereafter	100.000%

Unless Endo defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory redemption

Endo is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the option of holders

Change of control repurchase event

If a Change of Control Repurchase Event occurs, each holder of notes will have the right to require Endo to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, Endo will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased to the date of purchase (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date if the notes have not been redeemed or repurchased prior to such date). Within 30 days following any Change of Control Repurchase Event, Endo will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Endo will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the indenture, Endo will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, Endo will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Endo.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. Endo will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Endo to make a Change of Control Offer following a Change of Control Repurchase Event will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Repurchase Event, the indenture does not contain provisions that permit the holders of the notes to require that Endo repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Endo will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Endo and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

If a Change of Control Offer is made, Endo may not have available funds sufficient to pay the Change of Control Payment for all of the notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer. Endo’s failure to make or consummate the Change of Control Offer or pay the Change of Control Payment when due will give the trustee and the holders of the notes the rights described under “—Events of Default.”

In addition to Endo’s obligations under the indenture with respect to the notes in the event of a Change of Control Repurchase Event, the Credit Agreement contains an event of default upon a Change in Control (as defined therein) which obligates Endo to repay amounts outstanding under such indebtedness upon an acceleration of the indebtedness issued thereunder. As a result, Endo may not be able to repurchase the notes and satisfy its obligations under its other indebtedness following a Change of Control Repurchase Event. See “Risk factors—Upon a change of control repurchase event, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes, which would violate the terms of the notes.”

The existence of a holder’s right to require Endo to repurchase such holder’s notes upon a Change of Control Repurchase Event may deter a third party from acquiring Endo in a transaction which constitutes a Change of Control.

The provisions of the indenture will not afford holders of the notes the right to require Endo to repurchase the notes in the event of a highly leveraged transaction or certain transactions with Endo’s management or Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of Endo by management or its affiliates) involving Endo that may adversely affect holders of the notes, if such transaction is not a transaction defined as a Change of Control.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Endo and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Endo to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Endo and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the indenture relative to Endo’s obligation to make a Change of Control Offer may be waived or modified with the consent of the holders of a majority in principal amount of the notes.

Asset sales

Endo will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	Endo (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or shares of Capital Stock of a Restricted Subsidiary issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration received in the Asset Sale by Endo or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on Endo’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, of Endo or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or any Note Guarantee) (i) that are assumed by the transferee of any such assets and for which Endo or such Restricted Subsidiary, as the case may be, have been released or indemnified against further liability or (ii) in respect of which neither Endo nor any Restricted Subsidiary following such Asset Sale has any obligation;

(b)	any securities, notes or other obligations received by Endo or any Restricted Subsidiary from such transferee that are converted by Endo or such Restricted Subsidiary within 180 days into cash, to the extent of the cash received in that conversion;

(c)	any Designated Noncash Consideration having an aggregate Fair Market Value that, when taken together with all other Designated Noncash Consideration previously received and then outstanding, does not exceed at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) the greater of $50.0 million or 1.0% of Total Assets; and

(d)	any Investment, stock, asset, property or capital expenditure of the kind referred to in clause (3) of the next paragraph of this covenant.

Within one year from the later of the date of an Asset Sale or the receipt of any Net Proceeds from an Asset Sale, Endo (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)	to prepay, repay, redeem or purchase (i) Indebtedness and other Obligations that are secured by a Lien or (ii) Indebtedness (other than any Disqualified Capital Stock) and other Obligations of a Non-Guarantor Subsidiary, and, in each case, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)	to prepay, repay, redeem or purchase Senior Indebtedness of Endo or any Guarantor; provided that, Endo shall (y) apply a pro rata portion (determined and as modified based on the provisions set forth below) of such Net Proceeds to redeem or repurchase the notes (i) as described above under the caption “—Optional redemption” or (ii) through open market purchases at a purchase price not less than 100% of the principal amount thereof, plus accrued but unpaid interest thereon, or (z) make an offer (in accordance with the procedures set forth below) to all holders to purchase their notes at a purchase price not less than 100% of the principal amount thereof, plus accrued but unpaid interest thereon (in each case other than Indebtedness or other Obligations owed to Endo or an Affiliate of Endo); or

(3)	to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary), to acquire assets or property or to make capital expenditures, in each case (i) used or useful in a Permitted Business or (ii) that replace the properties and assets that are the subject of such Asset Sale;

provided that in the case of clause (3) above, entering into and not abandoning or rejecting a binding commitment to make an investment to satisfy clause (3) above shall be treated as a permitted application of Net Proceeds from the date of such commitment; provided that (x) such investment is consummated within 545 days after the later of the receipt of such Net Proceeds or the date of such Asset Sale and (y) if such investment is not consummated within the period set forth in subclause (x), or otherwise applied as set forth in clauses (1) or (2) above, the Net Proceeds not so applied will be deemed to constitute Excess Proceeds under the second succeeding paragraph.

Pending the final application of any Net Proceeds, Endo (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds the greater of $50.0 million or 1.0% of Total Assets, within 30 days thereof, Endo will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Senior Indebtedness containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other Senior Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount (or accreted value, if less, or such lesser amount as may be provided by the terms of such other Senior Indebtedness), plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, prepayment or redemption (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date if the notes have not been redeemed or repurchased prior to such date), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Endo may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other Senior Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other Senior Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by Endo so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Endo may satisfy the foregoing obligations with respect to any Net Proceeds prior to the expiration of the relevant one year period or with respect to Excess Proceeds of $50.0 million or less.

Endo will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event or Asset Sale provisions of the indenture, Endo will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event or Asset Sale provisions of the indenture by virtue of such compliance.

The provisions under the indenture relative to Endo’s obligation to make an Asset Sale Offer may be waived or modified with the consent of the holders of a majority in principal amount of the notes.

The agreements governing Endo’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control Repurchase Event or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require Endo to repurchase the notes upon a Change of Control Repurchase Event or an Asset Sale could cause a default under these other agreements, even if the Change of Control Repurchase Event or Asset Sale itself does not, due to the financial effect of such repurchases on Endo. In the event a Change of Control Repurchase Event or Asset Sale occurs at a time when Endo is prohibited from purchasing notes, Endo could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Endo does not obtain a consent or repay those borrowings, Endo will remain prohibited from purchasing notes. In that case, Endo’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, Endo’s ability to pay cash to the holders of notes upon a repurchase may be limited by Endo’s then existing financial resources. See “Risk factors—Upon a change of control, we may not have the ability to raise funds necessary to finance the change of control offer required by the indenture governing the notes, which would violate the terms of the notes.”

Selection and notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under “—Book-Entry, Delivery and Form,” based on a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Any notice may, at Endo’s discretion, be subject to satisfaction of one or more conditions precedent.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain covenants

Fall away of covenants when notes rated investment grade

If on any date following the Issue Date, the notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of Endo, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Endo as a replacement agency) then, beginning on that day (and notwithstanding the failure subsequently to maintain such ratings) (the “Fall Away Date”):

(1)	the covenants specifically listed under the following captions in this prospectus (collectively, the “Fall Away Covenants”) shall each no longer be in effect for the remaining term of the notes:

(a)	“—Repurchase at the option of holders—Asset sales;”

(b)	“—Restricted payments;”

(c)	“—Incurrence of indebtedness and issuance of preferred stock;”

(d)	“—Dividend and other payment restrictions affecting restricted subsidiaries;”

(e)	“—Designation of restricted and unrestricted subsidiaries;”

(f)	“—Transactions with affiliates;”

(g)	clause (4) of the covenant described below under the caption “—Merger, consolidation or sale of assets;” and

(h)	clauses (1)(a) and (3) of the covenant described under the caption “—Limitation on Sale Leaseback Transactions;”

(2)	the covenant described below under the caption “—Liens” shall be replaced in its entirety with the following covenant:

“Endo will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any Restricted Property securing any Indebtedness, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Notwithstanding the restrictions described above, Endo and its Restricted Subsidiaries may, directly or indirectly, Incur or permit to exist any Lien that would otherwise be subject to the restrictions set forth in the immediately preceding paragraph without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured if, at the time of such Incurrence or permission, after giving effect thereto and to the retirement of any Secured Indebtedness which is concurrently being retired, the aggregate principal amount of outstanding Secured Indebtedness which would otherwise be subject to such restrictions (not including Permitted Liens) plus all Attributable Debt of Endo and its Restricted Subsidiaries in respect of Sale Leaseback Transactions with respect to any Restricted Property, does not exceed 15% of Total Assets.

“Restricted Property” means (a) any manufacturing facility (or portion thereof) owned or leased by Endo or any Restricted Subsidiary and located within the continental United States that, in the good faith opinion of Endo’s Board of Directors, is of material importance to Endo’s business taken as a whole, but no such manufacturing facility (or portion thereof) shall be deemed of material importance if its gross book value of property, plant and equipment (before deducting accumulated depreciation) is less than 2% of Endo’s Total Assets measured as of the end of the most recent quarter for which financial statements are available; or (b) any Capital Stock of any Subsidiary of Endo owning a manufacturing facility (or a portion thereof) covered by clause (a). As used in this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing such as quality assurance, engineering, maintenance, staging areas for work in process administration, employees, eating and comfort facilities and manufacturing administration, and it excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration;” and

(3)	the definition of “Permitted Liens” shall be replaced in its entirety with the following definition:

“ Permitted Liens” means:

(i) Liens existing on the Fall Away Date;

(ii) Liens in favor of Endo or a Restricted Subsidiary;

(iii) Liens on any property existing at the time of the acquisition thereof;

(iv) Liens on any property of a Person or its subsidiaries existing at the time such Person is consolidated with or merged into Endo or a Restricted Subsidiary, or Liens on any property of a Person existing at the time such Person becomes a Restricted Subsidiary;

(v) Liens to secure all or part of the cost of acquisition (including Liens created as a result of an acquisition by way of Capital Lease Obligation), construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purposes, provided, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (A) the completion of the acquisition, construction, development or improvement of such property and (B) the placing in operation of such property or of such property as so constructed, developed or improved;

(vi) Liens securing industrial revenue, pollution control or similar bonds; and

(vii) any extension, renewal or replacement (including successive extensions, renewals and replacements), in whole or in part, of any Lien referred to in any of clauses (i), (iii), (iv) or (v) that would not otherwise be permitted pursuant to any of clauses (i) through (vi), to the extent that (A) the principal amount of Indebtedness secured thereby and not otherwise permitted to be secured pursuant to any of clauses (i) through (vi) does not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of any such extension, renewal or replacement and (B) the property that is subject to the Lien serving as an extension, renewal or replacement is limited to some or all of the property that was subject to the Lien so extended, renewed or replaced.

There can be no assurance that the notes will ever achieve or maintain an investment grade rating.

There can be no assurance that Endo will own any Restricted Property on the Fall Away Date or in the future.

Restricted Payments

Endo will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of Endo’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Endo or any of its Restricted Subsidiaries) or to the direct or indirect holders of Endo’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Endo and other than dividends or distributions payable to Endo or a Restricted Subsidiary of Endo);

(2)	purchase, redeem or otherwise acquire or retire for value, directly or indirectly, (including, without limitation, in connection with any merger or consolidation involving Endo) any Equity Interests of Endo;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Endo or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Endo and any of its Restricted Subsidiaries), except a payment of interest or principal at, or within 365 days of, the Stated Maturity thereof; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless:

(a)	at the time of such Restricted Payment, no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b)	immediately after giving effect to such Restricted Payment, on a pro forma basis as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, Endo would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of indebtedness and issuance of preferred stock;” and

(c)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Endo and its Restricted Subsidiaries since the Issue Date (including Restricted Payments permitted by clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum, without duplication, of:

(1)	50% of the Consolidated Net Income of Endo for the period (taken as one accounting period) from October 1, 2010 to the end of Endo’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2)	100% of the aggregate Net Cash Proceeds received by Endo since the Issue Date as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of Endo or from the issue or sale of convertible or exchangeable Disqualified Stock of Endo or convertible or exchangeable debt securities of Endo, in each case that have been converted into or exchanged for Qualifying Equity Interests of Endo (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of Endo); plus

(3)

100% of the aggregate amount received in cash and the Fair Market Value of property (other than cash) and marketable securities received by Endo or a Restricted Subsidiary after the Issue Date by means of (i) the sale or other disposition (other than to Endo or a Restricted Subsidiary) of

Restricted Investments made by Endo or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Endo or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments of Endo or its Restricted Subsidiaries, (ii) the sale (other than to Endo or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary and (iii) a distribution or dividend from an Unrestricted Subsidiary (other than in each case to the extent such Investment constituted a Permitted Investment), in each case to the extent that such amounts were not otherwise included in the Consolidated Net Income of Endo for such period; plus

(4)	to the extent that any Restricted Investment that was made after the Issue Date is made in an entity that subsequently becomes a Restricted Subsidiary of Endo, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(5)	to the extent that any Unrestricted Subsidiary of Endo designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) the aggregate amount of the Restricted Investments in such Subsidiary to the extent such Restricted Investments reduced the amount available under this clause (c) and were not previously repaid or otherwise reduced.

The preceding provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2)	the making of any Restricted Payment in exchange for, or out of or with the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of Endo) of, Equity Interests of Endo (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Endo; provided that the amount of any such Net Cash Proceeds that are utilized for any such Restricted Payment will not be considered to be Net Cash Proceeds of Qualifying Equity Interests for purposes of clause (c)(2) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional redemption” provisions of the indenture;

(3)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Endo to the holders of its Equity Interests on a pro rata basis;

(4)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Endo or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the Net Cash Proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Endo or any Restricted Subsidiary of Endo held by any current or former officer, director or employee of Endo or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $20.0 million in any calendar year (with any unused amount in any calendar year being carried forward and available in the next succeeding year); provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:

(a)

the Net Cash Proceeds from the sale of Qualifying Equity Interests of Endo and, to the extent contributed to Endo as common equity capital, the Net Cash Proceeds from the sale of Qualifying Equity Interests of any of Endo’s direct or indirect parent companies, in each case to members of management, directors or consultants of Endo, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the Net Cash Proceeds from the sale of Qualifying Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to clause (c) of the preceding paragraph or clause (2) of this paragraph or to an optional redemption of notes pursuant to the “Optional redemption” provisions of the indenture; plus

(b)	the cash proceeds of key man life insurance policies received by Endo or its Restricted Subsidiaries after the Issue Date; and

in addition, cancellation of Indebtedness owing to Endo from any current or former officer, director or employee (or any permitted transferees thereof) of Endo or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of Endo from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the indenture;

(6)	the repurchase of Equity Interests (i) deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options and (ii) upon the exercise of stock options in an equal or lesser amount to the amount exercised in order to reduce the dilutive effects of such exercise;

(7)	so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Endo or any Preferred Stock of any Restricted Subsidiary of Endo permitted to be issued under the covenant described below under the caption “—Incurrence of indebtedness and issuance of preferred stock;”

(8)	payments of cash, dividends, distributions, advances or other Restricted Payments by Endo or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or other securities convertible into or exercisable for Capital Stock of any such Person or (ii) the conversion or exchange of Capital Stock of any such Person;

(9)	payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (6) of the second paragraph of the covenant described below under the caption “—Incurrence of indebtedness and issuance of preferred stock;”

(10)	the repurchase, redemption or other acquisition or retirement for value of any Indebtedness (other than any Permitted Convertible Indebtedness Call Transaction) of Endo or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee pursuant to provisions similar to those described under the captions “—Repurchase at the option of holders—Change of control repurchase event” and “—Repurchase at the option of holders—Asset sales;” provided that prior to consummating, or concurrently with, any such repurchase, Endo has made any Change of Control Offer or Asset Sale Offer required by the indenture and has repurchased all notes validly tendered for payment in connection with such offers;

(11)	the declaration or payment of cash dividends on Endo’s common stock in an amount not to exceed $0.20 per share in any fiscal quarter (as adjusted so that the aggregate amount payable pursuant to this clause (11) is not increased or decreased solely as a result of any stock-split, stock dividend or similar reclassification) plus the payment of pro rata dividends on shares subject to issuance pursuant to outstanding options;

(12)	the distribution, as a dividend or otherwise, of Equity Interests of, or Indebtedness owed to Endo or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Investments in Capital Stock of or Indebtedness in Permitted Joint Ventures pursuant to clause (19)(b) of the definition of “Permitted Investments”);

(13)	the declaration and payment of dividends or distributions to holders of any class or series of Preferred Stock (other than Disqualified Stock) of Endo or any of its Restricted Subsidiaries issued after the Issue Date; provided that, immediately after giving pro forma effect to the issuance of such Preferred Stock (assuming the payment of dividends thereon even if permitted to accrue under the terms thereof), Endo could Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under the caption “—Incurrence of indebtedness and issuance of preferred stock;”

(14)	the repurchase, redemption, defeasance or other retirement for value of any Permitted Convertible Indebtedness of Endo, including any payments required in connection with a conversion of any Permitted Convertible Indebtedness of Endo;

(15)	payments or distributions made in Equity Interests (other than Disqualified Stock) of Endo;

(16)	payments made in connection with (including, without limitation, purchases of) any Permitted Bond Hedge Transaction;

(17)	payments made (A) to exercise or settle any Permitted Warrant Transaction (a) by delivery of Endo’s common stock, (b) by set-off against the related Permitted Bond Hedge Transaction or (c) with cash payments in an aggregate amount not to exceed the aggregate amount of any payments received by Endo or any of its Restricted Subsidiaries pursuant to the exercise or settlement of any related Permitted Bond Hedge Transaction, or (B) to terminate any Permitted Warrant Transaction; and

(18)	so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed the greater of $350.0 million or 5.0% of Total Assets since the Issue Date.

The amount of all Restricted Payments (or transfer or issuance that would constitute Restricted Payments but for the exclusions from the definition thereof) and Permitted Investments (other than cash) will be the Fair Market Value on the date of the transfer or issuance of the asset(s) or securities proposed to be transferred or issued by Endo or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment (or transfer or issuance that would constitute a Restricted Payment but for the exclusions from the definition thereof) or Permitted Investment.

Incurrence of indebtedness and issuance of preferred stock

Endo will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness, and Endo will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Endo will be entitled to Incur Indebtedness or issue Disqualified Stock and any Restricted Subsidiary will be entitled to Incur Indebtedness or issue Preferred Stock if, on the date of such Incurrence or issuance and after giving effect thereto on a pro forma basis, the Fixed Charge Coverage Ratio would be at least 2.0 to 1.0.

Notwithstanding the foregoing paragraph, Endo and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness (collectively, “Permitted Debt”):

(1)	Indebtedness Incurred pursuant to the Credit Agreement; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $2.0 billion; provided, that Endo or its Restricted Subsidiaries can Incur additional Secured Indebtedness under this clause (1) if, after giving pro forma effect to such Incurrence, the Consolidated Senior Secured Debt Ratio would be no greater than 3.5 to 1.0;

(2)	Indebtedness owed to and held by Endo or a Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock that results in any such Indebtedness being held by a Person other than Endo or a Restricted Subsidiary and (ii) any subsequent transfer of such Indebtedness (other than to Endo or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon that was not permitted by this clause (2);

(3)	the notes (including any Note Guarantee but excluding any additional notes);

(4)	Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

(5)

Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by Endo (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Endo); provided, however, that on the date of such acquisition and after giving effect thereto on a pro forma basis, either (i) Endo would be entitled to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant or (ii) the Fixed Charge Coverage Ratio of Endo (A) would be at least 1.75 to 1.0 and (B) would be greater than such Fixed Charge Coverage Ratio immediately prior to such acquisition;

(6)	Permitted Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to the first paragraph of this covenant or pursuant to clause (3), (4), (5), (22) or this clause (6);

(7)	Hedging Obligations directly related to Indebtedness permitted to be Incurred by Endo and its Restricted Subsidiaries pursuant to the indenture or entered into in the ordinary course of business and not for speculative purposes;

(8)	obligations in respect of worker’s compensation and self insurance and performance, bid, stay, customs, appeal, replevin and surety bonds and performance and completion guarantees provided by Endo or any Restricted Subsidiary in the ordinary course of business;

(9)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft, credit card, purchase card or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that (i) such Indebtedness (other than credit or purchase cards) is extinguished within ten business days of notification to Endo of its incurrence and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its Incurrence;

(10)	Indebtedness consisting of any Guarantee by (i) Endo or a Guarantor of Indebtedness or other Obligations of Endo or any of the Restricted Subsidiaries, (ii) a Foreign Subsidiary of Indebtedness or other Obligations of another Foreign Subsidiary or (iii) a Non-Guarantor Subsidiary of Indebtedness or other Obligations of another Non-Guarantor Subsidiary, in each case so long as the Incurrence of such guaranteed Indebtedness or other obligations by Endo or such Restricted Subsidiary is permitted under the terms of the indenture; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(11)	(i) Capital Lease Obligations and (ii) Attributable Debt, and Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount on the date of Incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (11), does not exceed the greater of $50.0 million or 1.0% of Total Assets;

(12)	Indebtedness of Foreign Subsidiaries and Non-Guarantor Subsidiaries in an aggregate principal amount on the date of Incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (12), does not exceed the greater of $200.0 million or 5.0% of Total Assets;

(13)	Indebtedness Incurred after the Issue Date in respect of Purchase Money Indebtedness and Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount on the date of Incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (13), does not exceed the greater of $125.0 million or 3.0% of Total Assets;

(14)	Indebtedness of Endo or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums with the providers of such insurance or their affiliates or (i) take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;

(15)	Indebtedness of Endo or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

(16)	Indebtedness in an aggregate amount not to exceed the foreign currency equivalent of $75.0 million in respect of letters of credit denominated in currencies other than U.S. dollars;

(17)	Foreign Jurisdiction Deposits;

(18)	Indebtedness consisting of guarantees of indebtedness or other obligations of joint ventures permitted under clause (19)(a) of the definition of “Permitted Investments;”

(19)	Indebtedness Incurred in connection with judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (6) of the first paragraph of “—Events of Default;”

(20)	Indebtedness in the form of (i) guarantees of loans and advances to officers, directors, consultants and employees, in an aggregate amount not to exceed $10.0 million at any one time outstanding, and (ii) reimbursements owed to officers, directors, consultants and employees;

(21)	Indebtedness consisting of obligations to make payments to current or former officers, directors and employees, their respective estates, spouses or former spouses with respect to the cancellation, purchase or redemption of Equity Interests of Endo to the extent permitted under clause (5) of the second paragraph of the covenant described under the caption “—Restricted payments;”

(22)	Indebtedness of Endo or a Guarantor incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by Endo or such Guarantor of property used or useful in a Permitted Business (including a Product) (whether through the direct purchase of assets or the purchase of Capital Stock of, or merger or consolidation with, any Person owning such assets); provided, however, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Fixed Charge Coverage Ratio (A) would be at least 1.75 to 1.0 and (B) would be greater than such Fixed Charge Coverage Ratio immediately prior to such Incurrence;

(23)	Non-Recourse Debt; provided, however, that the aggregate principal amount of any such Indebtedness, when taken together with all other Indebtedness Incurred pursuant to this clause (23) and then outstanding, does not exceed $100.0 million;

(24)	Indebtedness consisting of obligations under any Permitted Convertible Indebtedness Call Transaction; and

(25)	Indebtedness of Endo or of any of its Restricted Subsidiaries in an aggregate principal amount on the date of Incurrence that, when taken together with all other Indebtedness of Endo and its Restricted Subsidiaries then outstanding and Incurred pursuant to this clause (25), does not exceed the greater of $250.0 million or 5.0% of Total Assets.

For purposes of determining compliance with this covenant:

(1)	all Indebtedness outstanding under the Credit Agreement on the Issue Date will be treated as Incurred under clause (1) of the immediately preceding paragraph;

(2)	in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, Endo, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses (provided that any Indebtedness originally classified as Incurred pursuant to any of clauses (2) through (25) above may later be reclassified as having been Incurred pursuant to the second preceding paragraph or any other of clauses (2) through (25) above to the extent that such reclassified Indebtedness could be Incurred pursuant to such second preceding paragraph or one of clauses (2) through (25) above, as the case may be, if it were Incurred at the time of such reclassification);

(3)	Endo will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

(4)	with respect to Indebtedness permitted under clause (4) above in respect of Sale Leaseback Transactions that are not Capital Lease Obligations on the Issue Date, any reclassification of such Sale Leaseback Transactions as Capital Lease Obligations shall not be deemed an Incurrence of Indebtedness for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced.

The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

The indenture will provide that Endo will not, and will not permit any Guarantor to, directly or indirectly incur any Indebtedness (including Permitted Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of Endo or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the notes or the applicable Note Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of Endo or such Guarantor, as the case may be; provided that (i) unsecured Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it is unsecured and (ii) Indebtedness shall not be treated as subordinated or junior in right of payment to other Indebtedness merely because such Indebtedness has a junior priority with respect to any collateral.

Liens

Endo will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Limitation on Sale Leaseback Transactions

Endo will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale Leaseback Transaction with respect to any asset; provided that Endo or any Restricted Subsidiary may enter into a Sale Leaseback Transaction if:

(1)	Endo or that Restricted Subsidiary would be entitled to (a) Incur Indebtedness in an amount equal to the Attributable Debt relating to such Sale Leaseback Transaction under the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock” and (b) create a Lien on such property securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant described above under the caption “—Liens;”

(2)	the gross proceeds received by Endo or any Restricted Subsidiary in connection with such Sale Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(3)	Endo applies the proceeds of such transaction in compliance with the covenant described above under the caption “—Repurchase at the option of holders—Asset sales.”

Dividend and other payment restrictions affecting restricted subsidiaries

Endo will not, and will not permit any of its Restricted Subsidiaries, to create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to Endo or any of its Restricted Subsidiaries or pay any indebtedness owed to Endo or any of its Restricted Subsidiaries;

(2)	make loans or advances to Endo or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to Endo or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements in effect at or entered into on the Issue Date;

(2)	the indenture, the notes and the Note Guarantees;

(3)	agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock;” provided that, except with respect to any such Incurrence of Indebtedness under the Credit Agreement, in the judgment of Endo, such incurrence will not materially impair Endo’s ability to make payments under the notes when due (as determined in good faith by senior management or the Board of Directors of Endo);

(4)	applicable law, rule, regulation or order;

(5)	any instrument governing Indebtedness or Capital Stock of a Person acquired by Endo or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6)	customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7)	Capital Lease Obligations, any agreement governing Purchase Money Indebtedness, security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such Capital Lease Obligations, Purchase Money Indebtedness, security agreements or mortgages;

(8)	any agreement in connection with the sale or disposition of all or substantially all the Capital Stock or assets of a Restricted Subsidiary that imposes such encumbrance or restriction pending the closing of such sale or disposition;

(9)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements;

(12)	prohibitions, restrictions or conditions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13)	any agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Endo (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Endo) and outstanding on such date;

(14)	customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business;

(15)	customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

(16)	any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement or arrangement referred to in clauses (1) through (15) above; provided, however, that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is not materially more restrictive, as reasonably determined by Endo, with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Merger, consolidation or sale of assets

Endo will not: (1) consolidate with or merge with or into another Person (whether or not Endo is the surviving corporation), or (2) directly or indirectly, sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the assets of Endo and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) Endo is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Endo) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

(2)	the Person formed by or surviving any such consolidation or merger (if other than Endo) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of Endo under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists;

(4)	Endo or the Person formed by or surviving any such consolidation or merger (if other than Endo), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock” or (ii) have had a Fixed Charge Coverage Ratio greater than the actual Fixed Charge Coverage Ratio for Endo for such four-quarter period; and

(5)	Endo shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

This “Merger, consolidation or sale of assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Endo and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to any merger or consolidation of Endo (1) with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating Endo in another jurisdiction.

The Person formed by or surviving any such consolidation or merger (if other than Endo) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made will be the successor to Endo and shall succeed to, and be substituted for, and may exercise every right and power of, Endo under the indenture, and Endo, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the notes.

Transactions with affiliates

Endo will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan or advance with, or guarantee for the benefit of, any Affiliate of Endo (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1)	the Affiliate Transaction is on terms that are not materially less favorable to Endo or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Endo or such Restricted Subsidiary with an unrelated Person; and

(2)	Endo delivers to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the Board of Directors of Endo approving such Affiliate Transaction and set forth in an officers’ certificate certifying that such Affiliate Transaction has been approved by a majority of the Board of Directors of Endo and complies with clause (1) above.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment or consulting agreement, incentive agreement, employee benefit plan, severance agreement, officer or director indemnification agreement or any similar arrangement entered into by Endo or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors of Endo and payments pursuant thereto;

(2)	transactions between or among Endo and/or its Restricted Subsidiaries;

(3)	transactions with any Person that is an Affiliate of Endo solely because Endo owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable fees or other reasonable compensation to, provision of customary benefits or indemnification agreements to, and the reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of, officers, directors, employees or consultants of Endo or any of its Restricted Subsidiaries;

(5)	any issuance of Equity Interests (other than Disqualified Stock) of Endo;

(6)	Restricted Payments (or transfers or issuances that would constitute Restricted Payments but for the exclusions from the definition thereof) that do not violate the provisions of the indenture described above under the caption “—Restricted payments” and Permitted Investments;

(7)	loans or advances to employees in the ordinary course of business of Endo or its Restricted Subsidiaries not to exceed $50.0 million in the aggregate at any one time outstanding;

(8)	any agreement as in effect on the Issue Date and described in the offering memorandum for the old notes (or described in a document incorporated by reference in such offering memorandum as of the original Issue Date) or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable in any material respect to Endo or the Restricted Subsidiaries) and the transactions evidenced thereby;

(9)	transactions in which Endo or any Restricted Subsidiary, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction meets the requirements of clause (1) of the preceding paragraph;

(10)	transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are fair to Endo and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of Endo or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Board of Directors of Endo or the senior management thereof in good faith);

(11)	transactions in the ordinary course with (i) Unrestricted Subsidiaries or (ii) joint ventures in which Endo or a Subsidiary of Endo holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) so long as the terms of any such transactions are no less favorable to Endo or any Subsidiary participating in such joint ventures than they are to other joint venture partners;

(12)	the existence of, or the performance by Endo or any of its Restricted Subsidiaries of its obligations under the terms of, any limited liability company agreement, limited partnership or other organizational documents or stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Endo or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (12) to the extent that the terms of any such amendment or new agreement, taken as a whole, is no less favorable to Endo and its Restricted Subsidiaries than the agreement in effect on the Issue Date (as determined by the Board of Directors of Endo or the senior management thereof in good faith);

(13)	the provision of services to directors or officers of Endo or any of its Restricted Subsidiaries of the nature provided by Endo or any of its Restricted Subsidiaries to customers in the ordinary course of business;

(14)	transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of Endo and its Subsidiaries; and

(15)	any Incurrence of Indebtedness permitted by the covenant described under the caption “—Incurrence of indebtedness and issuance of preferred stock.”

Additional note guarantees

If any Subsidiary of Endo that is not a Guarantor becomes a guarantor or obligor in respect of any Triggering Indebtedness, within 10 business days of such event Endo will cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee Endo’s Obligations under the notes, fully and unconditionally and on a senior basis.

Endo also may, at any time, cause a Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the Guarantee of payment of the notes by such Subsidiary on the basis provided in the indenture.

Designation of restricted and unrestricted subsidiaries

Endo may designate after the Issue Date any Subsidiary (including any newly acquired or newly formed Subsidiary) as an “Unrestricted Subsidiary” under the indenture (a “Designation”) only if:

(1)	no Default or Event of Default has occurred and is continuing after giving effect to such Designation;

(2)	the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, Endo or any other Subsidiary of Endo that is not a Subsidiary of the Subsidiary so designated;

(3)	the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of Endo or any of its Restricted Subsidiaries; and

(4)	either (x) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (y) if such Subsidiary has consolidated assets greater than $1,000, then such Designation would be permitted under the covenant described above under the caption “—Restricted Payments.”

Endo may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if, immediately after giving effect such Revocation:

(1)	(x) Endo could Incur at least $1.00 of additional Indebtedness under the first paragraph of the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock” or (y) the Fixed Charge Coverage Ratio of Endo would be greater than immediately prior to such Revocation, in each case on a pro forma basis taking into account such Revocation;

(2)	all Liens of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the indenture; and

(3)	no Default or Event of Default has occurred and is continuing after giving effect to such Revocation.

Each Designation and Revocation must be evidenced by promptly delivering to the trustee a board resolution of the Board of Directors of Endo giving effect to such Designation or Revocation, as the case may be, and an officers’ certificate certifying compliance with the preceding provisions. A Revocation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary.

No amendment to subordination provisions

Without the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding, Endo will not amend, modify or alter the Convertible Senior Subordinated Notes Indenture in any way to:

(1)	increase the rate of or change the time for payment of interest on any Convertible Senior Subordinated Notes;

(2)	increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Convertible Senior Subordinated Notes;

(3)	alter the redemption provisions or the price or terms at which Endo is required to offer to purchase any Convertible Senior Subordinated Notes; or

(4)	amend the provisions of Article 6 of the Convertible Senior Subordinated Notes Indenture (which relate to subordination).

Payments for consent

Endo will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is paid to all holders of the notes that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Notwithstanding that Endo may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Endo will file with the Commission and provide the trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that (a) Endo will not be required to provide the trustee with any such information, documents and reports that are filed with the Commission and (b) Endo will not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that if the Commission does not permit such filings, Endo will be required to provide to holders of notes any such information, documents or reports that are not so filed. The trustee shall not be responsible to determine whether or not Endo has filed any information with the Commission.

Notwithstanding anything herein to the contrary, in the event that Endo fails to comply with its obligation to file or provide such information, documents and report as required hereunder, Endo will be deemed to have cured such Default for purposes of clause (4) under “—Events of Default” upon the filing or provision of all such information, documents and reports required hereunder prior to the expiration of 60 days after written notice to Endo of such failure from the trustee or the holders of at least 25% of the principal amount of the notes.

Events of default and remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest and Additional Interest, if any, on the notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)	failure by Endo or any of its Restricted Subsidiaries to comply with (i) clauses (1) and (2) of the second paragraph under the caption “—Repurchase at the option of holders—Change of control repurchase event” and (ii) the provisions described under the caption “—Certain covenants—Merger, consolidation or sale of assets;”

(4)	failure by Endo or any of its Restricted Subsidiaries to comply with any of the other agreements in the indenture (other than a failure that is the subject of clause (1), (2) or (3)) for 60 days after receipt by Endo of written notice of such failure from the trustee (or receipt by Endo and the trustee of written notice of such failure from the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class);

(5)	one or more defaults shall have occurred under any of the agreements, indentures or instruments under which Endo or any Significant Subsidiary has outstanding Indebtedness in excess of $75.0 million, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its stated final maturity and such default has not been cured or the Indebtedness repaid in full within 20 days of the default or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and such acceleration has not been rescinded or such Indebtedness repaid in full within 20 days of the acceleration;

(6)	one or more judgments or orders that exceed $75.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against Endo or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or judgments become final and nonappealable;

(7)	any Note Guarantee by a Significant Subsidiary shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by any such Guarantor or Endo not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such Note Guarantee, and any such default continues for 10 days; and

(8)	certain events of bankruptcy or insolvency described in the indenture with respect to Endo or any of its Significant Subsidiaries.

The indenture provides that if there is a continuing Event of Default (other than an Event of Default under clause (8) above with respect to Endo) with respect to the notes, either the trustee or the holders of at least 25% of the outstanding principal amount of the notes may declare the principal amount of all of the notes to be due and payable immediately. However, at any time after the trustee or the holders, as the case may be, declare an acceleration with respect to the notes, but before the applicable person has obtained a judgment or decree based on such acceleration, the holders of a majority in principal amount of the outstanding notes may, under certain conditions, cancel such acceleration if Endo has cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the notes or all such Events of Default have been waived as provided in the indenture. For information as to waiver of defaults, see “—Amendment, Supplement and Waiver”. If an Event of Default specified in clause (8) above with respect to Endo occurs, all outstanding notes shall become due and payable without any further action or notice.

The indenture provides that, subject to the duties of the trustee to act with the required standard of care, if there is a continuing Event of Default, the trustee need not exercise any of its rights or powers under the indenture at the written request or direction of any of the holders of notes, unless such holders have offered to the trustee security or indemnity satisfactory to the trustee. Subject to such provisions for security or indemnification of the trustee and certain other conditions, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power the trustee holds with respect to the notes.

No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy unless:

•	the trustee has failed to institute such proceeding for 60 days after the holder has previously given to the trustee written notice of a continuing Event of Default with respect to the notes;

•

the holders of at least 25% in principal amount of the outstanding notes have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute such proceeding as trustee; and

•	the trustee has not received from the holders of a majority in principal amount of the outstanding notes a direction inconsistent with such request.

However, the holder of any note will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, such note on or after the date or dates they are to be paid as expressed in such note and to institute suit for the enforcement of any such payment.

In the case of any Event of Default occurring on or after December 15, 2015 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Endo with the intention of avoiding payment of the premium that Endo would have had to pay if Endo then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, then, upon acceleration of the Notes, an equivalent premium will also become and be immediately due and payable, to the extent permitted by law, anything in the indenture or in the notes to the contrary notwithstanding. If an Event of Default occurs prior to December 15, 2015 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Endo with the intention of avoiding the prohibition on redemption of the notes prior to such date, then upon acceleration of the notes, the “Applicable Premium” will also become and be immediately due and payable, to the extent permitted by law.

Endo is required to furnish to the trustee annually a written statement as to the absence of certain defaults under the indenture. The indenture provides that the trustee need not provide holders of the notes notice of any Default (other than the nonpayment of principal or any premium or interest) if it considers it in the interest of the holders of the notes not to provide such notice.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of Endo or any Guarantor, as such, will have any liability for any obligations of Endo or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal defeasance and covenant defeasance

Endo may, at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, premium on, if any, or interest or Additional Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2)	Endo’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee under the indenture, and Endo’s and the Guarantors’ obligations in connection therewith; and

(4)	the “Legal defeasance and covenant defeasance” provisions of the indenture.

In addition, Endo may, at its option and at any time, elect to have the obligations of Endo and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of default and remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	Endo must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, interest and Additional Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Endo must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, Endo must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, (a) Endo has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, Endo must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Endo or any of the Guarantors is a party or by which Endo or any of the Guarantors is bound;

(6)	Endo must deliver to the trustee an officers’ certificate stating that the deposit was not made by Endo with the intent of preferring the holders of notes over the other creditors of Endo with the intent of defeating, hindering, delaying or defrauding any creditors of Endo or others; and

(7)	Endo must deliver to the trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing subsections (2), (3), (4), (5), (6) and (7) need not be satisfied so long as, at the time Endo makes the deposit described in subsection (1), (i) no Default under clauses (1), (2) and (8) under “—Events of default and remedies” has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed providing for redemption of all the notes not more than 60 days after such mailing and the requirements for such redemption shall have been complied with or (y) the Stated Maturity of the notes will occur within 60 days. If the conditions in the preceding sentence are satisfied, Endo shall be deemed to have exercised its Covenant Defeasance option.

Amendment, supplement and waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Additional Interest, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption of the notes (except those provisions relating to the covenants described above under the caption “—Repurchase at the option of holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)	waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest or Additional Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium on, if any, interest or Additional Interest, if any, on, the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the option of holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Endo, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of Endo’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Endo’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to conform the text of the indenture, the notes or the Note Guarantees to any provision of the Description of notes in the offering memorandum for the old notes to the extent that such provision in such Description of notes was intended to be a verbatim recitation of a provision of the indenture, the notes or the Note Guarantees, which intent may be evidenced by an officers’ certificate to that effect;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the Issue Date; or

(8)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes.

Satisfaction and discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Endo, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Endo or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium on, if any, interest and Additional Interest, if any, on, the notes to the date of maturity or redemption;

(2)	in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Endo or any Guarantor is a party or by which Endo or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)	Endo or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	Endo has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, Endo must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the trustee

If the trustee becomes a creditor of Endo or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense.

Exchange offer; Registration rights

We have filed the registration statement of which this prospectus forms a part and are conducting the exchange offer in accordance with our obligations under a registration rights agreement between us and the initial purchasers of the old notes. Holders of the new notes will not be entitled to any registration rights with respect to the new notes.

Under some circumstances set forth in the registration rights agreement, holders of old notes, including holders who are not permitted to participate in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the old notes by those holders.

If we do not complete the exchange offer within 270 days of the date of issuance of the old notes, the interest rate borne by the old notes will be increased by 0.25% per annum during the 90-day period immediately following such date and shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period (but such aggregate increase shall not exceed 1.00% per annum) until the exchange offer is completed, or until the old notes are freely transferable under Rule 144 of the Securities Act.

Certain definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the note at December 15, 2015, (such redemption price being set forth in the table appearing above under the caption “—Optional redemption”) plus (ii) all required interest payments due on the note from such redemption date through December 15, 2015, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note.

“Asset Sale” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Endo or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Endo or a Restricted Subsidiary);

(2)	all or substantially all the assets of any division or line of business of Endo or any Restricted Subsidiary; or

(3)	any other assets of Endo or any Restricted Subsidiary outside of the ordinary course of business of Endo or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above:

(a)	a disposition by a Restricted Subsidiary to Endo or by Endo or a Restricted Subsidiary to a Restricted Subsidiary;

(b)	for purposes of the covenant described above under the caption “—Repurchase at the option of holders—Asset sales” only, a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) that is not prohibited by the covenant described above under the caption “—Certain Covenants—Restricted Payments” or that constitutes a Permitted Investment;

(c)	a disposition of all or substantially all the assets of Endo in accordance with the covenant described above under the caption “—Merger, consolidation or sale of assets” or any disposition that constitutes a Change of Control pursuant to the indenture;

(d)	a disposition of assets with a Fair Market Value of less than or equal to $10.0 million in any single transaction or series of related transactions;

(e)	sales or dispositions of damaged, expired, short-dated, worn-out or obsolete equipment or assets in the ordinary course of business that, in Endo’s reasonable judgment, are no longer either used or useful in the business of Endo or its Subsidiaries;

(f)	leases or subleases to third Persons in the ordinary course of business that do not interfere in any material respect with the business of Endo or any of its Restricted Subsidiaries;

(g)	to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(h)	the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(i)	any issuance or sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(j)	foreclosures, condemnation, expropriation or any similar action on assets of Endo or any of the Restricted Subsidiaries;

(k)	the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(l)	the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis unless such long-term licensing is in the ordinary course of business as determined by Endo in good faith;

(m)	any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(n)	the unwinding of any Hedging Obligations;

(o)	sales, transfers and other dispositions of Investments in joint ventures made in the ordinary course of business or to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or any sale, transfer or disposition of all or any part of a HealthTronics Joint Venture;

(p)	the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of Endo are not material to the conduct of the business of Endo and its Restricted Subsidiaries taken as a whole;

(q)	the settlement or early termination of any Permitted Convertible Indebtedness Call Transaction;

(r)	a disposition of cash or Cash Equivalents;

(s)	a disposition or other divestiture of all or part of Endo’s radiation therapy services business;

(t)	a disposition in connection with a co-development agreement; and

(u)	the creation of a Lien (but not the sale or other disposition of the property subject to such Lien).

“Asset Sale Offer” has the meaning assigned to that term under the caption “—Repurchase at the option of holders—Asset sales.”

“Attributable Debt” in respect of a Sale Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Below Investment Grade Rating Event” means the rating on the notes is lowered in respect of a Change of Control and the notes are rated below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if, during such 60-day period, the rating of the notes is under publicly announced consideration for possible downgrade by both of the Rating Agencies).

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of the indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Capital Stock until and unless any such debt security is converted into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock; provided that no warrants, options, rights or obligations to purchase Capital Stock purchased or sold in a Permitted Convertible Indebtedness Call Transaction or sold as units with Indebtedness constituting Permitted Convertible Indebtedness shall constitute Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	pounds sterling, euro, any national currency of any participating member state in the European Union and Canadian dollars, and such local currencies as are held from time to time in the ordinary course of business;

(3)	securities issued or directly and fully and unconditionally guaranteed or insured by the United States or any member state in the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million;

(5)	repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof;

(7)	readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(8)	instruments equivalent to those referred to in clauses (1) to (7) above denominated in euro or pounds sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by Endo or any Restricted Subsidiary organized or operating in such jurisdiction;

(9)	investment or money market funds investing 90% of their assets in securities of the types described in clauses (1) through (7) above;

(10)	investments in auction rate securities; and

(11)	any other cash equivalent investments permitted by Endo’s investment policy as such policy is in effect from time to time.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten business days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of Endo;

(2)	Endo consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with Endo, in any such event pursuant to a transaction in which the outstanding Voting Stock of Endo is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(a)	the outstanding Voting Stock of Endo is changed into or exchanged for Voting Stock of the surviving corporation, and

(b)	the holders of the Voting Stock of Endo immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of Endo or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction, or

(3)	Endo is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “—Merger, consolidation or sale of assets.”

“Change of Control Offer” has the meaning assigned to that term under the caption “—Repurchase at the option of holders—Change of control repurchase event.”

“Change of Control Repurchase Event” means (a) prior to the occurrence of a Fall Away Event, a Change of Control and (b) after the occurrence of a Fall Away Event, a Change of Control together with a Below Investment Grade Rating Event.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of:

(1)	expense and provision for taxes, paid or accrued,

(2)	Consolidated Interest Expense and charges, deferred financing fees and milestone payments in connection with any investment or series of related investments, losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

(3)	Consolidated Depreciation and Amortization Expense,

(4)	non-cash charges recorded in respect of purchase accounting and non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations,

(5)	any other non-cash items except to the extent representing an accrual for future cash outlays, including pursuant to any management equity plan or stock plan or pursuant to SFAS 158 (codified under ASC 715),

(6)	any unusual, infrequent or extraordinary loss or charge (including, without limitation, the amount of any restructuring, integration, transition, executive severance, facility closing and similar charges accrued during such period, including any charges to establish accruals and reserves or to make payments associated with the reassessment or realignment of the business and operations of Endo and its Subsidiaries, including, without limitation, the sale or closing of facilities, severance, stay bonuses and curtailments or modifications to pension and post- retirement employee benefit plans, asset write-downs or asset disposals (including leased facilities), write-downs for purchase and lease commitments, start-up costs for new facilities, write-downs of excess, obsolete or unbalanced inventories, relocation costs which are not otherwise capitalized and any related promotional costs of exiting products or product lines),

(7)	non-recurring cash charges in connection with the litigation, investigations and legal and regulatory proceedings described in the offering memorandum for the old notes or the documents incorporated by reference in such offering memorandum as of the Issue Date,

(8)	expenses with respect to casualty events,

(9)	the amount of net cost savings in connection with any acquisition or otherwise projected by Endo in good faith to be realized as a result of specified actions taken prior to the last day of such period (calculated on a pro forma basis as though such cost savings had been realized since the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) in connection with any acquisition, such actions have been taken prior to such date of determination and within 24 months after the Issue Date or within 12 months after the closing date of such acquisition, and (B) no cost savings shall be added pursuant to this clause (9) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (6) above with respect to such period (“Pro Forma Cost Savings”),

(10)	to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition permitted under the indenture, and

(11)	any contingent or deferred payments (including earn-out payments, non-compete payments and consulting payments but excluding ongoing royalty payments) made in connection with any acquisition permitted under the indenture, minus, to the extent included in Consolidated Net Income for such period, the sum of (x) any unusual, infrequent or extraordinary income or gains and (y) any other non-cash income (except to the extent representing an accrual for future cash income), all calculated for Endo and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis;

provided that to the extent included in Consolidated Net Income, (A) currency translation gains and losses related to currency remeasurements of Indebtedness shall be excluded in determining Consolidated Adjusted EBITDA (including the net loss or gain resulting from swap agreements for currency exchange risk) and (B) any adjustments resulting from the application of SFAS 133 shall be excluded in determining Consolidated Adjusted EBITDA.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including any amortization of deferred financing fees, amortization in relation to terminated Hedging Obligations and amortization of intangibles, including, but not limited to, goodwill, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any period, the sum, without duplication, of:

(a) the interest expense, whether or not paid in cash, of Endo and its Restricted Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP, including, without limitation, interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP and net payments, if any, pursuant to interest rate Hedging Obligations, but excluding any (i) non-cash interest expense attributable to the movement in mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to FASB No. 133, (ii) non-cash interest expense attributable to the amortization of gains or losses resulting from the termination of Hedging Obligations prior to or reasonably contemporaneously with the Issue Date, (iii) amortization of deferred financing fees, (iv) expensing of bridge or other financing fees, and (v) interest expense of Ledgemont for any period prior to the Issue Date; plus,

(1)	imputed interest attributable to Capital Lease Obligations of Endo and its Restricted Subsidiaries for such period, plus

(2)	commissions, discounts, yield and other fees and charges owed by Endo or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period, plus

(3)	amortization, accretion or write-off of debt discount and debt issuance costs, premiums, commissions, discounts and other fees and charges associated with Indebtedness of Endo and its Restricted Subsidiaries for such period, plus

(4)	cash contributions to any employee stock ownership plan or similar trust made by Endo or any of its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person in connection with Indebtedness incurred by such plan or trust for such period, plus

(5)	all interest paid or payable with respect to discontinued operations of Endo or any of its Restricted Subsidiaries for such period, plus

(6)	the interest portion of any deferred payment obligations of Endo or any of its Restricted Subsidiaries for such period, plus

(7)	all interest on any Indebtedness of Endo or any of its Restricted Subsidiaries of the type described in clause (6) of the definition of “Indebtedness” for such period, plus

(8)	the interest component of all Attributable Receivables Indebtedness of Endo and its Restricted Subsidiaries, less

(b) (1) interest income of Endo and its Restricted Subsidiaries for such period and (2) any amortization of deferred charges resulting from the application of “Accounting Principles Board Opinion No. APB 14-1—Accounting for Convertible Debt Instruments” (codified under ASC 470) that may be settled in cash upon conversion (including partial cash settlement).

“Consolidated Net Income” means, of any Person for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net Income of Endo and its Restricted Subsidiaries for any period, there shall be excluded:

(1)	the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Endo or is merged into or consolidated with Endo or any of its Restricted Subsidiaries;

(2)	the income (or deficit) of any Person (other than a Restricted Subsidiary of Endo) in which Endo or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Endo or such Restricted Subsidiary in the form of dividends or similar distributions;

(3)	solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph under the caption “—Certain Covenants—Restricted Payments,” the undistributed earnings of any Restricted Subsidiary of Endo to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any agreement, instrument, contract, charter, organizational or governing document or other undertaking applicable to such Person, to which such Person is a party or by which any of its property is bound or any law, treaty, rule, regulation or determination of an arbitrator or a court of competent jurisdiction or other governmental authority, in each case, applicable or binding upon such Person or any of its Property or to which such Person or any of its property is subject;

(4)	any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the consummation of any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date, and any such transaction undertaken but not completed) and any charges or non-recurring costs incurred during such period as a result of any such transaction;

(5)	any amortization of deferred charges resulting from the application of “Accounting Principles Board Opinion No. APB 14-1—Accounting for Convertible Debt Instruments” (codified under ASC 470) that may be settled in cash upon conversion (including partial cash settlement); and

(6)	any income (loss) for such period attributable to the early extinguishment of Indebtedness, together with any related provision for taxes on any such income.

There shall be excluded from Consolidated Net Income for any period (i) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets or liabilities (including any gains and losses attributable to movement in the mark-to-market valuation of (a) any Permitted Convertible Indebtedness, (b) any Permitted Convertible Indebtedness Call Transaction and (c) contingent consideration assumed in business acquisitions), (ii) any non-cash charges recorded in respect of intangible assets, including goodwill, (iii) any income (or loss) of Ledgemont for any period prior to the Issue Date, and (iv) the purchase accounting effects of in process research and development expenses for asset acquisitions and adjustments to property, inventory and equipment, software and other intangible assets and deferred revenue and deferred expenses in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Endo and the Subsidiaries), as a result of any acquisition consummated prior to the Issue Date, any acquisition permitted under the indenture, or the amortization or write-off of any amounts thereof.

“Consolidated Senior Secured Debt Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Indebtedness that is secured by a Lien on the Property of Endo or any Guarantor as of such date to (ii) Consolidated Adjusted EBITDA of Endo during the four full fiscal quarters for which internal financial statement are available ending on or prior to the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, the sum, without duplication, of (1) the aggregate amount of all outstanding Indebtedness of Endo and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capital Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (other than Indebtedness described in clause (4) of the definition of “Indebtedness” in respect of drawings thereunder to the extent such drawings are reimbursed within 10 business days after the date of such drawing), (2) the principal amount of any obligations of any Person (other than Endo or any Restricted Subsidiary) of the type described in the foregoing clause (1) that are Guaranteed by Endo or any Restricted Subsidiary (whether or not reflected on a consolidated balance sheet of Endo) and (3) the aggregate amount of all outstanding Disqualified Stock of Endo and all Preferred Stock of the Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by Endo.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Convertible Senior Subordinated Notes” means Endo’s $379.5 million in aggregate principal amount of 1.75% Convertible Senior Subordinated Notes due April 15, 2015.

“Convertible Senior Subordinated Notes Indenture” means the indenture governing the Convertible Senior Subordinated Notes.

“Credit Agreement” means (i) the Credit Agreement, dated as of October 16, 2009, by and among Endo and the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, Barclays Capital as syndication agent, and J.P. Morgan Securities Inc. and Barclays Capital as Joint Bookrunners and Joint Lead Arrangers, providing for up to $300.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced (whether or not upon termination, and whether with the original lenders or otherwise), supplemented or otherwise modified from time to time (including, in each case, by means of one or more credit agreements, note purchase agreements or sales of debt securities to institutional investors whether with the original agents and lenders or otherwise and including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing) and including, without limitation, to increase the amount of available borrowing thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors or otherwise, and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by Endo to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to lenders or to special purpose entities formed to borrow from lenders against such receivables or inventory) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers, guarantors or issuers or lenders or group of lenders, and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Currency Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means noncash consideration received by Endo or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated by Endo as Designated Noncash Consideration, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Noncash Consideration, which cash and cash equivalents shall be considered Net Proceeds received as of such date and shall be applied pursuant to the covenant described above under the caption “—Repurchase at the option of holders—Asset sales.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder) or upon the happening of any event:

(1)	matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)	is mandatorily redeemable or must be purchased (in each case, other than redeemable or purchasable only for Capital Stock of such Person which is not itself Disqualified Stock) upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to such series of notes and described above under the captions “—Repurchase at the option of holders—Asset sales” and “—Repurchase at the option of holders—Change of control repurchase event.”

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (1) of Equity Interests of Endo by Endo (other than Disqualified Stock and other than to a Subsidiary of Endo) or (2) of Equity Interests of a direct or indirect parent entity of Endo (other than to Endo or a Subsidiary of Endo) to the extent that the net proceeds therefrom are contributed to the common equity capital of Endo.

“Existing Indebtedness” means all Indebtedness of Endo and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined in good faith by Endo.

“Fall Away Event” means with respect to the notes such time as the notes shall have an Investment Grade Rating (pursuant to ratings from each of S&P and Moody’s (or any substituted Rating Agency)) and Endo shall have delivered to the trustee an officers’ certificate certifying that the foregoing condition has been satisfied.

“Fixed Charge Coverage Ratio” means the ratio of Consolidated Adjusted EBITDA of Endo during the four full fiscal quarters for which internal financial statements are available (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the “Transaction Date”) to Fixed Charges of Endo for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Adjusted EBITDA” and “Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)	the Incurrence or repayment of any Indebtedness and the issuance, maturity, redemption, conversion, exchange or repurchase of any Disqualified Stock or Preferred Stock, as applicable, of Endo or any of its Restricted Subsidiaries (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)	any Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by Endo or any Restricted Subsidiary during the Four Quarter Period or subsequent to such Four Quarter Period and on or prior to or simultaneously with the Transaction Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the Four Quarter Period. If since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Endo or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable Four Quarter Period.

Furthermore, in calculating Fixed Charges for purposes of determining the denominator (but not the numerator) of this “Fixed Charge Coverage Ratio”:

(1)	interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)	notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and

(3)	the amount of Fixed Charges attributable to any Preferred Stock (other than Disqualified Stock) issued by Endo that is mandatorily convertible or redeemable solely into common equity of Endo within 365 days of the Transaction Date will be recalculated by multiplying (x) the actual amount of Fixed Charges attributable thereto for the Four Quarter Period by (y) a fraction, the numerator of which is the number of days from (and including) the Transaction Date to (but excluding) the applicable conversion or redemption date and the denominator of which is 365.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Endo, giving effect to (a) Pro Forma Cost Savings and (b) any cost savings that could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense for such period; plus

(2)	the product of:

(a)	the amount of all dividend payments on any series of Preferred Stock (including any Designated Preferred Stock) or Disqualified Stock of Endo or any Restricted Subsidiary (other than dividends paid or accrued in Qualified Capital Stock or dividends paid or accrued to Endo or a Wholly Owned Subsidiary) paid, accrued or scheduled to be paid or accrued during such period (without duplication), and

(b)	a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

“Foreign Jurisdiction Deposit” means a deposit or Guarantee incurred in the ordinary course of business and required by any Governmental Authority in a foreign jurisdiction as a condition of doing business in such jurisdiction.

“Foreign Subsidiary” means a Restricted Subsidiary that is not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia or is a Restricted Subsidiary of a Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time (except with respect to accounting for capital leases, as to which such principle in effect on the Issue Date shall apply), including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(A)	endorsements for collection or deposit in the ordinary course of business; or

(B)	a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (3) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means each Restricted Subsidiary of Endo that guarantees Endo’s obligations under the indenture.

“HealthTronics Joint Venture” means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) through which HealthTronics, Inc. or its subsidiaries offer medical services.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute a Hedging Obligation.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

Solely for purposes of determining compliance with the covenant described above under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock”:

(1)	amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2)	the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

(3)	changes in the conversion value of Permitted Convertible Indebtedness attributable to movement in the mark-to-market valuation thereof; and

(4)	the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale Leaseback Transactions entered into by such Person;

(3)	all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later the 30th day following payment on the letter of credit);

(5)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Restricted Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the indenture (but excluding, in each case, any accrued dividends);

(6)	to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(7)	all obligations of the type referred to in clauses (1) through (6) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(8)	all obligations of the type referred to in clauses (1) through (7) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured.

Notwithstanding the foregoing, in connection with the purchase by Endo or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude indemnification, purchase price adjustment, earn-outs, holdback and contingency payment obligations to which the seller may become entitled ; provided, however, that to the extent such payment becomes fixed and determined, the amount is paid within 180 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Interest Rate Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Endo or any Restricted Subsidiary of Endo sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Endo such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Endo, Endo will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Endo’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain covenants—Restricted payments.” The acquisition by Endo or any Restricted Subsidiary of Endo of a Person that holds an Investment in a third Person will be deemed to be an Investment by Endo or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain covenants—Restricted payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent), and (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of Endo’s control, the equivalent investment grade credit rating from any Rating Agency selected by Endo as a replacement Rating Agency).

“Issue Date” means November 23, 2010.

“Ledgemont” means Ledgemont Royalty Sub LLC, a Delaware limited liability company.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” means with respect to a transaction, the proceeds of such transaction in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Endo or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting, taxes and other fees and expenses actually incurred or reserved in good faith for post-closing adjustments in connection with such transaction and net of taxes paid or payable as a result thereof.

“Net Proceeds” from an Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)	all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(3)	all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale;

(4)	the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Sale and retained by Endo or any Restricted Subsidiary after such Asset Sale; and

(5)	any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale; provided, however, that upon the termination of that escrow, Net Proceeds will be increased by any portion of funds in the escrow that are released to Endo or any Restricted Subsidiary.

“Non-Guarantor Subsidiary” means a Restricted Subsidiary that is not a Guarantor.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither Endo nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Endo or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Note Guarantee” means the Guarantee by each Guarantor of Endo’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of Endo, and delivered to the Trustee.

“Permitted Bond Hedge Transaction” means (a) any call option or capped call option (or substantively equivalent derivative transaction) on Endo’s common stock purchased by Endo in connection with an Incurrence of Permitted Convertible Indebtedness, (b) the existing call options or capped call options (or substantively equivalent derivative transactions) purchased by Endo in connection with the issuance of the Convertible Senior Subordinated Notes and (c) any call option or capped call option (or substantively equivalent derivative transaction) replacing or refinancing the foregoing; provided that (x) the sum of (i) the purchase price for any Permitted Bond Hedge Transaction occurring after the Issue Date, plus (ii) the purchase price for any Permitted Bond Hedge Transaction it is refinancing or replacing, if any, minus (iii) the cash proceeds received upon the termination or the retirement of the Permitted Bond Hedge Transaction it is replacing or refinancing, if any, less (y) the sum of (i) the cash proceeds from the sale of the related Permitted Warrant Transaction plus (ii) the cash proceeds from the sale of any Permitted Warrant Transaction refinancing or replacing such related Permitted Warrant Transaction, if any, minus (iii) the amount paid upon termination or retirement of such related Permitted Warrant Transaction, if any, does not exceed the net cash proceeds from the Incurrence of the related Permitted Convertible Indebtedness.

“Permitted Business” means the business and any services, activities or businesses incidental, or reasonably related or complementary or similar to, any line of business engaged in by Endo and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Convertible Indebtedness” means (a) Indebtedness of Endo (which may be Guaranteed by the Guarantors) permitted to be Incurred pursuant to the covenant described above under the caption “—Certain Covenants—Incurrence of indebtedness and issuance of preferred stock” that is (1) convertible into common stock of Endo (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (2) sold as units with call options, warrants, rights or obligations to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of Endo and/or cash (in an amount determined by reference to the price of such common stock) and (b) the Convertible Senior Subordinated Notes.

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Investments” means:

(1)	any Investment in Endo or in a Restricted Subsidiary of Endo;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by Endo or any Restricted Subsidiary of Endo in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Endo; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Endo or a Restricted Subsidiary of Endo;

(4)	any Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the option of holders—Asset sales” or (ii) a disposition of assets not constituting an Asset Sale;

(5)	any Investments to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Endo;

(6)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Endo or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)	Investments represented by Hedging Obligations and Permitted Bond Hedge Transactions;

(8)	loans or advances, and guarantees of such loans and advances, to officers, directors consultants, employees, customers and suppliers in the ordinary course of business in the aggregate amount outstanding at any one time not to exceed $10.0 million;

(9)	Investments in the notes;

(10)	any guarantee of Indebtedness permitted to be incurred by the covenant entitled “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock” and performance guarantees consistent with past practice;

(11)	any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under the indenture;

(12)	Investments acquired after the Issue Date as a result of the acquisition by Endo or any Restricted Subsidiary of Endo of another Person, including by way of a merger, amalgamation or consolidation with or into Endo or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “—Merger, consolidation or sale of assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)	Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties;

(14)	receivables owing to Endo or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Endo or any such Restricted Subsidiary deems reasonable under the circumstances;

(15)	advances, loans or extensions of trade or other credit (including to officers, directors, consultants and employees) in the ordinary course of business by Endo or any of its Restricted Subsidiaries;

(16)	lease, utility and other similar deposits in the ordinary course of business;

(17)	Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(18)	Investments in a Permitted Business in an aggregate amount, taken together with all other Investments made pursuant to this clause (18) that are at that time outstanding, not to exceed the greater of $250.0 million or 5.0% of Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(19)	Investments in (a) any joint ventures in an amount outstanding at any one time not to exceed $175.0 million or 3.5% of Total Assets (with the Fair Market Value of each Investment (other than any Investment consisting of a guarantee) being measured at the time made and without giving effect to subsequent changes in value) and (b) any Permitted Joint Venture; provided, however, that if any Investment pursuant to this clause (19) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be a Restricted Subsidiary;

(20)	Investments among Endo and its Subsidiaries in the ordinary course of business for purposes of funding the working capital and maintenance capital expenditure requirements and research and development activities of Endo and its Subsidiaries;

(21)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Endo or any Restricted Subsidiary or in satisfaction of judgments;

(22)	Investments consisting of co-development agreements or consisting of the licensing or contribution of intellectual property, new drug applications or similar assets pursuant to development, marketing or manufacturing agreements, alliances or arrangements or similar agreements or arrangements with other Persons;

(23)	Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(24)	any customary upfront, milestone, marketing or other funding payment in the ordinary course of business to another Person in connection with obtaining a right to receive royalty or other payments in the future;

(25)	Investments in Light Sciences Oncology LLC in an amount not to exceed $6.0 million in any fiscal year; and

(26)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (26) that are at the time outstanding, not to exceed the greater of $200.0 million or 5.0% of Total Assets.

“Permitted Joint Venture” means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which Endo or any of its Restricted Subsidiaries is a joint venturer; provided, however, that, immediately after giving effect to any Investment in such Permitted Joint Venture pursuant to clause (19)(b) of the definition of “Permitted Investments”: (a) the joint venture is engaged solely in a Permitted Business, (b) Endo or a Restricted Subsidiary is required by the governing documents of the joint venture or an agreement with the other parties to the joint venture to participate in the management of such joint venture as a member of such joint venture’s Board of Directors or otherwise, (c) Endo and any Subsidiary or Affiliate of Endo hold or own, collectively, not more than 66 2/3 percent of the outstanding Capital Stock of such Permitted Joint Venture, and (d) if such Permitted Joint Venture is not a HealthTronics Joint Venture, at the time of the initial Investment and at the time of each subsequent Investment in such Permitted Joint Venture, Endo would be able to Incur additional Secured Indebtedness pursuant to the proviso in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of indebtedness and issuance of preferred stock.”

“Permitted Liens” means:

(1)	Liens to secure (i) Indebtedness (and other related Obligations) that was incurred pursuant to clause (1) or clause (15) of the definition of Permitted Debt and Hedging Obligations related thereto, or (ii) Obligations with regard to Treasury Management Arrangements;

(2)	(i) Liens on assets of Foreign Subsidiaries or Non-Guarantor Subsidiaries securing Indebtedness (and other related Obligations) of such Foreign Subsidiary or Non-Guarantor Subsidiary that was Incurred pursuant to the covenant described above under the caption “—Certain Covenants—Incurrence of indebtedness and issuance of preferred stock”, (ii) Liens securing Indebtedness (and other related Obligations) that was Incurred pursuant to clause (11), clause (13) (provided that such Liens do not extend to any property or assets that are not property being purchased, leased, constructed or improved with the proceeds of such Indebtedness Incurred pursuant to such clause (13)), or clause (25) of the definition of Permitted Debt, and (iii) Liens to secure Indebtedness (and other related Obligations) that was Incurred pursuant to the covenant described above under the caption “—Certain Covenants—Incurrence of indebtedness and issuance of preferred stock”, provided that, in the case of this clause (iii), at the time of its Incurrence and after giving pro forma effect thereto, the Consolidated Senior Secured Debt Ratio would be no greater than 3.5 to 1.0;

(3)	(a) Liens in favor of Endo or the Guarantors; (b) Liens on the property of any Restricted Subsidiary of Endo that is not a Guarantor in favor of any other Restricted Subsidiary of Endo and (c) Liens on the property of any Subsidiary of Endo that is not a Restricted Subsidiary of Endo in favor of Endo or any of its Restricted Subsidiaries;

(4)	Liens on property or shares of Capital Stock of another Person existing at the time such other Person becomes a Subsidiary of Endo or is merged with or into or consolidated with Endo or any Subsidiary of Endo; provided that such Liens do not extend to any other property owned by Endo or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(5)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by Endo or any Subsidiary of Endo; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(6)	Liens on the Capital Stock of Unrestricted Subsidiaries;

(7)	Liens to secure the performance of, or arising in connection with, public or statutory obligations (including worker’s compensation laws, unemployment insurance laws or similar legislation), insurance, surety or appeal bonds, performance bonds or other obligations of a like nature, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases, deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment or performance of such obligations);

(8)	Liens on securities that are the subject of repurchase agreements permitted hereunder;

(9)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (11) of the definition of Permitted Debt covering only the assets acquired with or financed by such Indebtedness;

(10)	Liens existing on the Issue Date (other than Liens referred to in the foregoing clause (1)(i));

(11)	Liens for taxes, assessments or other governmental charges or claims that are (i) not yet delinquent, (ii) not yet subject to penalties for non-payment, or (iii) being contested in good faith by appropriate proceedings;

(12)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, either (i) incurred in the ordinary course of business or (ii) for sums not yet due or being contested in good faith by appropriate proceedings;

(13)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of their properties which were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(14)	Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(15)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture or to secure any Refinancing (or successive Refinancings), as a whole or in part, of any Indebtedness secured by a Lien referred to in clauses (2)(iii), (4), (5), (10), (27) and (35) hereof; provided, however, that:

(a)	the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the greater of the outstanding principal amount, committed amount or principal amount at the time the Lien became a Permitted Lien, of the Indebtedness being Refinanced and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance, extension or discharge;

(16)	Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings;

(17)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by Endo and its Restricted Subsidiaries in the ordinary course of business;

(18)	Liens arising solely from precautionary UCC financing statements or similar filings;

(19)	Liens securing or arising out of judgments, decrees, orders, awards or notices of lis pendens and associated rights related to litigation with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired;

(20)	Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(21)	Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(22)	Liens on cash, Cash Equivalents or other property securing Indebtedness permitted by clause (16) of the definition of Permitted Debt;

(23)	Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(24)	grants of software and other technology licenses in the ordinary course of business;

(25)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(26)	Liens in favor of issuers of performance and surety bonds or bid bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(27)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(28)	Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under the indenture;

(29)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(30)	liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers;

(31)	Liens on equipment of Endo or any Restricted Subsidiary granted in the ordinary course of business to Endo’s or such Restricted Subsidiary’s supplier at which such equipment is located;

(32)	Liens incurred to secure cash management services or to implement cash pooling or sweep arrangements to permit satisfaction of overdraft or similar obligations in the ordinary course of business;

(33)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(34)	Liens (i) solely on any cash earnest money deposits made by Endo or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted under the indenture or (ii) consisting of an agreement to dispose of any property permitted to be sold pursuant to the covenant described above under the caption “Asset sales”;

(35)	leases, subleases, licenses or sublicenses granted to third parties entered into in the ordinary course of business which do not materially interfere with the conduct of the business of Endo and the Restricted Subsidiaries and which do not secure any Indebtedness;

(36)	Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(37)	ground leases in respect of real property on which facilities owned or leased by Endo or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by Endo or any Subsidiary;

(38)	Liens to secure Non-Recourse Debt permitted to be incurred pursuant to clause (23) of the definition of Permitted Debt, which Liens may not secure Indebtedness other than Non-Recourse Debt;

(39)	Liens to secure contractual payments (contingent or otherwise) payable by Endo or its Subsidiaries to a seller after the consummation of an acquisition of a product, business, license or other assets; and

(40)	other Liens securing Indebtedness to the extent such Indebtedness, when taken together with all other Indebtedness secured by Liens Incurred pursuant to this clause (40) and outstanding on the date such other Lien is Incurred, does not exceed the greater of $50.0 million or 1.0% of Total Assets.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, Endo may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and Endo may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Permitted Refinancing Indebtedness” means any Indebtedness that Refinances any Indebtedness of Endo or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness that Refinances Refinancing Indebtedness; provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being refinanced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums and defeasance costs, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date no earlier than the earlier of (i) the final maturity date of the notes or (ii) the final maturity of the Indebtedness being refinanced, and has a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced;

(3)	if the Indebtedness being refinanced is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being refinanced; and

(4)	such Indebtedness is incurred by Endo, any Guarantor or by any Restricted Subsidiary of Endo that was an obligor (as issuer or guarantor) on the Indebtedness being refinanced and is guaranteed only by Endo, any Guarantor or Persons who were obligors (as issuer or guarantor) on the Indebtedness being refinanced.

“Permitted Warrant Transaction” means (a) any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) on common stock of Endo purchased or sold by Endo substantially concurrently with a Permitted Bond Hedge Transaction and (b) the existing call options, warrants or rights to purchase (or substantively equivalent derivative transactions) sold by Endo substantially concurrently with the issuance of the Convertible Senior Subordinated Notes.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class of classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Product” means any product developed, acquired, produced, marketed or promoted by Endo or any of its Subsidiaries in connection with the conduct of a Permitted Business.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Purchase Money Indebtedness” means Indebtedness Incurred to finance the acquisition, development, construction or lease by Endo or a Restricted Subsidiary of Property, including additions and improvements thereto, where the maturity of such Indebtedness does not exceed the anticipated useful life of the Property being financed; provided, however, that such Indebtedness is Incurred within 270 days after the completion of the acquisition, development, construction or lease of such Property by Endo or such Restricted Subsidiary.

“Qualifying Equity Interests” means Equity Interests of Endo other than (1) Disqualified Stock; (2) Equity Interests that were used to support an incurrence of Contribution Indebtedness and (3) Equity Interests sold in an Equity Offering prior to the third anniversary of the Issue Date that are eligible to be used to support an optional redemption of notes pursuant to the “Optional redemption” provisions of the indenture.

“Rating Agencies” means:

(1)	S&P;

(2)	Moody’s; or

(3)	if S&P or Moody’s or both shall not make a rating of the notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) of the Exchange Act, selected by Endo, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means:

(1)	with respect to S&P, any of the following categories (any of which may include a “+” or a “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

(2)	with respect to Moody’s, any of the following categories (any of which may include a “1,” “2” or a “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

(3)	the equivalent of any such category of S&P or Moody’s used by another Rating Agency.

In determining whether the rating of the notes has decreased by one or more gradation, gradations within Rating Categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

“Ratings Decline” shall be deemed to occur with respect to the notes if, at the time of or in connection with the occurrence of an event specified in clauses (1) through (3) of the definition of Change of Control, the rating of the notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories), and such decrease is directly attributable, in whole or in part, to such event.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of Endo that is not an Unrestricted Subsidiary.

“Sale Leaseback Transaction” means the leasing by Endo or any Restricted Subsidiary of any asset, whether owned at the Issue Date or acquired after the Issue Date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between Endo and any Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by Endo or such Restricted Subsidiary to any party with the intention of taking back a lease of such property.

“Secured Indebtedness” means any Indebtedness of Endo or any of the Restricted Subsidiaries secured by a Lien.

“Senior Indebtedness” means with respect to any Person:

(1)	Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2)	all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above;

unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the notes or the Note Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(A)	any obligation of such Person to Endo or any Subsidiary;

(B)	any liability for Federal, state, local or other taxes owed or owing by such Person;

(C)	any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(D)	any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(E)	that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the indenture.

“S&P” means Standard & Poor’s Ratings Group.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or

(2)	any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity or economic interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, each HeathTronics Joint Venture will be deemed not to be a Subsidiary of Endo or any of its Subsidiaries unless designated as a Subsidiary by Endo.

“Total Assets” means the total assets of Endo and the Restricted Subsidiaries, as shown on the most recent balance sheet of Endo for which internal financial statements are available immediately preceding the date on which any calculation of Total Assets is being made, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services and other cash management services.

“Treasury Rate” means, as of any redemption date, as determined by Endo, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2015; provided, however, that if the period from the redemption date to December 15, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Triggering Indebtedness” means (i) the Credit Agreement, (ii) the Convertible Senior Subordinated Notes or (iii) any other Indebtedness of Endo or any Restricted Subsidiary represented by bonds, debentures, notes or other securities, in each case, that has an aggregate principal amount or committed amount of at least $50.0 million; provided that, in the case of clauses (i) through (iii) above, in no event shall Triggering Indebtedness include Indebtedness Incurred by a Foreign Subsidiary that does not directly or indirectly Guarantee, become an obligor under, or otherwise provide direct credit support for any Indebtedness of Endo or any Restricted Subsidiary that is not a Foreign Subsidiary.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Endo in accordance with the covenant described above under the caption “—Certain Covenants—Designation of restricted and unrestricted subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means a Restricted Subsidiary of Endo of which Endo owns, directly or indirectly, all of the Capital Stock, other than directors’ qualifying shares, of such Restricted Subsidiary.

DESCRIPTION OF NEW 2019 NOTES AND NEW 2022 NOTES

Endo will issue the new 2019 notes and the new 2022 notes under separate indentures, each dated June 8, 2011 (which are referred to individually in this description as an “indenture” and together as the “indentures”), among itself, the Guarantors and Wells Fargo Bank, National Association, as trustee. These are the same two indentures under which the old 2019 notes and the old 2022 notes were issued. The terms of the new 2019 notes and new 2022 notes will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939, as amended. When we use the term “old notes” in this description, the term includes the old 2019 notes and the old 2022 notes. When we use the term “new notes” in this description, the term includes the new 2019 notes and the new 2022 notes. When we use the term “2019 notes” in this description, the term includes the old 2019 notes and the new 2019 notes. When we use the term “2022 notes” in this description, the term includes the old 2022 notes and the new 2022 notes. When we use the term “notes” in this description, the term includes the old notes and the new notes.

In this description, (i) references to “Endo” refers only to Endo Pharmaceuticals Holdings Inc. and not to its subsidiaries, and (ii) the term “Guarantors” includes each Restricted Subsidiary of Endo that guarantees Endo’s obligations under the indentures.

The following description is a summary of the material provisions of the indentures. It does not restate those agreements in their entirety. We urge you to read the indentures because they, and not this description, define your rights as holders of the notes. Copies of the indentures are available as set forth in the section entitled “Incorporation of Certain Documents by Reference” in this prospectus. You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indentures. Any old 2019 notes that remain outstanding after the completion of the exchange offer, together with the new 2019 notes issued in connection with the exchange offer, will be treated as a single class of securities under the applicable indenture. Any old 2022 notes that remain outstanding after the completion of the exchange offer, together with the new 2022 notes issued in connection with the exchange offer, will be treated as a single class of securities under the applicable indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indentures.

Brief Description of the New Notes and the Note Guarantees

The Notes

The notes:

•	will be general unsecured obligations of Endo;

•	will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of Endo;

•	will be senior in right of payment to any existing or future Indebtedness of Endo that is, by its terms, expressly subordinated in right of payment to the notes; and

•	will be fully and unconditionally guaranteed by the Guarantors.

However, the notes will be effectively subordinated to all borrowings under the Credit Facility, which is secured by substantially all of the assets of Endo and the Guarantors. See “Risk factors—The new notes and the guarantees will be unsecured and effectively subordinated to our and the guarantors’ existing and future secured indebtedness.”

The Note Guarantees

The notes were initially guaranteed by all Subsidiaries of Endo that were guarantors of Endo’s obligations as borrower under the Credit Agreement on the Issue Date. After the Issue Date, certain other Subsidiaries of Endo that are not, or were not, Guarantors will be, or have been, required to become Guarantors and the Note Guarantees of a Guarantor will be, or have been, released, in each case, under certain circumstances. See “—Certain Covenants—Additional Note Guarantees” and “Note Guarantees.”

Each guarantee of the notes:

•	will be a general unsecured obligation of the Guarantor;

•	will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of that Guarantor; and

•	will be senior in right of payment to any future Indebtedness of that Guarantor that is, by its terms, expressly subordinated in right of payment to the notes or the guarantee, as the case may be.

The operations of Endo are conducted through its Subsidiaries and, therefore, Endo depends on the cash flow of its Subsidiaries to meet its obligations, including its obligations under the notes. Not all of our Subsidiaries will guarantee the notes. The notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of Endo’s non-guarantor Subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

As of the date of this prospectus, all of our Subsidiaries, other than HealthTronics, Inc. and its Subsidiaries, will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indentures. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

On the Issue Date, Endo issued the old notes in two series:

•	$500.0 million of the old 2019 notes that will mature on July 15, 2019; and

•	$400.0 million of the old 2022 notes that will mature on January 15, 2022.

The 2019 notes and the 2022 notes are separate series of notes, including for purposes of, among other things, payments of principal and interest, Events of Default and consents to amendments to the applicable indenture and series of notes. Endo may issue additional notes under the indentures from time to time. Any issuance of additional notes is subject to all of the covenants in the applicable indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes of a series and any additional notes of such series subsequently issued under the applicable indenture will be treated as a single class for all purposes under such indenture, in each case including, without limitation, waivers, amendments, redemptions and offers to purchase. Endo will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Unless the context requires otherwise, references to “notes” for purposes of the indentures and this “Description of New 2019 Notes and New 2022 Notes” include any additional notes that are actually issued.

Interest on the 2019 notes will accrue at the rate of 7.000% per annum and interest on the 2022 notes will accrue at the rate of 7.250% per annum. Interest on the notes will be payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2012. Interest on overdue principal, interest and Additional Interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. Endo will make each interest payment to the holders of record on the immediately preceding January 1 and July 1.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of any series of notes has given wire transfer instructions to Endo at least five business days prior to the applicable payment date, Endo will pay, or cause to be paid by the paying agent, all principal of, premium on, if any, interest and Additional Interest, if any, on, that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Endo elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders; provided that all payments of principal, premium, if any, interest and Additional Interest with respect to notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the holder or holders thereof.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. Endo may change the paying agent or registrar without notice to the holders of the notes, and Endo or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Endo will not be required to transfer or exchange any note selected for redemption. Also, Endo will not be required to transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption.

Note Guarantees

The notes were initially guaranteed by all Subsidiaries of Endo that were guarantors of Endo’s obligations as borrower under the Credit Agreement on the Issue Date. Subsequent to the Issue Date, Endo’s Subsidiaries, Generics Bidco II, LLC, Generics International (US Holdco), Inc., Generics International (US Midco), Inc., Generics International (US Parent), Inc., Moores Mill Properties, LLC, Quartz Specialty Pharmaceuticals, LLC, Wood Park Properties, LLC, American Medical Systems Holdings, Inc., American Medical Systems, Inc. AMS Research Corporation, AMS Sales Corporation and Laserscope became guarantors of the notes and HealthTronics, Inc. was released as a guarantor of the notes. In addition, Penwest Pharmaceuticals Co., an original guarantor of the notes, was merged with and into Endo Pharmaceuticals Inc. in August 2011. These Note Guarantees are joint and several obligations of the Guarantors. In addition, if any Subsidiary of Endo becomes a guarantor or obligor in respect of any Triggering Indebtedness, Endo is required to cause such Subsidiary to enter into supplemental indentures pursuant to which such Subsidiary shall agree to Guarantee the notes, fully and unconditionally and on a senior basis.

The obligations of each Guarantor under its Note Guarantees will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantees or pursuant to its contribution obligations under the indentures, will result in the obligations of such Guarantor under its Note Guarantees not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under its Note Guarantees will be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP. See “Risk factors—A guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent holders of the notes from relying on that subsidiary to satisfy claims.” Endo also may, at any time, cause a Subsidiary to become a Guarantor by executing and delivering supplemental indentures providing for the Guarantee of payment of the notes by such Subsidiary on the basis provided in the indentures.

The Note Guarantees of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Endo or a Restricted Subsidiary of Endo, if the sale or other disposition does not violate the covenant described below under the caption “—Repurchase at the Option of Holders—Assets Sales;”

(2)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Endo or a Restricted Subsidiary of Endo, if the sale or other disposition does not violate the covenant described below under the caption “—Repurchase at the Option of Holders—Assets Sales” and the Guarantor ceases to be a Restricted Subsidiary of Endo as a result of the sale or other disposition;

(3)	if Endo designates any Restricted Subsidiary that is such a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indentures;

(4)	with respect to the notes of any series, upon legal defeasance or covenant defeasance with respect to the notes of such series or satisfaction and discharge of the applicable indenture as provided below under the captions “—Legal defeasance and covenant defeasance” and “—Satisfaction and discharge;” or

(5)	upon the release of the Guarantor’s guarantee under all applicable Triggering Indebtedness.

Optional Redemption

2019 Notes

Except as described below, the 2019 notes will not be redeemable at Endo’s option prior to July 15, 2015.

On or after July 15, 2015, Endo may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on July 15 of the years indicated below (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date if the notes have not been redeemed prior to such date):

Year	Percentage
2015	103.500%
2016	101.750%
2017 and thereafter	100.000%

In addition, at any time prior to July 15, 2015, Endo may on any one or more occasions redeem all or a part of the 2019 notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2019 notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

At any time prior to July 15, 2014, Endo may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2019 notes issued under the indenture governing the 2019 notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 107.000% of the aggregate principal amount of the 2019 notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the rights of holders of 2019 notes on the relevant record date to receive interest due on the relevant interest payment date if the 2019 notes have not been redeemed prior to such date), with the net cash proceeds of an Equity Offering by Endo; provided that:

(1)	at least 65% of the aggregate principal amount of 2019 notes originally issued under the indenture governing the 2019 notes (excluding notes held by Endo and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 120 days of the date of the closing of such Equity Offering.

Unless Endo defaults in the payment of the redemption price, interest will cease to accrue on the 2019 notes or portions thereof called for redemption on the applicable redemption date.

2022 Notes

Except as described below, the notes will not be redeemable at Endo’s option prior to July 15, 2016.

On or after July 15, 2016, Endo may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on July 15 of the years indicated below (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date if the notes have not been redeemed prior to such date):

Year	Percentage
2016	103.625%
2017	102.417%
2018	101.208%
2019 and thereafter	100.000%

In addition, at any time prior to July 15, 2016, Endo may on any one or more occasions redeem all or a part of the 2022 notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2022 notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

At any time prior to July 15, 2014, Endo may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2022 notes issued under the indenture governing the 2022 notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 107.250% of the aggregate principal amount of the 2022 notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the rights of holders of 2022 notes on the relevant record date to receive interest due on the relevant interest payment date if the 2022 notes have not been redeemed prior to such date), with the net cash proceeds of an Equity Offering by Endo; provided that:

(1)	at least 65% of the aggregate principal amount of the 2022 notes originally issued under the indenture governing the 2022 notes (excluding notes held by Endo and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 120 days of the date of the closing of such Equity Offering.

Unless Endo defaults in the payment of the redemption price, interest will cease to accrue on the 2022 notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

Endo is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, each holder of notes will have the right to require Endo to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in the indentures. In the Change of Control Offer, Endo will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased to the date of purchase (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date if the notes have not been redeemed or repurchased prior to such date). Within 30 days following any Change of Control Repurchase Event, Endo will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indentures and described in such notice. Endo will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the indentures, Endo will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the indentures by virtue of such compliance.

On the Change of Control Payment Date, Endo will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Endo.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. Endo will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Endo to make a Change of Control Offer following a Change of Control Repurchase Event will be applicable whether or not any other provisions of the indentures are applicable. Except as described above with respect to a Change of Control Repurchase Event, the indentures do not contain provisions that permit the holders of the notes to require that Endo repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Endo will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indentures applicable to a Change of Control Offer made by Endo and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indentures as described above under the caption “—Optional redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

If a Change of Control Offer is made, Endo may not have available funds sufficient to pay the Change of Control Payment for all of the notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer. Endo’s failure to make or consummate the Change of Control Offer or pay the Change of Control Payment when due will give the trustee and the holders of the notes the rights described under “—Events of Default.”

In addition to Endo’s obligations under the indentures with respect to the notes in the event of a Change of Control Repurchase Event, the Credit Agreement contains an event of default upon a Change in Control (as defined therein) which obligates Endo to repay amounts outstanding under such indebtedness upon an acceleration of the indebtedness issued thereunder. As a result, Endo may not be able to repurchase the notes and satisfy its obligations under its other indebtedness following a Change of Control Repurchase Event. See “Risk factors—Upon a change of control repurchase event, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indentures governing the notes, which would violate the terms of the notes.”

The existence of a holder’s right to require Endo to repurchase such holder’s notes upon a Change of Control Repurchase Event may deter a third party from acquiring Endo in a transaction which constitutes a Change of Control.

The provisions of the indentures will not afford holders of the notes the right to require Endo to repurchase the notes in the event of a highly leveraged transaction or certain transactions with Endo’s management or Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of Endo by management or its affiliates) involving Endo that may adversely affect holders of the notes, if such transaction is not a transaction defined as a Change of Control.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Endo and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Endo to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Endo and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the indentures relative to Endo’s obligation to make a Change of Control Offer may be waived or modified with the consent of the holders of a majority in principal amount of the notes.

Asset Sales

Endo will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	Endo (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or shares of Capital Stock of a Restricted Subsidiary issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration received in the Asset Sale by Endo or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on Endo’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, of Endo or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or any Note Guarantee) (i) that are assumed by the transferee of any such assets and for which Endo or such Restricted Subsidiary, as the case may be, have been released or indemnified against further liability or (ii) in respect of which neither Endo nor any Restricted Subsidiary following such Asset Sale has any obligation;

(b)	any securities, notes or other obligations received by Endo or any Restricted Subsidiary from such transferee that are converted by Endo or such Restricted Subsidiary within 180 days into cash, to the extent of the cash received in that conversion;

(c)	any Designated Noncash Consideration having an aggregate Fair Market Value that, when taken together with all other Designated Noncash Consideration previously received and then outstanding, does not exceed at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) the greater of $100.0 million or 1.5% of Total Assets; and

(d)	any Investment, stock, asset, property or capital expenditure of the kind referred to in clause (3) of the next paragraph of this covenant.

Within one year from the later of the date of an Asset Sale or the receipt of any Net Proceeds from an Asset Sale, Endo (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)	to prepay, repay, redeem or purchase (i) Indebtedness and other Obligations that are secured by a Lien or (ii) Indebtedness (other than any Disqualified Capital Stock) and other Obligations of a Non-Guarantor Subsidiary, and, in each case, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)	to prepay, repay, redeem or purchase Senior Indebtedness of Endo or any Guarantor; provided that, Endo shall (y) apply a pro rata portion (determined and as modified based on the provisions set forth below) of such Net Proceeds to redeem or repurchase the notes (i) as described above under the caption “—Optional redemption” or (ii) through open market purchases at a purchase price not less than 100% of the principal amount thereof, plus accrued but unpaid interest thereon, or (z) make an offer (in accordance with the procedures set forth below) to all holders to purchase their notes at a purchase price not less than 100% of the principal amount thereof, plus accrued but unpaid interest thereon (in each case other than Indebtedness or other Obligations owed to Endo or an Affiliate of Endo); or

(3)	to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary), to acquire assets or property or to make capital expenditures, in each case (i) used or useful in a Permitted Business or (ii) that replace the properties and assets that are the subject of such Asset Sale;

provided that in the case of clause (3) above, entering into and not abandoning or rejecting a binding commitment to make an investment to satisfy clause (3) above shall be treated as a permitted application of Net Proceeds from the date of such commitment; provided that (x) such investment is consummated within 545 days after the later of the receipt of such Net Proceeds or the date of such Asset Sale and (y) if such investment is not consummated within the period set forth in subclause (x), or otherwise applied as set forth in clauses (1) or (2) above, the Net Proceeds not so applied will be deemed to constitute Excess Proceeds under the second succeeding paragraph.

Pending the final application of any Net Proceeds, Endo (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indentures.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds the greater of $100.0 million or 1.5% of Total Assets, within 30 days thereof, Endo will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Senior Indebtedness containing provisions similar to those set forth in the indentures with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other Senior Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount (or accreted value, if less, or such lesser amount as may be provided by the terms of such other Senior Indebtedness), plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, prepayment or redemption (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date if the notes have not been redeemed or repurchased prior to such date), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Endo may use those Excess Proceeds for any purpose not otherwise prohibited by the indentures. If the aggregate principal amount of notes and other Senior Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other Senior Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by Endo so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Endo may satisfy the foregoing obligations with respect to any Net Proceeds prior to the expiration of the relevant one year period or with respect to Excess Proceeds of $100.0 million or less.

Endo will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event or Asset Sale provisions of the indentures, Endo will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event or Asset Sale provisions of the indentures by virtue of such compliance.

The provisions under the indentures relative to Endo’s obligation to make an Asset Sale Offer may be waived or modified with the consent of the holders of a majority in principal amount of the notes.

The agreements governing Endo’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control Repurchase Event or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require Endo to repurchase the notes upon a Change of Control Repurchase Event or an Asset Sale could cause a default under these other agreements, even if the Change of Control Repurchase Event or Asset Sale itself does not, due to the financial effect of such repurchases on Endo. In the event a Change of Control Repurchase Event or Asset Sale occurs at a time when Endo is prohibited from purchasing notes, Endo could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Endo does not obtain a consent or repay or refinance those borrowings, Endo will remain prohibited from purchasing notes. In that case, Endo’s failure to purchase tendered notes of any series would constitute an Event of Default under the indenture applicable to the notes of such series which could, in turn, constitute a default under the other indebtedness. Finally, Endo’s ability to pay cash to the holders of notes upon a repurchase may be limited by Endo’s then existing financial resources. See

“Risk Factors—Upon a change of control, we may not have the ability to raise funds necessary to finance the change of control offer required by the indentures governing the notes, which would violate the terms of the notes.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under “—Book-Entry, Delivery and Form,” based on a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indentures. Any notice may, at Endo’s discretion, be subject to satisfaction of one or more conditions precedent.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Fall Away of Covenants When Notes Rated Investment Grade

If on any date following the Issue Date, the notes of any series are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the notes of such series for reasons outside of the control of Endo, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by Endo as a replacement agency) then, beginning on that day (and notwithstanding the failure subsequently to maintain such ratings) (the “Fall Away Date”):

(1)	the covenants specifically listed under the following captions in this prospectus (collectively, the “Fall Away Covenants”) shall each no longer be in effect with respect to the notes of such series for the remaining term of the notes of such series:

(a)	“—Repurchase at the Option of Holders—Asset Sales;”

(b)	“—Restricted Payments;”

(c)	“—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(d)	“—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

(e)	“—Designation of Restricted and Unrestricted Subsidiaries;”

(f)	“—Transactions with Affiliates;”

(g)	clause (4) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets;” and

(h)	clauses (1)(a) and (3) of the covenant described under the caption “—Limitation on Sale Leaseback Transactions;”

(2)	the covenant described below under the caption “—Liens” shall be replaced in its entirety with the following covenant:

“Endo will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any Restricted Property securing any Indebtedness, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Notwithstanding the restrictions described above, Endo and its Restricted Subsidiaries may, directly or indirectly, Incur or permit to exist any Lien that would otherwise be subject to the restrictions set forth in the immediately preceding paragraph without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured if, at the time of such Incurrence or permission, after giving effect thereto and to the retirement of any Secured Indebtedness which is concurrently being retired, the aggregate principal amount of outstanding Secured Indebtedness which would otherwise be subject to such restrictions (not including Permitted Liens) plus all Attributable Debt of Endo and its Restricted Subsidiaries in respect of Sale Leaseback Transactions with respect to any Restricted Property, does not exceed 15% of Total Assets.

“Restricted Property” means (a) any manufacturing facility (or portion thereof) owned or leased by Endo or any Restricted Subsidiary and located within the continental United States that, in the good faith opinion of Endo’s Board of Directors, is of material importance to Endo’s business taken as a whole, but no such manufacturing facility (or portion thereof) shall be deemed of material importance if its gross book value of property, plant and equipment (before deducting accumulated depreciation) is less than 2% of Endo’s Total Assets measured as of the end of the most recent quarter for which financial statements are available; or (b) any Capital Stock of any Subsidiary of Endo owning a manufacturing facility (or a portion thereof) covered by clause (a). As used in this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing such as quality assurance, engineering, maintenance, staging areas for work in process administration, employees, eating and comfort facilities and manufacturing administration, and it excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.”; and

(3)	the definition of “Permitted Liens” shall be replaced in its entirety with the following definition:

“Permitted Liens” means:

(i)	Liens existing on the Fall Away Date;

(ii)	Liens in favor of Endo or a Restricted Subsidiary;

(iii)	Liens on any property existing at the time of the acquisition thereof;

(iv)	Liens on any property of a Person or its subsidiaries existing at the time such Person is consolidated with or merged into Endo or a Restricted Subsidiary, or Liens on any property of a Person existing at the time such Person becomes a Restricted Subsidiary;

(v)	Liens to secure all or part of the cost of acquisition (including Liens created as a result of an acquisition by way of Capital Lease Obligation), construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purposes, provided, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (A) the completion of the acquisition, construction, development or improvement of such property and (B) the placing in operation of such property or of such property as so constructed, developed or improved;

(vi)	Liens securing industrial revenue, pollution control or similar bonds; and

(vii)	any extension, renewal or replacement (including successive extensions, renewals and replacements), in whole or in part, of any Lien referred to in any of clauses (i), (iii), (iv) or (v) that would not otherwise be permitted pursuant to any of clauses (i) through (vi), to the extent that (A) the principal amount of Indebtedness secured thereby and not otherwise permitted to be secured pursuant to any of clauses (i) through (vi) does not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of any such extension, renewal or replacement and (B) the property that is subject to the Lien serving as an extension, renewal or replacement is limited to some or all of the property that was subject to the Lien so extended, renewed or replaced.”

There can be no assurance that the notes of any series will ever achieve or maintain an investment grade rating.

There can be no assurance that Endo will own any Restricted Property on the Fall Away Date or in the future.

Restricted Payments

Endo will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of Endo’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Endo or any of its Restricted Subsidiaries) or to the direct or indirect holders of Endo’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Endo and other than dividends or distributions payable to Endo or a Restricted Subsidiary of Endo);

(2)	purchase, redeem or otherwise acquire or retire for value, directly or indirectly, (including, without limitation, in connection with any merger or consolidation involving Endo) any Equity Interests of Endo;

(3)	make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Endo or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Endo and any of its Restricted Subsidiaries), except a payment of principal at, or within 365 days of, the Stated Maturity thereof; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless:

(a)	at the time of such Restricted Payment, no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b)	immediately after giving effect to such Restricted Payment, on a pro forma basis as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, Endo would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(c)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Endo and its Restricted Subsidiaries since November 23, 2010 (including Restricted Payments permitted by clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum, without duplication, of:

(1)	50% of the Consolidated Net Income of Endo for the period (taken as one accounting period) from October 1, 2010 to the end of Endo’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2)	100% of the aggregate Net Cash Proceeds received by Endo since November 23, 2010 as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of Endo or from the issue or sale of convertible or exchangeable Disqualified Stock of Endo or convertible or exchangeable debt securities of Endo, in each case that have been converted into or exchanged for Qualifying Equity Interests of Endo (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of Endo); plus

(3)	100% of the aggregate amount received in cash and the Fair Market Value of property (other than cash) and marketable securities received by Endo or a Restricted Subsidiary after November 23, 2010 by means of (i) the sale or other disposition (other than to Endo or a Restricted Subsidiary) of Restricted Investments made by Endo or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Endo or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments of Endo or its Restricted Subsidiaries, (ii) the sale (other than to Endo or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary and (iii) a distribution or dividend from an Unrestricted Subsidiary (other than in each case to the extent such Investment constituted a Permitted Investment), in each case to the extent that such amounts were not otherwise included in the Consolidated Net Income of Endo for such period; plus

(4)	to the extent that any Restricted Investment that was made after November 23, 2010 is made in an entity that subsequently becomes a Restricted Subsidiary of Endo, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(5)	to the extent that any Unrestricted Subsidiary of Endo designated as such after November 23, 2010 is redesignated as a Restricted Subsidiary after November 23, 2010, the lesser of (i) the Fair Market Value of the Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) the aggregate amount of the Restricted Investments in such Subsidiary to the extent such Restricted Investments reduced the amount available under this clause (c) and were not previously repaid or otherwise reduced.

The preceding provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indentures;

(2)	the making of any Restricted Payment in exchange for, or out of or with the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of Endo) of, Equity Interests of Endo (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Endo; provided that the amount of any such Net Cash Proceeds that are utilized for any such Restricted Payment will not be considered to be Net Cash Proceeds of Qualifying Equity Interests for purposes of clause (c)(2) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional Redemption” provisions of the indentures;

(3)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Endo to the holders of its Equity Interests on a pro rata basis;

(4)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Endo or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the Net Cash Proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Endo or any Restricted Subsidiary of Endo held by any current or former officer, director or employee of Endo or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $25.0 million in any calendar year (with any unused amount in any calendar year being carried forward and available in the next succeeding year); provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:

(a)	the Net Cash Proceeds from the sale of Qualifying Equity Interests of Endo and, to the extent contributed to Endo as common equity capital, the Net Cash Proceeds from the sale of Qualifying Equity Interests of any of Endo’s direct or indirect parent companies, in each case to members of management, directors or consultants of Endo, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the Net Cash Proceeds from the sale of Qualifying Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to clause (c) of the preceding paragraph or clause (2) of this paragraph or to an optional redemption of notes pursuant to the “Optional redemption” provisions of the indentures; plus

(b)	the cash proceeds of key man life insurance policies received by Endo or its Restricted Subsidiaries after the Issue Date; and

in addition, cancellation of Indebtedness owing to Endo from any current or former officer, director or employee (or any permitted transferees thereof) of Endo or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of Endo from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the indentures;

(6)	the repurchase of Equity Interests (i) deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options and (ii) upon the exercise of stock options in an equal or lesser amount to the amount exercised in order to reduce the dilutive effects of such exercise;

(7)	so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Endo or any Preferred Stock of any Restricted Subsidiary of Endo permitted to be issued under the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8)	payments of cash, dividends, distributions, advances or other Restricted Payments by Endo or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or other securities convertible into or exercisable for Capital Stock of any such Person or (ii) the conversion or exchange of Capital Stock of any such Person;

(9)	payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (6) of the second paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(10)

the repurchase, redemption or other acquisition or retirement for value of any Indebtedness (other than any Permitted Convertible Indebtedness Call Transaction) of Endo or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee pursuant to provisions similar to those described under the captions “—Repurchase at the Option of Holders—Change of Control Repurchase Event” and “—Repurchase at the Option of Holders—Asset Sales;” provided that prior to consummating, or concurrently with, any such repurchase, Endo has made any Change of Control Offer or Asset Sale Offer required by the indentures and has repurchased all notes validly tendered for payment in connection with such offers;

(11)	the declaration or payment of cash dividends on Endo’s common stock in an amount not to exceed $0.20 per share in any fiscal quarter (as adjusted so that the aggregate amount payable pursuant to this clause (11) is not increased or decreased solely as a result of any stock-split, stock dividend or similar reclassification) plus the payment of pro rata dividends on shares subject to issuance pursuant to outstanding options;

(12)	the distribution, as a dividend or otherwise, of Equity Interests of, or Indebtedness owed to Endo or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Investments in Capital Stock of or Indebtedness in Permitted Joint Ventures pursuant to clause (19)(b) of the definition of “Permitted Investments”);

(13)	the declaration and payment of dividends or distributions to holders of any class or series of Preferred Stock (other than Disqualified Stock) of Endo or any of its Restricted Subsidiaries issued after the Issue Date; provided that, immediately after giving pro forma effect to the issuance of such Preferred Stock (assuming the payment of dividends thereon even if permitted to accrue under the terms thereof), Endo could Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(14)	the repurchase, redemption, defeasance or other retirement for value of any Permitted Convertible Indebtedness of Endo, including any payments required in connection with a conversion of any Permitted Convertible Indebtedness of Endo;

(15)	payments or distributions made in Equity Interests (other than Disqualified Stock) of Endo;

(16)	payments made in connection with (including, without limitation, purchases of) any Permitted Bond Hedge Transaction;

(17)	payments made (A) to exercise or settle any Permitted Warrant Transaction (a) by delivery of Endo’s common stock, (b) by set-off against the related Permitted Bond Hedge Transaction or (c) with cash payments in an aggregate amount not to exceed the aggregate amount of any payments received by Endo or any of its Restricted Subsidiaries pursuant to the exercise or settlement of any related Permitted Bond Hedge Transaction, or (B) to terminate any Permitted Warrant Transaction; and

(18)	so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed the greater of $500.0 million or 7.5% of Total Assets since the Issue Date.

The amount of all Restricted Payments (or transfer or issuance that would constitute Restricted Payments but for the exclusions from the definition thereof) and Permitted Investments (other than cash) will be the Fair Market Value on the date of the transfer or issuance of the asset(s) or securities proposed to be transferred or issued by Endo or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment (or transfer or issuance that would constitute a Restricted Payment but for the exclusions from the definition thereof) or Permitted Investment.

Incurrence of Indebtedness and Issuance of Preferred Stock

Endo will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness, and Endo will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Endo will be entitled to Incur

Indebtedness or issue Disqualified Stock and any Restricted Subsidiary will be entitled to Incur Indebtedness or issue Preferred Stock if, on the date of such Incurrence or issuance and after giving effect thereto on a pro forma basis, the Fixed Charge Coverage Ratio would be at least 2.0 to 1.0.

Notwithstanding the foregoing paragraph, Endo and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness (collectively, “Permitted Debt”):

(1)	Indebtedness Incurred pursuant to the Credit Agreement; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $3.4 billion; provided, that Endo or its Restricted Subsidiaries can Incur additional Secured Indebtedness under this clause (1) if, after giving pro forma effect to such Incurrence, the Consolidated Senior Secured Debt Ratio would be no greater than 3.5 to 1.0;

(2)	Indebtedness owed to and held by Endo or a Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock that results in any such Indebtedness being held by a Person other than Endo or a Restricted Subsidiary and (ii) any subsequent transfer of such Indebtedness (other than to Endo or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon that was not permitted by this clause (2);

(3)	the notes (including any Note Guarantee but excluding any additional notes);

(4)	Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

(5)	Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by Endo (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Endo); provided, however, that on the date of such acquisition and after giving effect thereto on a pro forma basis, either (i) Endo would be entitled to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant or (ii) the Fixed Charge Coverage Ratio of Endo (A) would be at least 1.75 to 1.0 and (B) would be greater than such Fixed Charge Coverage Ratio immediately prior to such acquisition;

(6)	Permitted Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to the first paragraph of this covenant or pursuant to clause (3), (4), (5), (22) or this clause (6);

(7)	Hedging Obligations directly related to Indebtedness permitted to be Incurred by Endo and its Restricted Subsidiaries pursuant to the indentures or entered into in the ordinary course of business and not for speculative purposes;

(8)	obligations in respect of worker’s compensation and self insurance and performance, bid, stay, customs, appeal, replevin and surety bonds and performance and completion guarantees provided by Endo or any Restricted Subsidiary in the ordinary course of business;

(9)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft, credit card, purchase card or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that (i) such Indebtedness (other than credit or purchase cards) is extinguished within ten business days of notification to Endo of its incurrence and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its Incurrence;

(10)

Indebtedness consisting of any Guarantee by (i) Endo or a Guarantor of Indebtedness or other Obligations of Endo or any of the Restricted Subsidiaries, (ii) a Foreign Subsidiary of Indebtedness or other Obligations of another Foreign Subsidiary or (iii) a Non-Guarantor Subsidiary of Indebtedness or

other Obligations of another Non-Guarantor Subsidiary, in each case so long as the Incurrence of such guaranteed Indebtedness or other obligations by Endo or such Restricted Subsidiary is permitted under the terms of the indentures; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(11)	(i) Capital Lease Obligations and (ii) Attributable Debt, and Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount on the date of Incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (11), does not exceed the greater of $150.0 million or 2.5% of Total Assets;

(12)	Indebtedness of Foreign Subsidiaries and Non-Guarantor Subsidiaries in an aggregate principal amount on the date of Incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (12), does not exceed the greater of $350.0 million or 5.0% of Total Assets;

(13)	Indebtedness Incurred after the Issue Date in respect of Purchase Money Indebtedness and Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount on the date of Incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (13), does not exceed the greater of $250.0 million or 3.0% of Total Assets;

(14)	Indebtedness of Endo or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums with the providers of such insurance or their affiliates or (i) take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;

(15)	Indebtedness of Endo or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

(16)	Indebtedness in an aggregate amount not to exceed the foreign currency equivalent of the greater of $150.0 million or 2.5% of Total Assets in respect of letters of credit denominated in currencies other than U.S. dollars;

(17)	Foreign Jurisdiction Deposits;

(18)	Indebtedness consisting of guarantees of indebtedness or other obligations of joint ventures permitted under clause (19)(a) of the definition of “Permitted Investments;”

(19)	Indebtedness Incurred in connection with judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (6) of the first paragraph of “—Events of Default;”

(20)	Indebtedness in the form of (i) guarantees of loans and advances to officers, directors, consultants and employees, in an aggregate amount not to exceed $20.0 million at any one time outstanding, and (ii) reimbursements owed to officers, directors, consultants and employees;

(21)	Indebtedness consisting of obligations to make payments to current or former officers, directors and employees, their respective estates, spouses or former spouses with respect to the cancellation, purchase or redemption of Equity Interests of Endo to the extent permitted under clause (5) of the second paragraph of the covenant described under the caption “—Restricted Payments;”

(22)	Indebtedness of Endo or a Guarantor incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by Endo or such Guarantor of property used or useful in a Permitted Business (including a Product) (whether through the direct purchase of assets or the purchase of Capital Stock of, or merger or consolidation with, any Person owning such assets); provided, however, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Fixed Charge Coverage Ratio (A) would be at least 1.75 to 1.0 and (B) would be greater than such Fixed Charge Coverage Ratio immediately prior to such Incurrence;

(23)	Non-Recourse Debt; provided, however, that the aggregate principal amount of any such Indebtedness, when taken together with all other Indebtedness Incurred pursuant to this clause (23) and then outstanding, does not exceed the greater of $150.0 million or 2.5% of Total Assets;

(24)	Indebtedness consisting of obligations under any Permitted Convertible Indebtedness Call Transaction; and

(25)	Indebtedness of Endo or of any of its Restricted Subsidiaries in an aggregate principal amount on the date of Incurrence that, when taken together with all other Indebtedness of Endo and its Restricted Subsidiaries then outstanding and Incurred pursuant to this clause (25), does not exceed the greater of $350.0 million or 5.0% of Total Assets.

For purposes of determining compliance with this covenant:

(1)	all Indebtedness outstanding under the Credit Agreement on the Issue Date will be treated as Incurred under clause (1) of the immediately preceding paragraph;

(2)	in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, Endo, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses (provided that any Indebtedness originally classified as Incurred pursuant to any of clauses (2) through (25) above may later be reclassified as having been Incurred pursuant to the second preceding paragraph or any other of clauses (2) through (25) above to the extent that such reclassified Indebtedness could be Incurred pursuant to such second preceding paragraph or one of clauses (2) through (25) above, as the case may be, if it were Incurred at the time of such reclassification);

(3)	Endo will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

(4)	with respect to Indebtedness permitted under clause (4) above in respect of Sale Leaseback Transactions that are not Capital Lease Obligations on the Issue Date, any reclassification of such Sale Leaseback Transactions as Capital Lease Obligations shall not be deemed an Incurrence of Indebtedness for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced.

The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

The indentures will provide that Endo will not, and will not permit any Guarantor to, directly or indirectly incur any Indebtedness (including Permitted Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of Endo or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the notes or the applicable Note Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of Endo or such Guarantor, as the case may be; provided that (i) unsecured Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it is unsecured and (ii) Indebtedness shall not be treated as subordinated or junior in right of payment to other Indebtedness merely because such Indebtedness has a junior priority with respect to any collateral.

Liens

Endo will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Limitation on Sale Leaseback Transactions

Endo will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale Leaseback Transaction with respect to any asset; provided that Endo or any Restricted Subsidiary may enter into a Sale Leaseback Transaction if:

(1)	Endo or that Restricted Subsidiary would be entitled to (a) Incur Indebtedness in an amount equal to the Attributable Debt relating to such Sale Leaseback Transaction under the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock” and (b) create a Lien on such property securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant described above under the caption “—Liens;”

(2)	the gross proceeds received by Endo or any Restricted Subsidiary in connection with such Sale Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(3)	Endo applies the proceeds of such transaction in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Endo will not, and will not permit any of its Restricted Subsidiaries, to create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to Endo or any of its Restricted Subsidiaries or pay any indebtedness owed to Endo or any of its Restricted Subsidiaries;

(2)	make loans or advances to Endo or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to Endo or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements in effect at or entered into on the Issue Date;

(2)	the indentures, the notes and the Note Guarantees;

(3)	agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that, except with respect to any such Incurrence of Indebtedness under the Credit Agreement, in the judgment of Endo, such incurrence will not materially impair Endo’s ability to make payments under the notes when due (as determined in good faith by senior management or the Board of Directors of Endo);

(4)	applicable law, rule, regulation or order;

(5)	any instrument governing Indebtedness or Capital Stock of a Person acquired by Endo or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indentures to be incurred;

(6)	customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7)	Capital Lease Obligations, any agreement governing Purchase Money Indebtedness, security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such Capital Lease Obligations, Purchase Money Indebtedness, security agreements or mortgages;

(8)	any agreement in connection with the sale or disposition of all or substantially all the Capital Stock or assets of a Restricted Subsidiary that imposes such encumbrance or restriction pending the closing of such sale or disposition;

(9)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements;

(12)	prohibitions, restrictions or conditions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13)	any agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Endo (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Endo) and outstanding on such date;

(14)	customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business;

(15)	customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

(16)	any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement or arrangement referred to in clauses (1) through (15) above; provided, however, that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is not materially more restrictive, as reasonably determined by Endo, with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Merger, Consolidation or Sale of Assets

Endo will not: (1) consolidate with or merge with or into another Person (whether or not Endo is the surviving corporation), or (2) directly or indirectly, sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the assets of Endo and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) Endo is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Endo) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

(2)	the Person formed by or surviving any such consolidation or merger (if other than Endo) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of Endo under the notes, the indentures and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists;

(4)	Endo or the Person formed by or surviving any such consolidation or merger (if other than Endo), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) have had a Fixed Charge Coverage Ratio greater than the actual Fixed Charge Coverage Ratio for Endo for such four-quarter period; and

(5)	Endo shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Endo and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to any merger or consolidation of Endo (1) with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating Endo in another jurisdiction.

The Person formed by or surviving any such consolidation or merger (if other than Endo) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made will be the successor to Endo and shall succeed to, and be substituted for, and may exercise every right and power of, Endo under the indenture, and Endo, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the notes.

In addition, except as otherwise provided under “—Note Guarantees,” no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)	immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (the “Successor Guarantor”) unconditionally assumes all the obligations of that Guarantor under its Note Guarantees, the indentures and the Registration Rights Agreement, pursuant to supplemental indentures in form and substance reasonably satisfactory to the Trustee; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indentures.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the Successor Guarantor, by supplemental indentures, of the Note Guarantees and the due and punctual performance of all of the covenants and conditions of the indentures to be performed by the Guarantor, such Successor Guarantor will succeed to and be substituted for the Guarantor.

Except as set forth under “Certain Covenants”, and notwithstanding clauses (1) and (2) above, nothing contained in the indentures or in any of the notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Transactions with Affiliates

Endo will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan or advance with, or guarantee for the benefit of, any Affiliate of Endo (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1)	the Affiliate Transaction is on terms that are not materially less favorable to Endo or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Endo or such Restricted Subsidiary with an unrelated Person; and

(2)	Endo delivers to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the Board of Directors of Endo approving such Affiliate Transaction and set forth in an officers’ certificate certifying that such Affiliate Transaction has been approved by a majority of the Board of Directors of Endo and complies with clause (1) above.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment or consulting agreement, incentive agreement, employee benefit plan, severance agreement, officer or director indemnification agreement or any similar arrangement entered into by Endo or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors of Endo and payments pursuant thereto;

(2)	transactions between or among Endo and/or its Restricted Subsidiaries;

(3)	transactions with any Person that is an Affiliate of Endo solely because Endo owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable fees or other reasonable compensation to, provision of customary benefits or indemnification agreements to, and the reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of, officers, directors, employees or consultants of Endo or any of its Restricted Subsidiaries;

(5)	any issuance of Equity Interests (other than Disqualified Stock) of Endo;

(6)	Restricted Payments (or transfers or issuances that would constitute Restricted Payments but for the exclusions from the definition thereof) that do not violate the provisions of the indentures described above under the caption “—Restricted Payments” and Permitted Investments;

(7)	loans or advances to employees in the ordinary course of business of Endo or its Restricted Subsidiaries not to exceed $50.0 million in the aggregate at any one time outstanding;

(8)	any agreement as in effect on the Issue Date and described in the offering memorandum for the old notes (or described in a document incorporated by reference in such offering memorandum as of the original Issue Date) or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable in any material respect to Endo or the Restricted Subsidiaries) and the transactions evidenced thereby;

(9)	transactions in which Endo or any Restricted Subsidiary, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction meets the requirements of clause (1) of the preceding paragraph;

(10)	transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indentures which are fair to Endo and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of Endo or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Board of Directors of Endo or the senior management thereof in good faith);

(11)	transactions in the ordinary course with (i) Unrestricted Subsidiaries or (ii) joint ventures in which Endo or a Subsidiary of Endo holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) so long as the terms of any such transactions are no less favorable to Endo or any Subsidiary participating in such joint ventures than they are to other joint venture partners;

(12)	the existence of, or the performance by Endo or any of its Restricted Subsidiaries of its obligations under the terms of, any limited liability company agreement, limited partnership or other organizational documents or stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Endo or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (12) to the extent that the terms of any such amendment or new agreement, taken as a whole, is no less favorable to Endo and its Restricted Subsidiaries than the agreement in effect on the Issue Date (as determined by the Board of Directors of Endo or the senior management thereof in good faith);

(13)	the provision of services to directors or officers of Endo or any of its Restricted Subsidiaries of the nature provided by Endo or any of its Restricted Subsidiaries to customers in the ordinary course of business;

(14)	transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of Endo and its Subsidiaries; and

(15)	any Incurrence of Indebtedness permitted by the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock.”

Additional Note Guarantees

If any Subsidiary of Endo that is not a Guarantor becomes a guarantor or obligor in respect of any Triggering Indebtedness, within 10 business days of such event Endo will cause such Subsidiary to enter into supplemental indentures pursuant to which such Subsidiary shall agree to Guarantee Endo’s Obligations under the notes, fully and unconditionally and on a senior basis.

Endo also may, at any time, cause a Subsidiary to become a Guarantor by executing and delivering supplemental indentures providing for the Guarantee of payment of the notes by such Subsidiary on the basis provided in the indentures.

Designation of Restricted and Unrestricted Subsidiaries

Endo may designate after the Issue Date any Subsidiary (including any newly acquired or newly formed Subsidiary) as an “Unrestricted Subsidiary” under the indentures (a “Designation”) only if:

(1)	no Default or Event of Default has occurred and is continuing after giving effect to such Designation;

(2)	the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, Endo or any other Subsidiary of Endo that is not a Subsidiary of the Subsidiary so designated;

(3)	the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of Endo or any of its Restricted Subsidiaries; and

(4)	either (x) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (y) if such Subsidiary has consolidated assets greater than $1,000, then such Designation would be permitted under the covenant described above under the caption “—Restricted Payments.”

Endo may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if, immediately after giving effect such Revocation:

(1)	(x) Endo could Incur at least $1.00 of additional Indebtedness under the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (y) the Fixed Charge Coverage Ratio of Endo would be greater than immediately prior to such Revocation, in each case on a pro forma basis taking into account such Revocation;

(2)	all Liens of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the indentures; and

(3)	no Default or Event of Default has occurred and is continuing after giving effect to such Revocation.

Each Designation and Revocation must be evidenced by promptly delivering to the trustee a board resolution of the Board of Directors of Endo giving effect to such Designation or Revocation, as the case may be, and an officers’ certificate certifying compliance with the preceding provisions. A Revocation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary.

No Amendment to Subordination Provisions

Without the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding, Endo will not amend, modify or alter the Convertible Senior Subordinated Notes Indenture in any way to:

(1)	increase the rate of or change the time for payment of interest on any Convertible Senior Subordinated Notes;

(2)	increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Convertible Senior Subordinated Notes;

(3)	alter the redemption provisions or the price or terms at which Endo is required to offer to purchase any Convertible Senior Subordinated Notes; or

(4)	amend the provisions of Article 6 of the Convertible Senior Subordinated Notes Indenture (which relate to subordination).

Payments for Consent

Endo will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indentures or the notes unless such consideration is paid to all holders of the notes that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Notwithstanding that Endo may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Endo will file with the Commission and provide the trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that (a) Endo will not be required to provide the trustee with any such information, documents and reports that are filed with the Commission and (b) Endo will not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that if the SEC does not permit such filings, Endo will be required to provide to holders of notes any such information, documents or reports that are not so filed. The trustee shall not be responsible to determine whether or not Endo has filed any information with the SEC.

Notwithstanding anything herein to the contrary, in the event that Endo fails to comply with its obligation to file or provide such information, documents and reports as required hereunder, Endo will be deemed to have cured such Default for purposes of clause (4) under “—Events of Default” upon the filing or provision of all such information, documents and reports required hereunder prior to the expiration of 60 days after written notice to Endo of such failure from the trustee or the holders of at least 25% of the principal amount of the notes.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	with respect to the notes of any series, default for 30 days in the payment when due of interest and Additional Interest, if any, on the notes of any such series;

(2)	with respect to the notes of any series, default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes of any such series;

(3)	failure by Endo or any of its Restricted Subsidiaries to comply with (i) clauses (1) and (2) of the second paragraph under the caption “—Repurchase at the Option of Holders—Change of Control Repurchase Event” and (ii) the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4)	with respect to the notes of any series, failure by Endo or any of its Restricted Subsidiaries to comply with any of the other agreements in the applicable indenture (other than a failure that is the subject of clause (1), (2) or (3)) for 60 days after receipt by Endo of written notice of such failure from the trustee (or receipt by Endo and the trustee of written notice of such failure from the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class);

(5)	one or more defaults shall have occurred under any of the agreements, indentures or instruments under which Endo or any Significant Subsidiary has outstanding Indebtedness in excess of $100.0 million, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its stated final maturity and such default has not been cured or the Indebtedness repaid in full within 20 days of the default or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and such acceleration has not been rescinded or such Indebtedness repaid in full within 20 days of the acceleration;

(6)	one or more judgments or orders that exceed $100.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against Endo or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or judgments become final and nonappealable;

(7)	any Note Guarantee by a Significant Subsidiary shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by any such Guarantor or Endo not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such Note Guarantee, and any such default continues for 10 days; and

(8)	certain events of bankruptcy or insolvency described in the indentures with respect to Endo or any of its Significant Subsidiaries.

The indenture provides that if there is a continuing Event of Default (other than an Event of Default under clause (8) above with respect to Endo) with respect to the notes of any series, either the trustee or the holders of at least 25% of the outstanding principal amount of the notes of such series may declare the principal amount of all of the notes of such series to be due and payable immediately. However, at any time after the trustee or the holders, as the case may be, declare an acceleration with respect to the notes of any series, but before the applicable person has obtained a judgment or decree based on such acceleration, the holders of a majority in principal amount of the outstanding notes of such series may, under certain conditions, cancel such acceleration if Endo has cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the notes of such series or all such Events of Default have been waived as provided in the applicable indenture. For information as to waiver of defaults, see “—Amendment, Supplement and Waiver”. If an Event of Default specified in clause (8) above with respect to Endo occurs, all outstanding notes shall become due and payable without any further action or notice.

The indentures provide that, subject to the duties of the trustee to act with the required standard of care, if there is a continuing Event of Default, the trustee need not exercise any of its rights or powers under the indentures at the written request or direction of any of the holders of notes, unless such holders have offered to the trustee security or indemnity satisfactory to the trustee. Subject to such provisions for security or indemnification of the trustee and certain other conditions, the holders of a majority in principal amount of the outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power the trustee holds with respect to the notes of such series.

No holder of any note of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy unless:

•

the trustee has failed to institute such proceeding for 60 days after the holder has previously given to the trustee written notice of a continuing Event of Default with respect to the notes of the relevant series;

•

the holders of at least 25% in principal amount of the outstanding notes of such series have made a written request to the trustee, and offered indemnity satisfactory to the trustee, to institute such proceeding as trustee; and

•	the trustee has not received from the holders of a majority in principal amount of the outstanding notes of such series a direction inconsistent with such request.

However, the holder of any note will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, such note on or after the date or dates they are to be paid as expressed in such note and to institute suit for the enforcement of any such payment.

In the case of any Event of Default occurring on or after July 15, 2015, in the case of the 2019 notes, or an Event of Default occurring on or after July 15, 2016, in the case of the 2022 notes, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Endo with the intention of avoiding payment of the premium that Endo would have had to pay if Endo then had elected to redeem the notes of a series pursuant to the optional redemption provisions of the applicable indenture, then, upon acceleration of the notes of such series, an equivalent premium will also become and be immediately due and payable, to the extent permitted by law, anything in the applicable indenture or in the notes to the contrary notwithstanding. If an Event of Default occurs prior to July 15, 2015, in the case of the 2019 notes, or prior to July 15, 2016, in the case of the 2022 notes by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Endo with the intention of avoiding the prohibition on redemption of the notes prior to such date, then upon acceleration of the notes, the “Applicable Premium” will also become and be immediately due and payable, to the extent permitted by law.

Endo is required to furnish to the trustee annually a written statement as to the absence of certain defaults under the indentures. The indentures provide that the trustee need not provide holders of the notes notice of any Default (other than the nonpayment of principal or any premium or interest) if it considers it in the interest of the holders of the notes not to provide such notice.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Endo or any Guarantor, as such, will have any liability for any obligations of Endo or the Guarantors under the notes, the indentures, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Endo may, at any time, elect to have all of its obligations discharged with respect to the outstanding notes of any series and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes of such series to receive payments in respect of the principal of, premium on, if any, or interest or Additional Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2)	Endo’s obligations with respect to the notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee under the indentures, and Endo’s and the Guarantors’ obligations in connection therewith; and

(4)	the “Legal defeasance and covenant defeasance” provisions of the indentures.

In addition, Endo may, at its option and at any time, elect to have the obligations of Endo and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture governing the notes of any series (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes of such series. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of default and remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes of such series.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

Endo must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, interest and Additional Interest, if any, on, the outstanding notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Endo must specify whether such notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, Endo must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, (a) Endo has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Endo must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Endo or any of the Guarantors is a party or by which Endo or any of the Guarantors is bound;

(6)	Endo must deliver to the trustee an officers’ certificate stating that the deposit was not made by Endo with the intent of preferring the holders of notes of such series over the other creditors of Endo with the intent of defeating, hindering, delaying or defrauding any creditors of Endo or others; and

(7)	Endo must deliver to the trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the conditions set forth in the foregoing clauses (2), (3), (4), (5), (6) and (7) need not be satisfied so long as, at the time Endo makes the deposit described in clause (1), (i) no Default under clauses (1), (2) and (8) under “—Events of Default and Remedies” has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed providing for redemption of all the notes not more than 60 days after such mailing and the requirements for such redemption shall have been complied with or (y) the Stated Maturity of the notes will occur within 60 days. If the conditions in the preceding sentence are satisfied, Endo shall be deemed to have exercised its Covenant Defeasance option.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes of each series or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes of the applicable series (including, without limitation, additional notes of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes of such series), and any existing

Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Additional Interest, if any, on, the notes of the applicable series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the applicable indenture or the notes of the applicable series or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption of the notes (except those provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)	waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest or Additional Interest, if any, on, the notes of any series (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes of such series and a waiver of the payment default that resulted from such acceleration);

(5)	make any note of any series payable in money other than that stated in the notes of the applicable series;

(6)	make any change in the provisions of the applicable indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium on, if any, interest or Additional Interest, if any, on, the notes of the applicable series;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantees or the indentures, except in accordance with the terms of the indentures; or

(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Endo, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of Endo’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Endo’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to conform the text of the indenture, the notes or the Note Guarantees to any provision of the “Description of the Notes” in the offering memorandum for the old notes to the extent that such provision in such “Description of the Notes” was intended to be a verbatim recitation of a provision of the indenture, the notes or the Note Guarantees, which intent may be evidenced by an officers’ certificate to that effect;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the Issue Date; or

(8)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes.

Satisfaction and Discharge

The applicable indenture with respect to the notes of any series will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes of such series that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Endo, have been delivered to the trustee for cancellation; or

(b)	all notes of such series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Endo or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes of the applicable series not delivered to the trustee for cancellation for principal of, premium on, if any, interest and Additional Interest, if any, on, the notes of the applicable series to the date of maturity or redemption;

(2)	in respect of clause 1(b), no Default or Event of Default with respect to the notes of such series has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Endo or any Guarantor is a party or by which Endo or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)	Endo or any Guarantor has paid or caused to be paid all sums payable by it under the applicable indenture; and

(4)	Endo has delivered irrevocable instructions to the trustee under the applicable indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, Endo must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of Endo or any Guarantor, the indentures limit the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if the applicable indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to the notes of such series, subject to certain exceptions. The indentures provide that in case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request of any holder of notes of the applicable series, unless such holder has offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense.

Registration Rights

We have filed the registration statement of which this prospectus forms a part and are conducting the exchange offer in accordance with our obligations under registration rights agreements between us and the initial purchasers of the old notes. Holders of the new notes will not be entitled to any registration rights with respect to the new notes.

Under some circumstances set forth in the registration rights agreements entered into in connection with the issuance of the old notes, holders of old notes, including holders who are not permitted to participate in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the old notes by those holders.

If we do not complete the exchange offer within 270 days of the date of issuance of the old notes, the interest rate borne by the old notes will be increased by 0.25% per annum during the 90-day period immediately following such date and shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period (but such aggregate increase shall not exceed 1.00% per annum) until the exchange offer is completed, or until the old notes are freely transferable under Rule 144 of the Securities Act.

Certain Definitions

Set forth below are certain defined terms used in the indentures. Reference is made to the indentures for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or

(2)	(a) in the case of the 2019 notes, the excess of:

(i)	the present value at such redemption date of (i) the redemption price of the note at July 15, 2015, (such redemption price being set forth in the table appearing above under the caption “—Optional

Redemption”) plus (ii) all required interest payments due on the note from such redemption date through July 15, 2015, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(ii)	the principal amount of the note; or

(b) in the case of the 2022 notes, the excess of:

(i)	the present value at such redemption date of (i) the redemption price of the note at July 15, 2016, (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note from such redemption date through July 15, 2016, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(ii)	the principal amount of the note.

“Asset Sale” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Endo or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Endo or a Restricted Subsidiary);

(2)	all or substantially all the assets of any division or line of business of Endo or any Restricted Subsidiary; or

(3)	any other assets of Endo or any Restricted Subsidiary outside of the ordinary course of business of Endo or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above:

(a)	a disposition by a Restricted Subsidiary to Endo or by Endo or a Restricted Subsidiary to a Restricted Subsidiary;

(b)	for purposes of the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales” only, a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) that is not prohibited by the covenant described above under the caption “—Certain Covenants—Restricted Payments” or that constitutes a Permitted Investment;

(c)	a disposition of all or substantially all the assets of Endo in accordance with the covenant described above under the caption “—Merger, Consolidation or Sale of Assets” or any disposition that constitutes a Change of Control pursuant to the indentures;

(d)	a disposition of assets with a Fair Market Value of less than or equal to $20.0 million in any single transaction or series of related transactions;

(e)	sales or dispositions of damaged, expired, short-dated, worn-out or obsolete equipment or assets in the ordinary course of business that, in Endo’s reasonable judgment, are no longer either used or useful in the business of Endo or its Subsidiaries;

(f)	leases or subleases to third Persons in the ordinary course of business that do not interfere in any material respect with the business of Endo or any of its Restricted Subsidiaries;

(g)	to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(h)	the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(i)	any issuance or sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(j)	foreclosures, condemnation, expropriation or any similar action on assets of Endo or any of the Restricted Subsidiaries;

(k)	the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(l)	the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis unless such long-term licensing is in the ordinary course of business as determined by Endo in good faith;

(m)	any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(n)	the unwinding of any Hedging Obligations;

(o)	sales, transfers and other dispositions of Investments in joint ventures made in the ordinary course of business or to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or any sale, transfer or disposition of all or any part of a HealthTronics Joint Venture;

(p)	the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of Endo are not material to the conduct of the business of Endo and its Restricted Subsidiaries taken as a whole;

(q)	the settlement or early termination of any Permitted Convertible Indebtedness Call Transaction;

(r)	a disposition of cash or Cash Equivalents;

(s)	a disposition or other divestiture of all or part of Endo’s radiation therapy services business;

(t)	a disposition in connection with a co-development agreement; and

(u)	the creation of a Lien (but not the sale or other disposition of the property subject to such Lien).

“Asset Sale Offer” has the meaning assigned to that term under the caption “—Repurchase at the Option of Holders—Asset Sales.”

“Attributable Debt” in respect of a Sale Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Below Investment Grade Rating Event” means the rating on the notes is lowered in respect of a Change of Control and the notes are rated below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if, during such 60-day period, the rating of the notes is under publicly announced consideration for possible downgrade by both of the Rating Agencies).

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of the indentures, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Capital Stock until and unless any such debt security is converted into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock; provided that no warrants, options, rights or obligations to purchase Capital Stock purchased or sold in a Permitted Convertible Indebtedness Call Transaction or sold as units with Indebtedness constituting Permitted Convertible Indebtedness shall constitute Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	pounds sterling, euro, any national currency of any participating member state in the European Union and Canadian dollars, and such local currencies as are held from time to time in the ordinary course of business;

(3)	securities issued or directly and fully and unconditionally guaranteed or insured by the United States or any member state in the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million;

(5)	repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof;

(7)	readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(8)	instruments equivalent to those referred to in clauses (1) to (7) above denominated in euro or pounds sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by Endo or any Restricted Subsidiary organized or operating in such jurisdiction;

(9)	investment or money market funds investing 90% of their assets in securities of the types described in clauses (1) through (7) above;

(10)	investments in auction rate securities; and

(11)	any other cash equivalent investments permitted by Endo’s investment policy as such policy is in effect from time to time.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten business days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of Endo;

(2)	Endo consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with Endo, in any such event pursuant to a transaction in which the outstanding Voting Stock of Endo is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(a)	the outstanding Voting Stock of Endo is changed into or exchanged for Voting Stock of the surviving corporation, and

(b)	the holders of the Voting Stock of Endo immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of Endo or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction, or

(3)	Endo is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “—Merger, Consolidation or Sale of Assets.”

“Change of Control Offer” has the meaning assigned to that term under the caption “—Repurchase at the Option of Holders—Change of Control Repurchase Event.”

“Change of Control Repurchase Event” means (a) prior to the occurrence of a Fall Away Event, a Change of Control and (b) after the occurrence of a Fall Away Event, a Change of Control together with a Below Investment Grade Rating Event.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of:

(1)	expense and provision for taxes, paid or accrued,

(2)	Consolidated Interest Expense and charges and deferred financing fees, losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

(3)	Consolidated Depreciation and Amortization Expense,

(4)	non-cash charges recorded in respect of purchase accounting and non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations,

(5)	any other non-cash items except to the extent representing an accrual for future cash outlays, including pursuant to any management equity plan or stock plan or pursuant to SFAS 158 (codified under ASC 715),

(6)	(a) milestone payments in connection with any investment or series of related investments or (b) upfront or similar payments made in connection with the closing of any acquisition (including any license or any acquisition of any license) solely or primarily of all or any portion of the rights in respect of one or more drugs or pharmaceutical products, whether in development or on market, including related intellectual property, but not of Equity Interests in any Person or any operating business unit,

(7)	any unusual, infrequent or extraordinary loss or charge (including, without limitation, the amount of any restructuring, integration, transition, executive severance, facility closing and similar charges accrued during such period, including any charges to establish accruals and reserves or to make payments associated with the reassessment or realignment of the business and operations of Endo and its Subsidiaries, including, without limitation, the sale or closing of facilities, severance, stay bonuses and curtailments or modifications to pension and post- retirement employee benefit plans, asset write-downs or asset disposals (including leased facilities), write-downs for purchase and lease commitments, start-up costs for new facilities, write-downs of excess, obsolete or unbalanced inventories, relocation costs which are not otherwise capitalized and any related promotional costs of exiting products or product lines),

(8)	non-recurring cash charges in connection with the litigation, investigations and legal and regulatory proceedings described in the offering memorandum for the old notes or the documents incorporated by reference in such offering memorandum as of the Issue Date,

(9)	expenses with respect to casualty events,

(10)	the amount of net cost savings in connection with any acquisition or otherwise projected by Endo in good faith to be realized as a result of specified actions taken prior to the last day of such period (calculated on a pro forma basis as though such cost savings had been realized since the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) in connection with any acquisition, such actions have been taken prior to such date of determination and within 24 months after the Issue Date or within 12 months after the closing date of such acquisition, and (B) no cost savings shall be added pursuant to this clause (10) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (7) above with respect to such period (“Pro Forma Cost Savings”),

(11)	to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition permitted under the indentures, and

(12)	any contingent or deferred payments (including earn-out payments, non-compete payments and consulting payments but excluding ongoing royalty payments) made in connection with any acquisition permitted under the indentures, minus, to the extent included in Consolidated Net Income for such period, the sum of (x) any unusual, infrequent or extraordinary income or gains and (y) any other non-cash income (except to the extent representing an accrual for future cash income), all calculated for Endo and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis;

provided that to the extent included in Consolidated Net Income, (A) currency translation gains and losses related to currency remeasurements of Indebtedness shall be excluded in determining Consolidated Adjusted EBITDA (including the net loss or gain resulting from swap agreements for currency exchange risk) and (B) any adjustments resulting from the application of SFAS 133 shall be excluded in determining Consolidated Adjusted EBITDA.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including any amortization of deferred financing fees, amortization in relation to terminated Hedging Obligations and amortization of intangibles, including, but not limited to, goodwill, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any period, the sum, without duplication, of:

(a) the interest expense, whether or not paid in cash, of Endo and its Restricted Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP, including, without limitation, interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP and net payments, if any, pursuant to interest rate Hedging Obligations, but excluding any (i) non-cash interest expense attributable to the movement in mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to FASB No. 133, (ii) non-cash interest expense attributable to the amortization of gains or losses resulting from the termination of Hedging Obligations prior to or reasonably contemporaneously with the Issue Date, (iii) amortization of deferred financing fees, (iv) expensing of bridge or other financing fees and (v) interest expense of Ledgemont for any period prior to November 23, 2010; plus,

(1)	imputed interest attributable to Capital Lease Obligations of Endo and its Restricted Subsidiaries for such period, plus

(2)	commissions, discounts, yield and other fees and charges owed by Endo or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period, plus

(3)	amortization, accretion or write-off of debt discount and debt issuance costs, premiums, commissions, discounts and other fees and charges associated with Indebtedness of Endo and its Restricted Subsidiaries for such period, plus

(4)	cash contributions to any employee stock ownership plan or similar trust made by Endo or any of its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person in connection with Indebtedness incurred by such plan or trust for such period, plus

(5)	all interest paid or payable with respect to discontinued operations of Endo or any of its Restricted Subsidiaries for such period, plus

(6)	the interest portion of any deferred payment obligations of Endo or any of its Restricted Subsidiaries for such period, plus

(7)	all interest on any Indebtedness of Endo or any of its Restricted Subsidiaries of the type described in clause (6) of the definition of “Indebtedness” for such period, plus

(8)	the interest component of all Attributable Receivables Indebtedness of Endo and its Restricted Subsidiaries, less

(b) (1) interest income of Endo and its Restricted Subsidiaries for such period and (2) any amortization of deferred charges resulting from the application of “Accounting Principles Board Opinion No. APB 14-1—Accounting for Convertible Debt Instruments” (codified under ASC 470) that may be settled in cash upon conversion (including partial cash settlement).

“Consolidated Net Income” means, of any Person for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net Income of Endo and its Restricted Subsidiaries for any period, there shall be excluded:

(1)	the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Endo or is merged into or consolidated with Endo or any of its Restricted Subsidiaries;

(2)	the income (or deficit) of any Person (other than a Restricted Subsidiary of Endo) in which Endo or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Endo or such Restricted Subsidiary in the form of dividends or similar distributions;

(3)	solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph under the caption “—Certain Covenants—Restricted Payments,” the undistributed earnings of any Restricted Subsidiary of Endo to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any agreement, instrument, contract, charter, organizational or governing document or other undertaking applicable to such Person, to which such Person is a party or by which any of its property is bound or any law, treaty, rule, regulation or determination of an arbitrator or a court of competent jurisdiction or other governmental authority, in each case, applicable or binding upon such Person or any of its Property or to which such Person or any of its property is subject;

(4)	any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the consummation of any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date, and any such transaction undertaken but not completed) and any charges or non-recurring costs incurred during such period as a result of any such transaction;

(5)	any amortization of deferred charges resulting from the application of “Accounting Principles Board Opinion No. APB 14-1—Accounting for Convertible Debt Instruments” (codified under ASC 470) that may be settled in cash upon conversion (including partial cash settlement); and

(6)	any income (loss) for such period attributable to the early extinguishment of Indebtedness, together with any related provision for taxes on any such income.

There shall be excluded from Consolidated Net Income for any period (i) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets or liabilities (including any gains and losses attributable to movement in the mark-to-market valuation of (a) any Permitted Convertible Indebtedness, (b) any Permitted Convertible Indebtedness Call Transaction and (c) contingent consideration assumed in business acquisitions), (ii) any non-cash charges recorded in respect of intangible assets, including goodwill, (iii) any income (or loss) of Ledgemont for any period prior to November 23, 2010, and (iv) the purchase accounting effects of in process research and development expenses for asset acquisitions and adjustments to property, inventory and equipment, software and other intangible assets and deferred revenue and deferred expenses in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Endo and the Subsidiaries), as a result of any acquisition consummated prior to the Issue Date, any acquisition permitted under the indentures, or the amortization or write-off of any amounts thereof.

“Consolidated Senior Secured Debt Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Indebtedness that is secured by a Lien on the Property of Endo or any Guarantor as of such date minus the aggregate amount (not to exceed $250.0 million) of unrestricted and unencumbered (other than pursuant to the liens permitted by clauses (1), (3), (7), (11), (12), (13), (14), (17), (18), (19), (20) or (26) of the definition of “Permitted Liens”) cash and Cash Equivalents of Endo and the Restricted Subsidiaries on a consolidated basis to (ii) Consolidated Adjusted EBITDA of Endo during the four full fiscal quarters for which internal financial statement are available ending on or prior to the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, the sum, without duplication, of (1) the aggregate amount of all outstanding Indebtedness of Endo and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capital Lease

Obligations and debt obligations evidenced by promissory notes and similar instruments (other than Indebtedness described in clause (4) of the definition of “Indebtedness” in respect of drawings thereunder to the extent such drawings are reimbursed within 10 business days after the date of such drawing), (2) the principal amount of any obligations of any Person (other than Endo or any Restricted Subsidiary) of the type described in the foregoing clause (1) that are Guaranteed by Endo or any Restricted Subsidiary (whether or not reflected on a consolidated balance sheet of Endo) and (3) the aggregate amount of all outstanding Disqualified Stock of Endo and all Preferred Stock of the Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the indentures, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by Endo.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Convertible Senior Subordinated Notes” means Endo’s $379.5 million in aggregate principal amount of 1.75% Convertible Senior Subordinated Notes due April 15, 2015.

“Convertible Senior Subordinated Notes Indenture” means the indenture governing the Convertible Senior Subordinated Notes.

“Credit Agreement” means (i) prior to June 17, 2011, the Credit Agreement, dated as of October 16, 2009, by and among Endo and the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, Barclays Capital as syndication agent, and J.P. Morgan Securities Inc. and Barclays Capital as Joint Bookrunners and Joint Lead Arrangers, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced (whether or not upon termination, and whether with the original lenders or otherwise), supplemented or otherwise modified from time to time (including, in each case, by means of one or more credit agreements, note purchase agreements or sales of debt securities to institutional investors whether with the original agents and lenders or otherwise and including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing) and including, without limitation, to increase the amount of available borrowing thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors or otherwise, (ii) on and after June 17, 2011, the New Credit Agreement and (iii) whether or not the credit agreement referred to in either clause (i) or clause (ii) remains outstanding, if designated by Endo to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to lenders or to special purpose entities formed to borrow from lenders against such receivables or inventory) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers, guarantors or issuers or lenders or group of lenders, and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Currency Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means noncash consideration received by Endo or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated by Endo as Designated Noncash Consideration, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Noncash Consideration, which cash and cash equivalents shall be considered Net Proceeds received as of such date and shall be applied pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder) or upon the happening of any event:

(1)	matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)	is mandatorily redeemable or must be purchased (in each case, other than redeemable or purchasable only for Capital Stock of such Person which is not itself Disqualified Stock) upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to such series of notes and described above under the captions “—Repurchase at the Option of Holders—Asset Sales” and “—Repurchase at the Option of Holders—Change of Control Repurchase Event.”

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the indentures; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (1) of Equity Interests of Endo by Endo (other than Disqualified Stock and other than to a Subsidiary of Endo) or (2) of Equity Interests of a direct or indirect parent entity of Endo (other than to Endo or a Subsidiary of Endo) to the extent that the net proceeds therefrom are contributed to the common equity capital of Endo.

“Existing Indebtedness” means all Indebtedness of Endo and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined in good faith by Endo.

“Fall Away Event” means with respect to the notes such time as the notes shall have an Investment Grade Rating (pursuant to ratings from each of S&P and Moody’s (or any substituted Rating Agency)) and Endo shall have delivered to the trustee an officers’ certificate certifying that the foregoing condition has been satisfied.

“Fixed Charge Coverage Ratio” means the ratio of Consolidated Adjusted EBITDA of Endo during the four full fiscal quarters for which internal financial statements are available (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the “Transaction Date”) to Fixed Charges of Endo for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Adjusted EBITDA” and “Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)	the Incurrence or repayment of any Indebtedness and the issuance, maturity, redemption, conversion, exchange or repurchase of any Disqualified Stock or Preferred Stock, as applicable, of Endo or any of its Restricted Subsidiaries (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)	any Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by Endo or any Restricted Subsidiary during the Four Quarter Period or subsequent to such Four Quarter Period and on or prior to or simultaneously with the Transaction Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the Four Quarter Period. If since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Endo or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable Four Quarter Period.

Furthermore, in calculating Fixed Charges for purposes of determining the denominator (but not the numerator) of this “Fixed Charge Coverage Ratio”:

(1)	interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)	notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and

(3)	the amount of Fixed Charges attributable to any Preferred Stock (other than Disqualified Stock) issued by Endo that is mandatorily convertible or redeemable solely into common equity of Endo within 365 days of the Transaction Date will be recalculated by multiplying (x) the actual amount of Fixed Charges attributable thereto for the Four Quarter Period by (y) a fraction, the numerator of which is the number of days from (and including) the Transaction Date to (but excluding) the applicable conversion or redemption date and the denominator of which is 365.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Endo, giving effect to (a) Pro Forma Cost Savings and (b) any cost savings that could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense for such period; plus

(2)	the product of:

(a)	the amount of all dividend payments on any series of Preferred Stock (including any Designated Preferred Stock) or Disqualified Stock of Endo or any Restricted Subsidiary (other than dividends paid or accrued in Qualified Capital Stock or dividends paid or accrued to Endo or a Wholly Owned Subsidiary) paid, accrued or scheduled to be paid or accrued during such period (without duplication), and

(b)	a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

“Foreign Jurisdiction Deposit” means a deposit or Guarantee incurred in the ordinary course of business and required by any Governmental Authority in a foreign jurisdiction as a condition of doing business in such jurisdiction.

“Foreign Subsidiary” means a Restricted Subsidiary that is not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia or is a Restricted Subsidiary of a Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time (except with respect to accounting for capital leases, as to which such principle in effect on November 23, 2010 shall apply), including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(A)	endorsements for collection or deposit in the ordinary course of business; or

(B)	a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (3) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means each Restricted Subsidiary of Endo that guarantees Endo’s obligations under the indentures.

“HealthTronics Joint Venture” means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) through which HealthTronics, Inc. or its subsidiaries offer medical services.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute a Hedging Obligation.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

Solely for purposes of determining compliance with the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”:

(1)	amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2)	the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

(3)	changes in the conversion value of Permitted Convertible Indebtedness attributable to movement in the mark-to-market valuation thereof; and

(4)	the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale Leaseback Transactions entered into by such Person;

(3)	all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later the 30th day following payment on the letter of credit);

(5)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Restricted Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the indentures (but excluding, in each case, any accrued dividends);

(6)	to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(7)	all obligations of the type referred to in clauses (1) through (6) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(8)	all obligations of the type referred to in clauses (1) through (7) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured.

Notwithstanding the foregoing, in connection with the purchase by Endo or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude indemnification, purchase price adjustment, earn-outs, holdback and contingency payment obligations to which the seller may become entitled ; provided, however, that to the extent such payment becomes fixed and determined, the amount is paid within 180 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Interest Rate Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Endo or any Restricted Subsidiary of Endo sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Endo such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Endo, Endo will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Endo’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain covenants—Restricted Payments.” The acquisition by Endo or any Restricted Subsidiary of Endo of a Person that holds an Investment in a third Person will be deemed to be an Investment by Endo or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain covenants—Restricted Payments.” Except as otherwise provided in the indentures, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent), and (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of Endo’s control, the equivalent investment grade credit rating from any Rating Agency selected by Endo as a replacement Rating Agency).

“Issue Date” means June 8, 2011.

“Ledgemont” means Ledgemont Royalty Sub LLC, a Delaware limited liability company.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” means with respect to a transaction, the proceeds of such transaction in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Endo or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting, taxes and other fees and expenses actually incurred or reserved in good faith for post-closing adjustments in connection with such transaction and net of taxes paid or payable as a result thereof.

“Net Proceeds” from an Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)	all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(2)	payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(3)	all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale;

(4)	the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Sale and retained by Endo or any Restricted Subsidiary after such Asset Sale; and

(5)	any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale; provided, however, that upon the termination of that escrow, Net Proceeds will be increased by any portion of funds in the escrow that are released to Endo or any Restricted Subsidiary.

“New Credit Agreement” means the credit agreement, dated as of June 17, 2011, by and among Endo and the lenders named therein, Morgan Stanley Senior Funding, Inc., as administrative agent, Bank of America, N.A. as syndication agent, and Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Joint Bookrunners and Joint Lead Arrangers, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced (whether or not upon termination, and whether with the original lenders or otherwise), supplemented or otherwise modified from time to time (including, in each case, by means of one or more credit agreements, note purchase agreements or sales of debt securities to institutional investors whether with the original agents and lenders or otherwise and including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing) and including, without limitation, to increase the amount of available borrowing thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors or otherwise.

“Non-Guarantor Subsidiary” means a Restricted Subsidiary that is not a Guarantor.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither Endo nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Endo or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Note Guarantee” means the Guarantee by each Guarantor of Endo’s obligations under the indentures and the notes, executed pursuant to the provisions of the indentures.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of Endo, and delivered to the Trustee.

“Permitted Bond Hedge Transaction” means (a) any call option or capped call option (or substantively equivalent derivative transaction) on Endo’s common stock purchased by Endo in connection with an Incurrence of Permitted Convertible Indebtedness, (b) the existing call options or capped call options (or substantively equivalent derivative transactions) purchased by Endo in connection with the issuance of the Convertible Senior Subordinated Notes and (c) any call option or capped call option (or substantively equivalent derivative transaction) replacing or refinancing the foregoing; provided that (x) the sum of (i) the purchase price for any Permitted Bond Hedge Transaction occurring after the Issue Date, plus (ii) the purchase price for any Permitted Bond Hedge Transaction it is refinancing or replacing, if any, minus (iii) the cash proceeds received upon the termination or the retirement of the Permitted Bond Hedge Transaction it is replacing or refinancing, if any, less (y) the sum of (i) the cash proceeds from the sale of the related Permitted Warrant Transaction plus (ii) the cash proceeds from the sale of any Permitted Warrant Transaction refinancing or replacing such related Permitted Warrant Transaction, if any, minus (iii) the amount paid upon termination or retirement of such related Permitted Warrant Transaction, if any, does not exceed the net cash proceeds from the Incurrence of the related Permitted Convertible Indebtedness.

“Permitted Business” means the business and any services, activities or businesses incidental, or reasonably related or complementary or similar to, any line of business engaged in by Endo and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Convertible Indebtedness” means (a) Indebtedness of Endo (which may be Guaranteed by the Guarantors) permitted to be Incurred pursuant to the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” that is (1) convertible into common stock of Endo (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (2) sold as units with call options, warrants, rights or obligations to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of Endo and/or cash (in an amount determined by reference to the price of such common stock), and (b) the Convertible Senior Subordinated Notes.

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Investments” means:

(1)	any Investment in Endo or in a Restricted Subsidiary of Endo;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by Endo or any Restricted Subsidiary of Endo in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Endo; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Endo or a Restricted Subsidiary of Endo;

(4)	any Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales” or (ii) a disposition of assets not constituting an Asset Sale;

(5)	any Investments to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Endo;

(6)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Endo or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)	Investments represented by Hedging Obligations and Permitted Bond Hedge Transactions;

(8)	loans or advances, and guarantees of such loans and advances, to officers, directors consultants, employees, customers and suppliers in the ordinary course of business in the aggregate amount outstanding at any one time not to exceed $20.0 million;

(9)	Investments in the notes;

(10)	any guarantee of Indebtedness permitted to be incurred by the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and performance guarantees consistent with past practice;

(11)	any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under the indentures;

(12)	Investments acquired after the Issue Date as a result of the acquisition by Endo or any Restricted Subsidiary of Endo of another Person, including by way of a merger, amalgamation or consolidation with or into Endo or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “—Merger, Consolidation or Sale of Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)	Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties;

(14)	receivables owing to Endo or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Endo or any such Restricted Subsidiary deems reasonable under the circumstances;

(15)	advances, loans or extensions of trade or other credit (including to officers, directors, consultants and employees) in the ordinary course of business by Endo or any of its Restricted Subsidiaries;

(16)	lease, utility and other similar deposits in the ordinary course of business;

(17)	Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(18)	Investments in a Permitted Business in an aggregate amount, taken together with all other Investments made pursuant to this clause (18) that are at that time outstanding, not to exceed the greater of $400.0 million or 5.0% of Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(19)	Investments in (a) any joint ventures in an amount outstanding at any one time not to exceed $250.0 million or 3.5% of Total Assets (with the Fair Market Value of each Investment (other than any Investment consisting of a guarantee) being measured at the time made and without giving effect to subsequent changes in value) and (b) any Permitted Joint Venture; provided, however, that if any Investment pursuant to this clause (19) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be a Restricted Subsidiary;

(20)	Investments among Endo and its Subsidiaries in the ordinary course of business for purposes of funding the working capital and maintenance capital expenditure requirements and research and development activities of Endo and its Subsidiaries;

(21)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Endo or any Restricted Subsidiary or in satisfaction of judgments;

(22)	Investments consisting of co-development agreements or consisting of the licensing or contribution of intellectual property, new drug applications or similar assets pursuant to development, marketing or manufacturing agreements, alliances or arrangements or similar agreements or arrangements with other Persons;

(23)	Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(24)	any customary upfront, milestone, marketing or other funding payment in the ordinary course of business to another Person in connection with obtaining a right to receive royalty or other payments in the future;

(25)	Investments in Light Sciences Oncology LLC in an amount not to exceed $12.0 million in any fiscal year; and

(26)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (26) that are at the time outstanding, not to exceed the greater of $350.0 million or 5.0% of Total Assets.

“Permitted Joint Venture” means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which Endo or any of its Restricted Subsidiaries is a joint venturer; provided, however, that, immediately after giving effect to any Investment in such Permitted Joint

Venture pursuant to clause (19)(b) of the definition of “Permitted Investments”: (a) the joint venture is engaged solely in a Permitted Business, (b) Endo or a Restricted Subsidiary is required by the governing documents of the joint venture or an agreement with the other parties to the joint venture to participate in the management of such joint venture as a member of such joint venture’s Board of Directors or otherwise, (c) Endo and any Subsidiary or Affiliate of Endo hold or own, collectively, not more than 66 2/3 percent of the outstanding Capital Stock of such Permitted Joint Venture, and (d) if such Permitted Joint Venture is not a HealthTronics Joint Venture, at the time of the initial Investment and at the time of each subsequent Investment in such Permitted Joint Venture, Endo would be able to Incur additional Secured Indebtedness pursuant to the proviso in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Permitted Liens” means:

(1)	Liens to secure (i) Indebtedness (and other related Obligations) that was incurred pursuant to clause (1) or clause (15) of the definition of Permitted Debt and Hedging Obligations related thereto, or (ii) Obligations with regard to Treasury Management Arrangements;

(2)	(i) Liens on assets of Foreign Subsidiaries or Non-Guarantor Subsidiaries securing Indebtedness (and other related Obligations) of such Foreign Subsidiary or Non-Guarantor Subsidiary that was Incurred pursuant to the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”, (ii) Liens securing Indebtedness (and other related Obligations) that was Incurred pursuant to clause (11), clause (13) (provided that such Liens do not extend to any property or assets that are not property being purchased, leased, constructed or improved with the proceeds of such Indebtedness Incurred pursuant to such clause (13)), or clause (25) of the definition of Permitted Debt, and (iii) Liens to secure Indebtedness (and other related Obligations) that was Incurred pursuant to the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”, provided that, in the case of this clause (iii), at the time of its Incurrence and after giving pro forma effect thereto, the Consolidated Senior Secured Debt Ratio would be no greater than 3.5 to 1.0;

(3)	(a) Liens in favor of Endo or the Guarantors; (b) Liens on the property of any Restricted Subsidiary of Endo that is not a Guarantor in favor of any other Restricted Subsidiary of Endo and (c) Liens on the property of any Subsidiary of Endo that is not a Restricted Subsidiary of Endo in favor of Endo or any of its Restricted Subsidiaries;

(4)	Liens on property or shares of Capital Stock of another Person existing at the time such other Person becomes a Subsidiary of Endo or is merged with or into or consolidated with Endo or any Subsidiary of Endo; provided that such Liens do not extend to any other property owned by Endo or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(5)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by Endo or any Subsidiary of Endo; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(6)	Liens on the Capital Stock of Unrestricted Subsidiaries;

(7)	Liens to secure the performance of, or arising in connection with, public or statutory obligations (including worker’s compensation laws, unemployment insurance laws or similar legislation), insurance, surety or appeal bonds, performance bonds or other obligations of a like nature, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases, deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment or performance of such obligations);

(8)	Liens on securities that are the subject of repurchase agreements permitted hereunder;

(9)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (11) of the definition of Permitted Debt covering only the assets acquired with or financed by such Indebtedness;

(10)	Liens existing on the Issue Date (other than Liens referred to in the foregoing clause (1)(i));

(11)	Liens for taxes, assessments or other governmental charges or claims that are (i) not yet delinquent, (ii) not yet subject to penalties for non-payment, or (iii) being contested in good faith by appropriate proceedings;

(12)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, either (i) incurred in the ordinary course of business or (ii) for sums not yet due or being contested in good faith by appropriate proceedings;

(13)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of their properties which were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(14)	Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(15)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indentures or to secure any Refinancing (or successive Refinancings), as a whole or in part, of any Indebtedness secured by a Lien referred to in clauses (2)(iii), (4), (5), (10), (27) and (35) hereof; provided, however, that:

(a)	the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the greater of the outstanding principal amount, committed amount or principal amount at the time the Lien became a Permitted Lien, of the Indebtedness being Refinanced and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance, extension or discharge;

(16)	Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings;

(17)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by Endo and its Restricted Subsidiaries in the ordinary course of business;

(18)	Liens arising solely from precautionary UCC financing statements or similar filings;

(19)	Liens securing or arising out of judgments, decrees, orders, awards or notices of lis pendens and associated rights related to litigation with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired;

(20)	Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(21)	Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(22)	Liens on cash, Cash Equivalents or other property securing Indebtedness permitted by clause (16) of the definition of Permitted Debt;

(23)	Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(24)	grants of software and other technology licenses in the ordinary course of business;

(25)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(26)	Liens in favor of issuers of performance and surety bonds or bid bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(27)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(28)	Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under the indentures;

(29)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(30)	liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers;

(31)	Liens on equipment of Endo or any Restricted Subsidiary granted in the ordinary course of business to Endo’s or such Restricted Subsidiary’s supplier at which such equipment is located;

(32)	Liens incurred to secure cash management services or to implement cash pooling or sweep arrangements to permit satisfaction of overdraft or similar obligations in the ordinary course of business;

(33)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(34)	Liens (i) solely on any cash earnest money deposits made by Endo or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted under the indentures or (ii) consisting of an agreement to dispose of any property permitted to be sold pursuant to the covenant described above under the caption “Asset sales”;

(35)	leases, subleases, licenses or sublicenses granted to third parties entered into in the ordinary course of business which do not materially interfere with the conduct of the business of Endo and the Restricted Subsidiaries and which do not secure any Indebtedness;

(36)	Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(37)	ground leases in respect of real property on which facilities owned or leased by Endo or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by Endo or any Subsidiary;

(38)	Liens to secure Non-Recourse Debt permitted to be incurred pursuant to clause (23) of the definition of Permitted Debt, which Liens may not secure Indebtedness other than Non-Recourse Debt;

(39)	Liens to secure contractual payments (contingent or otherwise) payable by Endo or its Subsidiaries to a seller after the consummation of an acquisition of a product, business, license or other assets; and

(40)	other Liens securing Indebtedness to the extent such Indebtedness, when taken together with all other Indebtedness secured by Liens Incurred pursuant to this clause (40) and outstanding on the date such other Lien is Incurred, does not exceed the greater of $100.0 million or 1.5% of Total Assets.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, Endo may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and Endo may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Permitted Refinancing Indebtedness” means any Indebtedness that Refinances any Indebtedness of Endo or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness that Refinances Refinancing Indebtedness; provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being refinanced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums and defeasance costs, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date no earlier than the earlier of (i) the final maturity date of the notes or (ii) the final maturity of the Indebtedness being refinanced, and has a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced;

(3)	if the Indebtedness being refinanced is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being refinanced; and

(4)	such Indebtedness is incurred by Endo, any Guarantor or by any Restricted Subsidiary of Endo that was an obligor (as issuer or guarantor) on the Indebtedness being refinanced and is guaranteed only by Endo, any Guarantor or Persons who were obligors (as issuer or guarantor) on the Indebtedness being refinanced.

“Permitted Warrant Transaction” means (a) any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) on common stock of Endo purchased or sold by Endo substantially concurrently with a Permitted Bond Hedge Transaction and (b) the existing call options, warrants or rights to purchase (or substantively equivalent derivative transactions) sold by Endo substantially concurrently with the issuance of the Convertible Senior Subordinated Notes.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class of classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Product” means any product developed, acquired, produced, marketed or promoted by Endo or any of its Subsidiaries in connection with the conduct of a Permitted Business.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Purchase Money Indebtedness” means Indebtedness Incurred to finance the acquisition, development, construction or lease by Endo or a Restricted Subsidiary of Property, including additions and improvements thereto, where the maturity of such Indebtedness does not exceed the anticipated useful life of the Property being financed; provided, however, that such Indebtedness is Incurred within 270 days after the completion of the acquisition, development, construction or lease of such Property by Endo or such Restricted Subsidiary.

“Qualifying Equity Interests” means Equity Interests of Endo other than (1) Disqualified Stock; (2) Equity Interests that were used to support an incurrence of Contribution Indebtedness and (3) Equity Interests sold in an Equity Offering prior to the third anniversary of the Issue Date that are eligible to be used to support an optional redemption of notes pursuant to the “Optional Redemption” provisions of the indentures.

“Rating Agencies” means:

(1)	S&P;

(2)	Moody’s; or

(3)	if S&P or Moody’s or both shall not make a rating of the notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by Endo, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means:

(1)	with respect to S&P, any of the following categories (any of which may include a “+” or a “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

(2)	with respect to Moody’s, any of the following categories (any of which may include a “1,” “2” or a “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

(3)	the equivalent of any such category of S&P or Moody’s used by another Rating Agency.

In determining whether the rating of the notes has decreased by one or more gradation, gradations within Rating Categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

“Ratings Decline” shall be deemed to occur with respect to the notes if, at the time of or in connection with the occurrence of an event specified in clauses (1) through (3) of the definition of Change of Control, the rating of the notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories), and such decrease is directly attributable, in whole or in part, to such event.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of Endo that is not an Unrestricted Subsidiary.

“Sale Leaseback Transaction” means the leasing by Endo or any Restricted Subsidiary of any asset, whether owned at the Issue Date or acquired after the Issue Date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between Endo and any Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by Endo or such Restricted Subsidiary to any party with the intention of taking back a lease of such property.

“Secured Indebtedness” means any Indebtedness of Endo or any of the Restricted Subsidiaries secured by a Lien.

“Senior Indebtedness” means with respect to any Person:

(1)	Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2)	all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above;

unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the notes or the Note Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(A)	any obligation of such Person to Endo or any Subsidiary;

(B)	any liability for Federal, state, local or other taxes owed or owing by such Person;

(C)	any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(D)	any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(E)	that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the indentures.

“S&P” means Standard & Poor’s Ratings Group.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or

(2)	any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity or economic interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, each HealthTronics Joint Venture will be deemed not to be a Subsidiary of Endo or any of its Subsidiaries unless designated as a Subsidiary by Endo.

“Total Assets” means the total assets of Endo and the Restricted Subsidiaries, as shown on the most recent balance sheet of Endo for which internal financial statements are available immediately preceding the date on which any calculation of Total Assets is being made, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services and other cash management services.

“Treasury Rate” means, as of any redemption date, as determined by Endo, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to, in the case of 2019 notes, July 15, 2015 or, in the case of 2022 notes, July 15, 2016; provided, however, that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Triggering Indebtedness” means (i) the Credit Agreement, (ii) the Convertible Senior Subordinated Notes or (iii) any other Indebtedness of Endo or any Restricted Subsidiary represented by bonds, debentures, notes or other securities, in each case, that has an aggregate principal amount or committed amount of at least $100.0 million; provided that, in the case of clauses (i) through (iii) above, in no event shall Triggering Indebtedness include Indebtedness Incurred by a Foreign Subsidiary that does not directly or indirectly Guarantee, become an obligor under, or otherwise provide direct credit support for any Indebtedness of Endo or any Restricted Subsidiary that is not a Foreign Subsidiary.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Endo in accordance with the covenant described above under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means a Restricted Subsidiary of Endo of which Endo owns, directly or indirectly, all of the Capital Stock, other than directors’ qualifying shares, of such Restricted Subsidiary.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain U.S. federal income tax consequences to a holder relating to the exchange of old notes for new notes pursuant to the exchange offer, as of the date hereof. This discussion does not address specific tax considerations that may be relevant to particular persons in light of their individual circumstances (including, for example, entities treated as partnerships for U.S. federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax-exempt entities, common trust funds, controlled foreign corporations, dealers in securities or currencies, and persons in special situations, such as those who hold notes as part of a straddle, synthetic security, conversion transaction, or other integrated investment comprising notes and one or more other investments). In addition, this discussion does not describe any tax considerations arising under U.S. federal gift or estate or other federal tax laws or under the tax laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended, the Treasury Department regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Each holder is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations relating to the exchange of old notes for new notes and relating to the acquisition, ownership and disposition of the new notes.

The exchange of an old note for a new note pursuant to the exchange offer will not constitute a “significant modification” of the old note for U.S. federal income tax purposes and, accordingly, the new note received will be treated as a continuation of the old note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges an old note for a new note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the new note as it had in the old note immediately before the exchange. A holder who does not exchange its old notes for new notes pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market making activities or other trading activities. We have agreed that, for a period of 180 days after the completion of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. During this period, we will send copies of this prospectus, as amended or supplemented, to those broker-dealers that check the box on the letter of transmittal accompanying this prospectus requesting additional copies of this prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account as a result of market-making or other trading activities pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of the old notes directly from us:

•

may not rely on the applicable interpretation of the staff of the Commission’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley and Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling security holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of each series of the old notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain matters with respect to the validity of the new notes and the related guarantees will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of Endo Pharmaceuticals Holdings Inc. and subsidiaries (the “Company”) and the related financial statement schedule as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K filed on October 14, 2011, and the effectiveness of Company’s internal control over financial reporting as of December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of American Medical Systems Holdings, Inc. for the year ended January 1, 2011 and the effectiveness of American Medical Systems Holdings Inc.’s internal control over financial reporting as of January 1, 2011, appearing in the Current Report on Form 8-K of Endo Pharmaceuticals Holdings, Inc., have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Generics International (US), Inc. and subsidiaries for the year ended December 31, 2009, incorporated by reference in Form 8-K of Endo Pharmaceuticals Holdings, Inc. have been audited by Ernst & Young LLP, independent registered public accounting firm, as incorporated by reference therein. Such consolidated financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission under the Exchange Act. You may inspect without charge any documents filed by us at the Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including Endo Pharmaceuticals Holdings Inc.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents that we have filed with the Commission under the Exchange Act, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, or any subsequently filed document deemed incorporated by reference. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 28, 2011;

•	Our Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarters ended March 31, 2011, filed on April 28, 2011, and June 30, 2011, filed on August 9, 2011 and amended on August 31, 2011; and

•

Our Current Reports on Form 8-K and Form 8-K/A filed on January 3, 2011, January 13, 2011, February 14, 2011 (Form 8-K/A), March 4, 2011, March 7, 2011 (Form 8-K/A), April 14, 2011, May 27, 2011, May 31, 2011 (two reports), June 3, 2011, June 9, 2011, June 20, 2011, June 24, 2011, June 30, 2011, July 8, 2011, August 31, 2011 (Form 8-K/A), October 6, 2011, October 13, 2011 (Form 8-K/A) and October 14, 2011.

Any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated herein by reference until completion of the offering (excluding any portions of such filings that have been “furnished” but not “filed” for purposes of the Exchange Act). Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in those documents modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide a copy of the documents we incorporate by reference, at no cost, to any person that receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317, Attention: Investor Relations (610) 558-9800.